UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No.             )

Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

Beckman Coulter, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

Persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

2007 PROXY STATEMENT

March 27, 2007

Dear Stockholder:

On behalf of the Board of Directors and management of Beckman Coulter, Inc., we would like to extend a personal invitation for you to join us at our Annual Meeting of Stockholders to be held on Friday, April 27, 2007, at 10:00 a.m. local time at our corporate headquarters located in Fullerton, California. At this year’s meeting, in addition to the election of three directors, you will be asked to approve the Company's 2007 Long-Term Performance Plan. This 2007 plan serves as a replacement for the 2004 Long-Term Performance Plan, which has been an important part of our Company' success. The 2007 Long-Term Performance Plan is designed to assist us in continuing this success. We have also enclosed a copy of our Annual Report on Form 10-K.

Attached you will find a Notice of Meeting and Proxy Statement that contains further information about these items as well as specific details of the meeting.

It is important that your shares be represented at the Annual Meeting, regardless of the number of shares you hold or whether you plan to attend the meeting in person. We urge you to vote your shares as soon as possible. The proxy card contains instructions on how to cast your vote.

Your Board of Directors and management are committed to the continued success of Beckman Coulter and the enhancement of your investment, and we want to express our appreciation for your confidence and support. We look forward to seeing you at the meeting.

Sincerely,

Betty Woods	Scott Garrett
Chairman of the Board	President and Chief Executive Officer

Fullerton, California

BECKMAN COULTER, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held April 27, 2007

Date:	Friday, April 27, 2007

Time	10:00 a.m. (local Pacific time)

Place:	Corporate Headquarters, 4300 North Harbor Boulevard, Fullerton, CA 92835

Items of Business:	1. To elect three directors to serve, until the expiration of their term in 2010 and until their successors are elected and qualified (Proposal 1).

2. To approve our 2007 Long-Term Performance Plan (Proposal 2).

3. To conduct such other business as may properly come before the meeting or at any adjournments or postponements of the meeting.

Record Date and Who Can Vote:	Stockholders at the close of business on February 27, 2007.

How You Can Vote:	You may vote your proxy by marking, signing and dating the enclosed proxy card and returning it as soon as possible using the enclosed return envelope. Or, you can vote over the telephone or the Internet as described on the enclosed proxy card.

Who May Attend:

Only persons with evidence of stock ownership or who are guests of the Company may attend and be admitted to the Annual Meeting. If shares are registered in your name, you must bring the admission ticket attached to your proxy card. If your shares are registered in the name of a broker, trust, bank or other nominee, you will need to bring a proxy or a letter from that broker, trust, bank or other nominee or your most recent brokerage account statement, that confirms that you are the beneficial owner of those shares.

If you plan to attend, please be sure to mark the box provided on the proxy card or indicate your attendance when prompted during your Internet or telephone submission. Cameras, recording devices and other electronic devices will not be permitted at the meeting.

Recommendation:	The Board of Directors recommends that you vote “For” Proposals 1 and 2.

Your vote is important. Whether or not you expect to attend the meeting, we urge you to submit your proxy promptly in order to assure that a quorum is present. Thank you for your attention to this important matter.

By Order of the Board of Directors,

Arnold A. Pinkston

Senior Vice President, General Counsel and Secretary

March 27, 2007

Fullerton, California

i

BECKMAN COULTER, INC.

4300 N. Harbor Blvd., Box 3100

Fullerton, California 92834-3100

PROXY STATEMENT

FOR ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD APRIL 27, 2007

SOLICITATION

This Proxy Statement is sent to you in connection with the solicitation of proxies by the Board of Directors of Beckman Coulter, Inc., a Delaware Corporation (“Company”, “Beckman Coulter”, “we”, “us” and “our”), to be voted at the 2007 Annual Meeting of Stockholders. The meeting will be held at our headquarters, 4300 N. Harbor Boulevard, Fullerton, California, at 10:00 a.m. (local Pacific Time), on Friday, April 27, 2007 and at any adjournments or postponements thereof. A live audio webcast of the meeting will be available on our website at www.beckmancoulter.com beginning at the same time. The meeting webcast will also be archived and available for replay. Copies of this Proxy Statement and the accompanying form of proxy as well as the Annual Report on Form 10-K are being mailed on or about March 27, 2007 to stockholders entitled to vote.

What is a proxy?

A proxy is your legal designation of another person (the “proxy”) to vote on your behalf. By completing and returning the enclosed proxy card, you are giving the persons named as your proxies as appointed by the Board the authority to vote your shares in the manner you indicate on your proxy card.

Why did I receive more than one proxy card?

You will receive multiple proxy cards if you hold your shares in different ways (e.g., joint tenancy, trusts, custodial accounts) or in multiple accounts. If your shares are held by a broker (i.e., in “street name”), you will receive your proxy card or other voting information from your broker, and you will return your proxy card or cards to your broker. You should vote on each proxy card you receive as instructed at “Voting Information - How do I vote?” below.

Who will bear the cost for soliciting votes for the meeting?

The Company will bear all the cost of this solicitation, including reasonable charges of brokerage houses, nominees, fiduciaries and other custodians for forwarding the proxy materials to the beneficial owners of the stock and obtaining their voting instructions. In addition to solicitation by mail, certain of the directors, officers and employees of the Company may, without extra compensation, solicit proxies by telephone, by facsimile, or in person. The Company has engaged D. F. King & Co., Inc. to assist in soliciting proxies from stockholders of the Company for a fee of approximately $11,500 plus reimbursement of reasonable out-of-pocket expenses.

VOTING INFORMATION

Who is qualified to vote?

You are entitled to receive notice of and to vote at the Annual Meeting, or at adjournments or postponements of the meeting, if you own shares of Common Stock at the close of business on February 27, 2007 (“Record Date”).

How many shares of Common Stock may vote at the Annual Meeting?

The securities of the Company entitled to be voted at the annual meeting consist of shares of its Common Stock, par value $.10 per share (“Common Stock”), of which 64,675,950 shares were issued and outstanding at the close of business on February 27, 2007. Each share of Common Stock is entitled to one vote on each matter presented.

The Company’s Benefit Equity Trust, established to assist the Company in meeting its stock-related obligations for benefit programs, holds 2,969,731 of the shares outstanding for voting purposes as of the Record Date. These shares are voted by the trustee in the same proportion as instructions received from employees recently participating in the Company’s Employees’ Stock Purchase Plan.

What constitutes a quorum, and why is a quorum required?

A quorum is required for the stockholders to conduct business at the meeting. The presence at the meeting, in person or by proxy, of the holders of a majority of the outstanding shares of our common stock will constitute a quorum, permitting us to conduct the business of the meeting. Proxies received but marked as abstentions, if any, will be included in the calculation of the number of shares considered to be present at the meeting for quorum purposes.

What if I don’t vote or abstain? How are broker non-votes counted?

Under Delaware law, abstentions are treated as present and entitled to vote and thus, will be counted in determining whether a quorum is present and will have the effect of a vote against a matter, except for the election of directors in which case an abstention will have no effect. Shares held by brokers or nominees for which instructions have not been received from the beneficial owners or persons entitled to vote and for which the broker or nominee does not have discretionary power to vote on a particular matter (called “broker non-votes”), will be considered present for quorum purposes but not considered entitled to vote on that matter.

Kevin M. Farr and Glenn S. Schafer were named by our Board of Directors as proxy holders. They will vote all proxies, or record an abstention or withholding, in accordance with the directions on the proxy. If no contrary direction is given, the shares will be voted as recommended by the Board of Directors.

If my shares are held in street name by my broker, will my broker vote my shares for me?

Under the rules of the New York Stock Exchange, Inc., if you hold your shares through a broker, your broker is permitted to vote your shares on “routine” matters, which includes the election of directors, even if the broker does not receive instructions from you. Accordingly, proxies subject to broker non-votes will have no effect on the election of directors, and your shares will only be voted with respect to the approval of the 2007 Plan (Proposal 2) if you have provided specific instructions to do so.

What proposals will be voted at the meeting?

For Proposal 1, directors will be elected by a plurality of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote in the election, subject to the Company’s majority voting policy, described below at “Nominating and Corporate Governance Committee – Majority Voting Policy.” Stockholders may vote for or withhold voting for any or all nominees for the Board of Directors (Proposal 1) by so indicating on the accompanying proxy card or when prompted according to Internet or telephonic proxy instructions.

For Proposal 2, unless a greater or different vote is required by applicable law, the certificate of incorporation or the by-laws, an affirmative vote of a majority of those shares present in person or represented by proxy and entitled to vote thereon at the meeting would be required to approve the 2007 Long-Term Performance Plan.

What happens if additional matters are presented at the meeting?

As of the date of this Proxy Statement, other than the items of business described herein, we are not aware of any other business that may properly come before the stockholders for a vote at the Annual Meeting.

How do I vote?

You may choose one of three ways to submit your proxy:

•	Via Internet: To vote online, have the enclosed proxy/instruction card(s) in hand, go to the website on such card(s), and follow the instructions.

•	By Telephone: To vote via telephone, have the enclosed proxy/instruction card(s) in hand, call the toll-free telephone number on such card(s), and follow the instructions.

•	By Mail: To vote by mail, mark, sign, date and mail the enclosed proxy/instruction card(s) to Computershare Trust Company, N.A. in the enclosed U.S. postage-paid envelope.

If you vote via the Internet or by telephone, please do not return the enclosed proxy/instruction card(s) by mail.

The shares represented by duly executed and returned proxies in the accompanying form or by proxies properly submitted by use of the Internet and telephone procedures which are received in time for the Annual Meeting will be voted.

Can I change my vote after I have delivered my proxy?

Yes. You may revoke the proxy at any time prior to the exercise thereof by filing written notice of such revocation with the Secretary of the Company at the address shown above, by submitting a later dated and properly executed proxy, or by voting in person at the Annual Meeting. If you are a beneficial stockholder, you must contact your brokerage firm or bank to change your vote or obtain a proxy to vote your shares if you wish to cast your vote in person at the meeting.

Who will count the votes?

An Inspector of Elections will be present at the meeting.

Where can I find voting results of the meeting?

We will announce preliminary voting results at the meeting and publish final results in our quarterly report on Form 10-Q for the first quarter of fiscal year 2007.

Whom should I call with other questions?

If you have additional questions about this proxy statement or the meeting or would like additional copies of this document or our 2006 Annual Report on Form 10-K, please contact: Beckman Coulter, Inc., 4300 North Harbor Boulevard, Fullerton, CA 92835, Attention: Investor Relations, Telephone: (714) 773-7620.

How do I communicate with the Company’s Board of Directors?

The Board of Directors provides a process for stockholders and interested parties to communicate directly with any individual director, including the chairman, the Board as a whole, or with the non-employee directors as a group. Stockholders and interested parties may send written communications to the Secretary of the Company at Beckman Coulter, Inc. (M/S A-38-A), 4300 N. Harbor Boulevard, P.O. Box 3100, Fullerton, CA 92834-3100. Any communications directed to the Board of Directors, the non-employee directors as a group or any individual director from stockholders, employees or other interested parties that concern complaints regarding accounting, internal accounting controls or auditing matters will be handled in accordance with procedures adopted by the Audit and Finance Committee. In addition, employees may communicate all concerns regarding accounting, internal accounting controls and auditing matters to the Audit and Finance Committee or other matters to the Board of Directors on a confidential and anonymous basis through the Company’s Do the Right Thing compliance communication line. The Board has instructed the Secretary to review all communications so received, and to exercise his discretion not to forward to the Board correspondence that is inappropriate such as business solicitations, frivolous communications and advertising, routine business matters (i.e., business inquiries, complaints or suggestions), and personal grievances. However, any director may at any time request the Secretary to forward any and all communications received by the Secretary but not forwarded to the directors.

PROPOSAL 1: ELECTION OF DIRECTORS

Three members of our Board are proposed to be elected for a term expiring at the Annual Meeting in 2010 and until their successors are duly elected and qualified. The Board currently consists of 11 persons and is divided into three classes, with overlapping three-year terms. One class of directors is elected each year with a term extending to the third succeeding annual meeting after election. Mr. Coble, who served as Chairman of the Nominating and Corporate Governance Committee of the Company, retired from the Board of Directors effective as of February 2, 2007, and will not stand for re-election for a term expiring in 2008. Mr. Coble’s decision not to stand for re-election is not related to any disagreement between Mr. Coble and the Company on any matter relating to our operations, policies or practices. The Board expresses its gratitude and appreciation for Mr. Coble’s contributions to our success. In December 2006, the Board elected James V. Mazzo as an independent, non-executive director, effective as of February 14, 2007, at which time the number of directors returned to 11, the maximum number of directors currently authorized by the Board. In the interim between annual meetings, the Board has the authority under the Company’s Amended and Restated By-Laws to increase or decrease the size of the Board and fill vacancies.

The Nominating and Corporate Governance Committee has recommended each of the nominees. Each of the nominees has consented to serve as director for the three-year term if elected. If any of them should decline or be unable to act as a director, the persons named in the proxy will vote for such substitute nominee, or nominees, as may be designated by the Board unless the Board reduces the number of directors accordingly. At this time, we are not aware of any reason why a nominee might be unable to serve if elected. Except as disclosed in this Proxy Statement, there are no arrangements or understandings between any nominee and any other person pursuant to which such nominee was selected.

Director Nominees for Term Expiring In 2010

ROBERT G. FUNARI, 59, is Chairman and Chief Executive Officer of Crescent Healthcare, Inc., a private equity-backed provider of infusion therapy services where he has served since 2004. He previously served as President and Chief Executive Officer of Syncor International, a provider of specialized pharmacy services, and spent more than 18 years in a broad range of leadership positions at Baxter International. Mr. Funari also serves on the board of First Consulting Group and Pope & Talbot, Inc., and is Chairman of Bay Cities National Bank. Mr. Funari has been a director of Beckman Coulter since December 2005.

CHARLES A. HAGGERTY, 65, is currently Chief Executive Officer of Le Conte Assoc., LLC, a consulting and investment company in Laguna Niguel, California. Previously, he was Chairman, President and Chief Executive Officer of Western Digital Corporation, a manufacturer of hard disk drives, from 1993 until his retirement in 2000. Prior thereto, he served IBM Corporation in various positions for 28 years, holding the posts of Vice President of IBM’s Worldwide OEM Storage Marketing from 1991 to May 1992 and of Vice President/General Manager, Low-End Mass-Storage Products from 1989 to 1991. Mr. Haggerty also serves as a director of Pentair, Inc., Deluxe Corporation and Imation Corp. Mr. Haggerty has been a director of Beckman Coulter since 1996.

WILLIAM N. KELLEY, M.D., 67, is a Professor of Medicine and Professor of Biochemistry and Biophysics at the University of Pennsylvania School of Medicine. He served as Chief Executive Officer of the University of Pennsylvania Medical Center and Health System, Dean of the School of Medicine and Executive Vice President of the University from 1989 to 2000. He was the John G. Searle Professor and Chairman of the Department of Internal Medicine and Professor of Biological Chemistry at the University of Michigan in Ann Arbor from 1975 to 1989. He currently serves on the Board of Trustees of Emory University. He is a member of the Institute of Medicine of the National Academy of Sciences. He is a fellow of the American Academy of Arts and Sciences, a member of the Association of American Physicians and the American Philosophical Society, and a Master of the American College of Physicians and a Master of the American College of Rheumatology. Dr. Kelley also serves as a director of Merck & Co., Inc., GenVec, Inc., Advanced Biosurfaces, and PolyMedix. Dr. Kelley has been a director of Beckman Coulter since 1994.

The Board of Directors recommends a vote “For” the above nominees. The persons named in the accompanying proxy intend to vote the shares represented by the proxy for the election of the director nominees listed above, unless authority to vote for one or more of such nominees is withheld in the proxy. The proxies cannot be voted for a greater number of persons than the number of nominees named. A plurality of the votes cast at the meeting in person or by proxy by the holders of shares entitled to vote in the election is required to elect directors.

ADDITIONAL INFORMATION ABOUT THE BOARD OF DIRECTORS

Continuing Directors

In addition to directors elected at this Annual Meeting, eight directors will continue in office with terms expiring in 2008 and 2009. The following directors compose the remainder of the Board with terms expiring as shown:

Term Expiring in 2008

KEVIN M. FARR, CPA, 49, has been Chief Financial Officer for Mattel, Inc. since 2000. He previously served as Senior Vice President and Corporate Controller from 1996, and held various other positions since he joined Mattel in 1991. Mr. Farr currently is responsible for Mattel’s worldwide financial functions, as well as information technology, strategic planning, investor relations, corporate communications, consumer affairs and customs administration. He is a member of the American Institute of Certified Public Accountants and the California Society of Certified Public Accountants. Mr. Farr serves on the Marshall School Corporate Advisory Board of the Marshall School of Business at the University of Southern California and is Chairman of the Board for the Mattel Children’s Foundation. Mr. Farr has been a director of Beckman Coulter since October 2004.

VAN B. HONEYCUTT, 62, is Chairman and Chief Executive Officer of Computer Sciences Corporation (CSC), a leading provider of consulting, system integration and information technology services to industries and governments worldwide. He joined CSC in 1975 as a Regional Marketing Manager for the company’s timesharing and value-added network. He later served in a variety of management and executive positions. He was named Chief Executive Officer at CSC in 1995 and then Chairman in 1997 and continues as Chairman and Chief Executive Officer to the present. Mr. Honeycutt has been a director of Beckman Coulter since 1998.

JAMES V. MAZZO, 49, is Chairman, President and Chief Executive Officer of Advanced Medical Optics (AMO). Mr. Mazzo serves on the executive board of AdvaMed, the world’s largest medical device organization. He also serves on the University of California at Irvine (UCI) Dean’s Board of Directors’ Executive Committee, UCI Dean’s Board of Business and Engineering, and is a trustee for Chapman University, the University of San Diego, the UCI Foundation, member of the UCI Chief Executive Roundtable, and is the only non-ophthalmologist member of the International Intraocular Implant Club (IIIC). Mr. Mazzo assumed his duties as a director of Beckman Coulter effective February 2007.

BETTY WOODS, 68, served as President and Chief Executive Officer of Premera Blue Cross, formerly Blue Cross of Washington and Alaska, one of that area’s largest health care contractors, and also served as Chief Executive Officer of PREMERA, holding company of Premera Blue Cross from 1992 until her retirement in July 2000. She joined Premera Blue Cross in 1976. She serves on the Seattle-Northwest Chapter of the National Association of Corporate Directors, is on the Board of Trustees of Seattle University and Ambia, a privately-held architecture firm, and is a founding member of the National Institute for Health Care Management. Ms. Woods has been a director of Beckman Coulter since 1994 and has served as the Chairman of the Board since April 2005.

Term Expiring in 2009

PETER B. DERVAN, Ph.D., 61, has been a member of the faculty at the California Institute of Technology since 1973 where he is currently Bren Professor of Chemistry in the Division of Chemistry and Chemical Engineering. He serves on the Scientific Advisory Board of Gilead Sciences and the Robert A. Welch Foundation. Dr. Dervan is a member of the National Academy of Sciences, the American Academy of Arts and Sciences, the American Philosophical Society, and the Institute of Medicine (NAS). Dr. Dervan has been a director of Beckman Coulter since 1997.

SCOTT GARRETT, 57, serves as Beckman Coulter’s President and Chief Executive Officer. He was named Chief Executive Officer effective February 2005 and served as President and Chief Operating Officer since December 2003. He joined the Company in 2002 as President, Clinical Diagnostics. Prior to joining Beckman Coulter, Inc., he served as chief executive officer of Garrett Capital Advisors, L.L.C., a private equity firm focused on medical device companies, and as chief executive officer for Kendro Laboratory Products, L.P., a life sciences company. Mr. Garrett also spent over 20 years of his career with Baxter International/American Hospital Supply Corporation and a Baxter spin-off company. He began his career with Baxter in product development. Through a series of promotions Mr. Garrett became Group Vice President of Baxter and President of the Diagnostics subsidiary. Baxter’s Diagnostics subsidiary subsequently became Dade International and then Dade Behring, Inc., where Mr. Garrett served as Chairman and Chief Executive Officer. Mr. Garrett has been a director of Beckman Coulter since January 2005.

RISA J. LAVIZZO-MOUREY, M.D., MBA, 52, is President and CEO at The Robert Wood Johnson Foundation. She previously served as a Senior Vice President from April 2001 to January 2003. She served as the Director of the Institute on Aging and Chief of the Division of Geriatric Medicine from 1994 to 2001 and the Sylvan Eisman Professor of Medicine and Health Care Systems at the University of Pennsylvania from 1997. She is also a member of the Institute of Medicine of the National Academy of Science. She has served on numerous federal advisory committees including the Task Force on Aging Research, the Office of Technology Assessment Panel on Preventive Services for Medicare Beneficiaries, the Institute of Medicine’s Panel on Disease and Disability Prevention Among Older Adults and the President’s Advisory Commission on Consumer Protection and Quality in the Health Care Industry. Dr. Lavizzo-Mourey is on the board of Princeton Medical Center and a Director for Amerada Hess Corporation. Dr. Lavizzo-Mourey has been a director of Beckman Coulter since 2001.

GLENN S. SCHAFER, CPA, 57, served as Vice Chairman of Pacific Life Insurance Company until his retirement on December 31, 2005. He was appointed Vice Chairman of Pacific Life in April 2005. Prior to being named Vice Chairman, Mr. Schafer had been President and a board member of Pacific Life since 1995. In that capacity, he oversaw Pacific Life’s securities, real estate, institutional products, annuities and mutual funds divisions, and the broker dealer network, as well as the treasury, finance and administrative areas of the company. Mr. Schafer joined Pacific Life as Vice President, Corporate Finance, in 1986, was elected Senior Vice President and Chief Financial Officer in 1987, and in 1991, Executive Vice President and Chief Financial Officer. He is a member of the American Institute of Certified Public Accountants, and a Fellow of the Life Management Institute. Mr. Schafer is also on the board of directors of Scottish Re Group Limited. He is a co-chair on the Michigan State University President’s Campaign Cabinet and serves on the Michigan State University Foundation’s board of directors. He also serves on the Advisory Board of CASA (Court Appointed Special Advocates) in Orange County, California. Mr. Schafer has been a director of Beckman Coulter since 2002.

DIRECTOR COMPENSATION - CALENDAR 2006

The following table presents information regarding the compensation paid during 2006 to individuals who were members of the Board at any time during 2006 and who were not also one of our employees (referred to herein as “Non-Employee Directors”). The compensation paid to any director who was also one of our employees during 2006 is presented below in the “Summary Compensation Table - Calendar 2006” and the related explanatory tables.

Name(1)	Fees Earned or Paid in Cash ($)	Stock Awards ($)(2)(3)(4)	Option Awards ($)(2)(3)(4)	All Other Compensation ($)(5)	Total ($)

(a)	(b)	(c)	(d)	(e)	(f)
Betty Woods	157,000	25,466	41,948	47,100	271,514
Peter B. Dervan	70,500	13,027	21,961	27,150	132,638
Risa J. Lavizzo-Mourey	81,000	13,027	21,961	24,300	140,288
Glenn S. Schafer	107,000	13,027	21,961	42,100	184,088
Robert G. Funari	57,500	13,027	29,531	—	100,058
Charles A. Haggerty	70,000	13,027	21,961	31,000	135,988
William N. Kelley	61,000	13,027	21,961	18,300	114,288
Kevin M. Farr	85,000	13,027	21,961	25,500	145,488
Van B. Honeycutt	79,000	13,027	21,961	23,700	137,688
Hugh K. Coble	65,875	13,027	21,961	19,763	120,626

(1) On December 7, 2006, the Company elected James V. Mazzo to the Board, effective February 14, 2007. Mr. Mazzo is not included in this discussion of Non-Employee Director compensation because he did not serve as a director during any part of 2006. As indicated above, Mr. Coble retired from the Board, effective February 2, 2007.

(2) The amounts reported in Columns (c) and (d) above reflect the aggregate dollar amounts recognized for stock awards and option awards, respectively, for financial statement reporting purposes with respect to 2006 (disregarding any estimate of forfeitures related to service-based vesting conditions). For a discussion of the assumptions and methodologies used to calculate the amounts reported in Columns (c) and (d) above, please see the discussion of stock and option awards contained in Note 14 (Employee Benefits) to the Company’s Consolidated Financial Statements, included as part of the Company’s 2006 Annual Report to Stockholders filed on Form 10-K, which note is incorporated herein by reference.

(3) As described below, we granted each of our Non-Employee Directors an award of 4,000 stock options and 700 restricted stock units in January 2006. Each of these stock option awards had a value of $65,882 on the grant date, and each of these restricted stock unit awards had a value of $39,081 on the grant date. In addition to the January 2006 grants, Ms. Woods was granted a special award of an additional 4,000 stock options and an additional 700 restricted stock units in April 2006. Ms. Woods’ April 2006 option award had a value of $59,960 on the grant date, and Ms. Woods’ April 2006 restricted stock unit award had a value of $37,317 on the grant date. See footnote (2) above for the assumptions used to value these awards.

(4) The following table presents the number of shares subject to outstanding and unexercised option awards and the number of unvested stock awards (which term includes restricted stock units for purposes of this Proxy Statement) held by each of our Non-Employee Directors as of December 31, 2006.

Director	Number of Shares Subject to Outstanding Option Awards (Vested and Unvested) as of December 31, 2006	Number of Unvested Shares or Units as of December 31, 2006
B. Woods	23,000	1,400
P. B. Dervan	44,000	700
R. J. Lavizzo-Mourey	29,400	700
G. S. Schafer	22,700	700
R. G. Funari	4,500	700
C. A. Haggerty	19,000	700
W. N. Kelley	44,000	700
K. M. Farr	10,179	700
V. B. Honeycutt	29,000	700
H. K. Coble	44,000	700

(5) Amounts shown in Column (e) for 2006 include the value of premium stock units (as described below) credited by the Company on behalf of Non-Employee Directors (based on the fair market value of a share of Common Stock on the crediting date) under the Company’s Deferred Directors’ Fees Program and the amount of charitable matching contributions made by the Company on behalf of Non-Employee Directors under its Matching Program, as indicated in the table below. Stock units credited to the Deferred Directors’ Fees Program are credited with dividend equivalents as the Company pays ordinary dividends on the Common Stock; however, the value of the dividend equivalents has not been included in the table above pursuant to SEC rules. The material terms of the Company’s Deferred Directors’ Fees Program and charitable Matching Program are summarized below under “Director Compensation.”

Director	Deferred Directors’ Fees Program Contributions ($)	Matching Contributions Under Charitable Matching Program ($)
B. Woods	47,100	—
P. B. Dervan	21,150	6,000
R. J. Lavizzo-Mourey	24,300	—
G. S. Schafer	32,100	10,000
R. G. Funari	—	—
C. A. Haggerty	21,000	10,000
W. N. Kelley	18,300	—
K. M. Farr	25,500	—
V. B. Honeycutt	23,700	—
H. K. Coble	19,763	—

Compensation during 2006 of Non-Employee Directors for their service on our Board generally consisted of an annual retainer, fees for attending meetings, and an annual equity award. The Non-Employee Directors are also offered the opportunity to participate in the Company’s Deferred Directors’ Fee Program and to have certain of their charitable contributions matched by the Company under its Matching Program. The material terms of both Programs are described below.

Annual Retainer and Meeting Fees

The following table sets forth the schedule of meeting fees and annual retainers for Non-Employee Directors in effect during 2006:

Type of Fee	Dollar Amount
Annual retainer to Chairman of the Board, paid in quarterly installments	$157,000
Annual retainer other than to Chairman of the Board, paid in quarterly installments	$40,000
Additional annual retainer to Chairman of the Audit and Finance Committee, paid in quarterly installments	$15,000
Additional annual retainer to Chairman of the Organization and Compensation Committee and the Chairman of the Nominating and Corporate Governance Committee, paid in quarterly installments	$7,500
Fee for each Board meeting attended by each director other than the Chairman of the Board	$2,000
Fee for each Committee meeting attended by each director other than the Chairman of the Board	$1,500

All Non-Employee Directors are also reimbursed for out-of-pocket expenses they incur in attending meetings of the Board.

Annual Equity Awards

Under the automatic director grants provisions of the Company’s 2004 Long-Term Performance Plan (the “2004 Plan”) as in effect in 2006, each Non-Employee Director who has not been employed by the Company in the preceding 12 months receives, on the first trading day of each calendar year, an annual award consisting of 4,000 stock options and 700 restricted stock units. Any Non-Employee Director who first takes office on or before the first trading day of a calendar year and who has not been employed by the Company in the preceding 12 months receives, on the date he or she first takes office, an initial award consisting of 400 stock options and 70 restricted stock units (or in each case, if greater, a pro-rata portion of 4,000 stock options and 700 restricted stock units based on the number of days following the grant date until the following January 2, divided by 365). In January 2006, each Non-Employee Director received an annual award of 4,000 stock options and 700 restricted stock units under the 2004 Plan. No Non-Employee Director received an initial award under the program because no Non-Employee Director first took office in 2006. In addition to an annual award grant in January 2006, Ms. Woods was granted a special award of an additional 4,000 stock options and 700 restricted stock units in April 2006. The material terms of these stock option and restricted stock unit awards are described below.

Initial and Annual Stock Option Grants. Each initial and annual stock option award under the 2004 Plan is granted with a per-share exercise price equal to the fair market value of a share of Common Stock on the grant date. For options granted prior to July 12, 2006, and in accordance with the Company’s equity award grant practices then in effect, the fair market value was equal to the average of the high and low market prices of a share of Common Stock on the grant date. (As indicated in the Compensation Discussion and Analysis section, commencing with options granted after July 12, 2006, the fair market value is equal to the closing market price of a share of Common Stock on the grant date.)

Subject to each Non-Employee Director’s continued service as a director, each initial and annual stock option award vests as to one-third of the total number of shares subject to the option on each of the first, second and third anniversaries of the grant date. Pursuant to the terms of the 2004 Plan, stock options granted to our Non-Employee Directors will generally vest on an accelerated basis in connection with a change in control of the Company. Once vested, stock options will generally remain exercisable until their normal expiration date. However, vested stock options may terminate earlier in connection with a change in control transaction. In addition, unvested stock options will immediately terminate upon a termination of a Non-Employee Director’s services as a director. The Non-Employee Director will generally have one year to exercise vested stock options following a termination of the Non-Employee Director’s services as a director.

Initial and annual stock option awards granted to Non-Employee Directors do not include any dividend or dividend equivalent rights.

Initial and Annual Restricted Stock Units. Each restricted stock unit awarded to our Non-Employee Directors represents a contractual right to receive one share of Common Stock if the time-based vesting requirements described below are satisfied. Restricted stock units are credited to a bookkeeping account established by the Company on behalf of each Non-Employee Director.

Subject to the Non-Employee Director’s continued service, the initial and annual restricted stock unit awards vest in three substantially equal annual installments on each of the first, second and third anniversaries of the grant date. Pursuant to the terms of the 2004 Plan, restricted stock units will generally vest on an accelerated basis in connection with a change in control of the Company. Upon the cessation of the Non-Employee Director’s services, any then-unvested restricted stock units will terminate. Restricted stock units will generally be paid in an equivalent number of shares of Common Stock as they become vested; however, the plan administrator retains discretion to provide for the settlement of vested restricted stock units in cash (as opposed to shares of Common Stock) based on the fair market value of a share of Common Stock on the vesting date (as determined under the 2004 Plan). In addition, Non-Employee Directors may elect to defer payment of vested restricted stock units until a termination of their services as a director, provided that the election complies with any applicable requirements of Section 409A of the Internal Revenue Code.

Initial and annual restricted stock unit awards granted to Non-Employee Directors do not include any dividend or dividend equivalent rights.

Special Stock Option and Restricted Stock Unit Awards to Ms. Woods. In light of the significant contributions rendered and expected to be rendered in the future by Ms. Woods, as the Company’s Chairman of the Board, Ms. Woods was granted a special award of 4,000 stock options and 700 restricted stock units under the 2004 Plan in April 2006. These special stock option and restricted stock unit awards granted to Ms. Woods in April 2006 are subject to the same terms as the annual stock option and restricted stock unit awards granted in January 2006 to Non-Employee Directors generally, which are described above.

The Board administers the 2004 Plan as to Non-Employee Director awards and has the ability to interpret and make all required determinations under the plan, subject to plan limits. This authority includes making required proportionate adjustments to outstanding awards to reflect any impact resulting from various corporate events such as reorganizations, mergers and stock splits.

Deferred Directors’ Fee Program

Non-Employee Directors are eligible to defer all or a portion of their annual retainer and meeting fees under the Company’s Deferred Directors’ Fee Program. Each participating Non-Employee Director may elect to have deferred compensation credited to one or both of the following accounts:

•	a cash account wherein deferrals are credited with interest at a rate equal to the prime rate established by the Bank of America in effect as of July 31 of the preceding year; and/or

•

a stock unit account wherein deferrals are credited in the form of stock units (a bookkeeping entry deemed to be equivalent to one share of Common Stock) by dividing the amount of the deferrals by the fair market value of a share of Common Stock on the crediting date.

No Non-Employee Director has elected to defer compensation to a cash account. For each deferral to a stock unit account, the Non-Employee Director’s stock unit account will be increased by a percentage of the amount deferred to the account based on the percentage of total fees the director has elected to defer into the stock unit account. The additional contribution ranges from 15% of the amount deferred to the account (for deferring between 40% and 60% of fees to the stock unit account) to 30% of the amount deferred to the account (for deferring at least 80% of fees to the stock unit account). The additional Company contribution will be credited in the form of additional stock units (referred to as “premium stock units”).

Non-Employee Directors are entitled to the following dividend equivalent rights with respect to stock units credited to their stock unit account. If the Company pays a cash dividend on its Common Stock, then the Non-Employee Director’s stock unit account will be credited with an additional number of stock units equal to (i) the per-share cash dividend paid by the Company on its Common Stock, multiplied by (ii) the total number of stock units credited to the Non-Employee Director’s account as of the dividend record date, divided by (iii) the fair market value of a share of Common Stock on the dividend payment date.

Amounts deferred under the program are payable upon a Non-Employee Director’s termination of services as a director. At the Non-Employee Director’s election, deferrals will be paid (i) in a single sum upon termination; (ii) 50% upon termination and the remaining 50% on or about the January 1 following the year in which the termination occurs; or (iii) for participants with an accrued balance of at least $100,000, in substantially equal annual installments of between five and 15 years following termination. Notwithstanding the foregoing, distributions will be made in a single sum if the termination of the director’s services is on account of his or her death. Amounts credited to the cash account will be paid in cash. Stock units credited to the stock unit account will be paid in an equivalent number of shares of Common Stock, except that premium stock units credited on or after April 1, 2004 (and dividend equivalents with respect thereto) will be paid in cash.

Matching Program

Non-Employee Directors may participate in the Company’s Matching Program available generally to employees of the Company. Under the program, the Company matches, dollar-for-dollar, gifts by directors to qualifying tax-exempt educational institutions up to $10,000 annually.

CORPORATE GOVERNANCE

Corporate Governance Guidelines and Code of Ethics

The Company has adopted corporate governance guidelines entitled “Corporate Governance Guidelines” which guidelines conform to the NYSE corporate governance listing standards and SEC rules. These principles were adopted by the Board to best ensure that the Board is independent from management, that the Board adequately performs its function as the overseer of management and to help ensure that the interests of the Board and management align with the interests of stockholders. The Board has also adopted a Code of Ethics applicable to all officers, directors and employees of the Company, including its principal executive officer, principal financial officer and other senior financial officers. These documents are available at www.beckman.com by first clicking on “Investor Relations” and then “Corporate Governance” and are also available in print to any stockholder without charge, upon request, by writing to the Company at “Beckman Coulter, Inc., Office of Investor Relations (M/S A-37-C), 4300 N. Harbor Boulevard, P. O. Box 3100, Fullerton, CA 92834-3100.”

Certain Relationships and Related Transactions

The Board of Directors of the Company has established a policy and certain procedures that must be followed prior to any transaction, arrangement, or relationship or series of similar transactions, arrangements or relationships, including any indebtedness or guarantee of indebtedness, with a related party. Under this policy, the Nominating and Corporate Governance Committee is charged with monitoring and reviewing issues involving potential conflicts of interest involving officers and directors of the Company, including the review of all related party transactions. When a director or officer becomes aware of a potential conflict of interest or related party transaction, he or she is required to promptly disclose the potential conflict or transaction to the General Counsel of the Company, who shall then promptly notify the chair of the Nominating and Corporate Governance Committee. The Committee reviews the material facts of any potential conflict or related party transaction and takes any actions it deems appropriate. The Committee reports its findings and recommended actions to the Board at the next regularly scheduled meeting of the Board of Directors. During fiscal year 2006, based on written representations from the executive officers and directors of the Company, there were no Related Party Transactions.

Director Independence

In accordance with the New York Stock Exchange rules, the Board affirmatively determines the independence of each director and nominee for election as a director in accordance with guidelines it has adopted, which include all elements of independence set forth in the New York Stock Exchange listing standards. The Company’s Director Independence Standards are set forth in the Corporate Governance guidelines described above. Based on these standards, the Board has determined that Ms. Woods, Mr. Funari, Mr. Haggerty, Mr. Mazzo, Dr. Kelley, Mr. Farr, Mr. Honeycutt, Dr. Dervan, Dr. Lavizzo-Mourey, and Mr. Schafer, the Non-Employee Directors, as well as Mr. Coble during his tenure, are independent and have no relationship with the Company, except as a director and stockholder of the Company. In addition, based on such standards, the Board affirmatively determined that Mr. Garrett is not independent because he is the President and Chief Executive Officer of the Company.

In determining independence, the Board of Directors has determined that each of the non-employee members of the Board of Directors has no material relationship with the Company or any of its subsidiaries (either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company or any of its subsidiaries). In determining whether a director has had a material relationship with the Company, our Corporate Governance Guidelines establish a categorical standard. The categorical standard is as follows: a relationship or transaction of the nature or type described in Item 404(a), 404(b) or 404(c) of the SEC’s Regulation S-K shall not be deemed a material relationship or transaction that would cause a director not to be independent so long as the relationship or transaction does not exceed the applicable thresholds included in Item 404(a), 404(b) or 404(c) or is otherwise covered by an exclusion or exemption contained in Item 404(a), 404(b) or 404(c). As long as a director has no relationships with the Company or any of its subsidiaries (either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company or any of its subsidiaries) other than those that would be permitted under the categorical standard, a director will be considered not to have a material relationship with the Company or any of its subsidiaries. In the event of a relationship that is not addressed by the categorical standard or that does not satisfy the categorical standard, the Board of Directors may, in its judgment, taking into account all relevant facts and circumstances, deem that relationship not to be material. The Corporate Governance Guidelines are available on the Company’s website (www.beckmancoulter.com under “Investor Relations” at “Corporate Governance”).

Board and Committee Meetings

The Board highly encourages its members to attend all Board, committee and annual meetings of stockholders absent unforeseen or exigent circumstances that prevent attendance. All directors attended the 2006 Annual Meeting. The Board met seven times during 2006, of which five were regularly scheduled meetings and two were unscheduled meetings. For 2006, the average aggregate Board and committee meeting attendance for all current directors was approximately 90.6%, with each director attending at least 75% of all meetings of the Board and any committees on which he or she served.

The Board’s Audit and Finance Committee held 24 meetings, of which five were regularly scheduled meetings and 19 were unscheduled meetings; the Organization and Compensation Committee held seven meetings, of which five were regularly scheduled and two were unscheduled meetings; and the Nominating and Corporate Governance Committee held ten meetings, of which five were regularly scheduled meetings and five were unscheduled meetings.

In addition to the Board and committee meetings, the Board also holds regularly scheduled executive sessions of the non-employee directors. Ms. Woods, as Chairman of the Board, has been the presiding director for all executive sessions since April 2005.

Board Committees

The Board has three standing committees to facilitate and assist the Board in the execution of its responsibilities. The committees are currently the Nominating and Corporate Governance Committee, the Audit and Finance Committee, and the Organization and Compensation Committee. In accordance with the New York Stock Exchange listing standards, all the committees are comprised solely of non-employee, independent directors. In addition, the Board of Directors has determined that each of the members of the Audit and Finance Committee is financially literate and that Glenn Schafer, the chair of the Audit and Finance Committee, is an “audit committee financial expert” and has “accounting or related financial management expertise” within the meaning of the rules of the SEC and the New York Stock Exchange, respectively. The charters for the Audit and Finance Committee, the Organization and Compensation Committee and the Nominating and Corporate Governance Committee are available on the Company’s website (www.beckmancoulter.com under “Investor Relations” at “Corporate Governance”). The charters are also available in print to any stockholder who requests a copy.

NOMINATING AND CORPORATE GOVERNANCE COMMITTEE

Members of the Nominating and Corporate Governance Committee are Ms. Woods (Chair), Dr. Dervan, and Mr. Mazzo. Pursuant to its charter, this committee’s general responsibilities include the following:

•	Develops criteria to determine the qualifications and appropriate tenure of directors;

•	Reviews such qualifications and makes recommendations to the Board regarding director nominees to fill vacancies;

•	Considers stockholder recommendations for Board nominees, as described below;

•	Periodically reviews stockholder enhancement provisions in the Company’s certificate of incorporation, by-laws and other corporate documents; and

•	Considers social, ethical and environmental responsibility and matters of significance in areas related to corporate public affairs.

Nominations for Directors

Identifying Candidates

The Nominating and Corporate Governance Committee is responsible for screening potential director candidates and recommending qualified candidates to the Board for nomination. The Committee considers recommendations of potential candidates from current directors, management and stockholders. The Corporate Governance Guidelines of the Company provide that nominees recommended by stockholders are given appropriate consideration in the same manner as other nominees. As discussed under the section entitled “Deadline for Stockholder Proposals” below, stockholders who wish to submit nominees for director for consideration by the Nominating and Corporate Governance Committee may do so by submitting in writing such nominees’ names, in compliance with the procedures and along with the other information required by our Bylaws, to the Secretary of the Company at Beckman Coulter, Inc. (M/S A-38-A), 4300 N. Harbor Boulevard, P.O. Box 3100, Fullerton, CA 92834-3100.

Qualifications

The Nominating and Corporate Governance Committee expects as minimum qualifications that nominees to the Board will not have a conflict of interest and will have high ethical standards and, with respect to new members of the Board, a willingness to serve at least six years for the committee to recommend them to the Board of Directors. The committee evaluates each nominee on his or her individual merits taking into account the needs of the Company, the composition of the Board of Directors and the criteria set forth in the Company’s Corporate Governance Guidelines or otherwise established by the Board of Directors. For each director search to fill a vacancy, the Company engages a director search firm to identify, evaluate and recruit potential nominees to the Board of Directors. The Board and the Nominating and Corporate Governance Committee develop specifications and criteria based on specific needs of the Board. Typically, the search firm through its objective screening process develops an initial list of approximately 25 or more prospective board candidates. Based on discussions with the Nominating and Corporate Governance Committee, the list is winnowed down to approximately ten candidates and the search firm makes an initial contact with the potential candidates to assess, among other things, their availability, fit and major strengths. Following further analysis by the search firm, the Nominating and Corporate Governance Committee has typically chosen two or three candidates with whom to have further meetings. As part of this process, which the Company has used for every director search since 1993, the Company has from time to time asked significant stockholders for recommendations for candidate names to be placed in the search firm’s process. Each current non-employee member of the Board of Directors was selected through this comprehensive and objective process. The Nominating and Corporate Governance Committee has evaluated and recommended each of the directors currently standing for re-election at the Annual Meeting.

Majority Voting Policy

Currently, directors are elected by a plurality vote. Under a plurality voting standard, a nominee for director receiving the most “for” votes is elected. Thus, votes not cast and votes withheld would not count against a candidate. On the other hand, under a majority voting standard, the number of “for” votes cast in favor of a director nominee must be greater than the number of “against” votes received by the director nominee. In the event of a contested election, a plurality voting standard will apply to guard against a failed election contest in which no candidate receives a majority of the “for” votes.

The Board of Directors has established a policy wherein the Nominating and Corporate Governance Committee reviews any election in which a nominee for director in an uncontested election fails to receive a majority of the votes cast for his or her election (“Majority Withheld Vote”), to attempt to determine the circumstances that lead to such withholding of votes. If the Committee determines that the Majority Withheld Vote occurred because of performance of the director or other factors personal to the director, it makes a recommendation to the Board regarding the status of the director. The Board considers the Committee’s report and recommendations at its next regularly scheduled meeting and takes any actions it deems appropriate. Those actions may include requesting the Committee to conduct further review. If the Board concludes that the factors leading to the Majority Withheld Vote were due to the performance of the director or other factors personal to the director that can not be resolved within a reasonable period of time, the Board may ask for the director’s resignation. A director who receives a request to resign is required to submit a written resignation promptly after receiving the request. Pursuant to the Company’s Bylaws, in case of a vacancy on the Board of Directors, a majority of the remaining directors will appoint a successor, and the director so appointed will hold office for the remainder of the full term of the class of directors in which the new directorship was created or the vacancy occurred and until such director's successor shall have been elected and qualified.

AUDIT AND FINANCE COMMITTEE

Members of the Audit and Finance Committee include Mr. Schafer (Chair), Mr. Farr, Mr. Honeycutt, and Dr. Lavizzo-Mourey. Pursuant to its charter, the general responsibilities of this committee include the following:

•	Oversees other financial and compliance functions as assigned by the Board;

•	Reviews areas of potential significant financial risk to the Company;

•	Monitors the independence and performance of the independent accounting firm; and

•	Provides an avenue of communication among the independent auditors, management, the internal auditing services department, and the Board of Directors.

AUDIT AND FINANCE COMMITTEE REPORT(1)

Policy on Audit Committee Pre-Approval of Audit and Non-Audit Services of Independent Auditor

Among its duties, the Audit and Finance Committee is responsible for appointing, setting compensation and overseeing the work of the independent auditor. The Committee has established a policy wherein it pre-approves all of the audit and permissible non-audit services provided to the Company by the independent auditors, and actively monitors these services (both spending level and work content) to maintain the appropriate objectivity and independence in KPMG LLP’s core work, which is the audit of the Company’s consolidated financial statements and internal control over financial reporting. All services and fees are pre-approved for up to one year, which approval includes the appropriate detail with regard to each particular service and its related fees. In addition, on a periodic basis management reports to the Audit and Finance Committee regarding the actual spending for various projects and services compared to the approved amounts, and the Committee can be convened on a case-by-case basis to approve any services not anticipated or services whose costs exceed the pre-approved amounts.

During the fiscal year ended December 31, 2006, all of the fees and services described as “audit fees,” “audit-related fees,” and “tax fees” under “Independent Registered Public Accounting Firm – Audit and Non-Audit Fees” below were approved under such pre-approval policy and pursuant to Section 202 of the Sarbanes-Oxley Act of 2002.

(1)	This Section is not “soliciting material,” is not deemed filed with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

The Audit and Finance Committee of the Board of Directors is responsible for assisting the Board of Directors with its oversight of the integrity of the Company’s financial statements, the Company’s compliance with legal and regulatory requirements in conjunction with the Nominating and Corporate Governance Committee, the independent auditors’ qualifications and independence and the performance of the independent auditors and the Company’s internal audit function. The Audit and Finance Committee operates under a written charter approved by the Board of Directors last amended and restated by the Board of Directors on April 12, 2006, a copy of which is attached to this proxy statement as Appendix A and is available on our website (www.beckmancoulter.com).

Management is responsible for the preparation, presentation and integrity of our financial statements; accounting and financial reporting principles; establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rule 13a-15(e)); establishing and maintaining internal control over financial reporting (as defined in Exchange Act Rule 13a-15(f)); evaluating the effectiveness of disclosure controls and procedures; evaluating the effectiveness of internal control over financial reporting; and evaluating any change in internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, internal control over financial reporting. The independent registered public accounting firm, KPMG LLP, is responsible for performing an independent audit of our consolidated financial statements in accordance with auditing standards generally accepted in the United States of America and to issue a report thereon, as well as expressing an opinion on management’s assessment of the effectiveness of our internal control over financial reporting and the effectiveness of our internal control over financial reporting. The Audit and Finance Committee’s responsibility is to monitor and oversee these processes.

In this context, the Audit and Finance Committee met with management and KPMG LLP to review and discuss the consolidated financial statements, management’s assessment of the effectiveness of our internal control over financial reporting and KPMG LLP’s audit of the consolidated financial statements and our internal control over financial reporting. The Audit and Finance Committee also discussed with KPMG LLP the matters required by Statement on Auditing Standards No. 61 (Communication with Audit Committees), as amended. The Audit and Finance Committee also received written disclosures and the letter from KPMG LLP required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and has discussed with KPMG LLP such firm’s independence from the Company and its management.

Based upon the discussions and reviews referred to above, and subject to the limitations on the role and responsibilities of the committee and in the Audit and Finance Committee Charter, the Audit and Finance Committee recommended to the Board of Directors that the Company’s audited consolidated financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2006, filed with the Securities and Exchange Commission.

THE AUDIT AND FINANCE COMMITTEE

Glenn S. Schafer, Chair

Kevin M. Farr, CPA

Van B. Honeycutt

Risa J. Lavizzo-Mourey, M.D., MBA

ORGANIZATION AND COMPENSATION COMMITTEE

Members of the Organization and Compensation Committee include Mr. Haggerty (Chair), Mr. Funari, and Dr. Kelley. The Organization and Compensation Committee of the Board of Directors is primarily responsible for discharging the Board’s responsibilities relating to the design of compensation systems for the Company’s executives and directors. The Organization and Compensation Committee establishes the general compensation policies of the Company, reviews and approves compensation of the executive officers of the Company and oversees all of the Company’s employee benefit plans. The Organization and Compensation Committee Charter requires that the Committee consist of no fewer than three Board members who satisfy the independence requirements of the New York Stock Exchange and applicable law. In addition, the Charter requires that the Organization and Compensation Committee meet at least three times per year. At all times during 2006, the Organization and Compensation Committee consisted of at least three Board members, each of whom the Board has affirmatively determined satisfies these independence requirements.

Pursuant to its charter, the Organization and Compensation Committee’s responsibilities include the following:

•	establish and periodically review an executive compensation philosophy for the Company;

•	review and recommend changes to compensation plans for directors;

•	review and administer the Company’s compensation policies and plans, including those applicable to executive officers;

•	make recommendations to the Board with respect to the Company’s equity and non-equity incentive plans;

•	approve any new equity incentive plan or any material change to an existing equity incentive plan;

•	evaluate the performance of the Chief Executive Officer in light of the corporate goals and objectives established by the Committee and reviewed by the Board;

•	in consultation with management, oversee regulatory compliance with respect to compensation matters;

•	prepare and issue an annual report to be included in the Company’s annual proxy statement and an annual performance evaluation of the Committee to the Board; and

•	perform any other activities consistent with the charter.

The Organization and Compensation Committee retains the power to appoint subcommittees, but no subcommittee has been appointed by the Committee. Our Chief Executive Officer recommends to the Organization and Compensation Committee salary, annual incentive and long-term incentive compensation levels for less senior officers, including the other Named Officers. In addition, the Organization and Compensation Committee has delegated to the Chief Executive Officer authority to grant equity-based awards under the Company’s stock incentive plans other than to the Company’s directors, executive officers and other persons covered under Section 16 of the Securities Exchange Act of 1934. Our other executive officers, including the other Named Officers, do not currently have any role in determining or recommending the form or amount of compensation paid to our Named Officers and our other senior executive officers.

Pursuant to its charter, the Organization and Compensation Committee is authorized to retain and terminate any compensation consultant engaged to assist in the evaluation of the compensation of our senior executive officers (including all of the Named Officers). The Compensation Committee has retained Watson Wyatt as an independent compensation consultant to assist it in reviewing and identifying our peer group companies, obtaining and evaluating current executive compensation data for these peer group companies and making recommendations to the Committee regarding the design and implementation of compensation programs in light of the compensation data for our peer group companies.

ORGANIZATION AND COMPENSATION COMMITTEE

REPORT ON EXECUTIVE COMPENSATION(1)

The Organization and Compensation Committee has certain duties and powers as described in its Charter. The Organization and Compensation Committee is currently composed of the three non-employee directors named at the end of this report, each of whom is independent as defined by New York Stock Exchange listing standards.

The Organization and Compensation Committee has reviewed and discussed with management the disclosures contained in the Compensation Discussion and Analysis section of this Proxy Statement. Based upon this review and our discussions, the Organization and Compensation Committee has recommended to the Board that the Compensation Discussion and Analysis section be included in the Company’s 2006 Annual Report on Form 10-K filed with the SEC.

Organization and Compensation Committee

of the Board of Directors

Charles A. Haggerty (Chair)

Robert G. Funari

William N. Kelley, M.D.

(1) SEC filings sometimes “incorporate information by reference.” This means the Company is referring you to information that has previously been filed with the SEC, and that this information should be considered as part of the filing you are reading. Unless the Company specifically states otherwise, this report shall not be deemed to be incorporated by reference and shall not constitute soliciting material or otherwise be considered filed under the Securities Act or the Securities Exchange Act.

ORGANIZATION AND COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The Organization and Compensation Committee members whose names appear on the Compensation Committee Report above were Committee members during all of 2006. No current member of the Organization and Compensation Committee is a current or former executive officer or employee of the Company or had any relationships requiring disclosure by the Company under the SEC’s rules requiring disclosure of certain relationships and related-party transactions. None of the Company’s executive officers served as a director or a member of a compensation committee (or other committee serving an equivalent function) of any other entity, the executive officers of which served as a director or member of the Organization and Compensation Committee during 2006.

PROPOSAL 2: APPROVAL OF THE COMPANY’S 2007 LONG-TERM PERFORMANCE PLAN

At the Annual Meeting, stockholders will be asked to approve the Company’s 2007 Long-Term Performance Plan (the “Plan” or “2007 Plan”). The ability to grant awards under the Company’s current equity incentive plan, the 2004 Long-Term Performance Plan (the “2004 Plan”), will have expired in accordance with the terms of the plan on April 5, 2007.

The Board and the Organization and Compensation Committee believe that attracting and retaining executives and other key employees of high quality has been and will continue to be essential to the Company’s growth and success. The 2007 Plan, like the 2004 Plan, will help enable the Company to implement a compensation program with different types of incentives for motivating employees and encouraging them to give the Company long-term, excellent service. In particular, the Board believes that stock options, restricted stock and stock-related awards of the type authorized under the 2007 Plan are an important element of compensation for executives and key employees, because such awards enable them to acquire or increase their proprietary interest in the Company, thereby promoting a closer identity of interests between the employees and the Company’s stockholders. Annual incentive awards and other performance-based awards provide rewards for achieving specific performance objectives, such as profitability and growth.

The Board believes that the ability to grant equity-based awards under the 2007 Plan will help the Company to remain competitive with other firms engaged in the biomedical industry. The Board believes that each employee who receives an award will have an increased incentive to expend his or her maximum efforts for the success of the Company’s business. The Board and the Organization and Compensation Committee therefore view the 2007 Plan as a key part of the Company’s compensation program.

The Company has used stock-based awards and expects to continue to use stock-based awards as a significant component in its overall compensation program. The Board believes that reliance on equity-based compensation offers significant advantages, including (1) making the Company an attractive workplace for highly motivated and accountable employees, (2) promoting long-term service, continuity and stability in our work-force through vesting requirements of awards, and (3) aligning the interests of employees with those of stockholders.

If stockholders approve the 2007 Plan, a total of 2,350,000 shares of Common Stock will be made available for award grants under the 2007 Plan. In addition, if stockholders approve the 2007 Plan, any shares of Common Stock subject to stock option grants, restricted stock awards and restricted stock units awards under the 2004 Plan that expire, are cancelled or forfeited, or otherwise terminate or are reacquired by the Company after the Annual Meeting without having become vested will also be available for award grant purposes under the 2007 Plan. The Board believes that the number of shares of Common Stock proposed for the 2007 Plan is consistent with the Company’s compensation philosophy.

As of February 27, 2007, a total of 4,158,633 shares of Common Stock were then subject to outstanding awards under the 2004 Plan, and an additional 2,101,669 shares of Common Stock were then available for new award grants under the 2004 Plan. As noted above, the Company’s authority to grant new awards under the 2004 Plan will have expired on April 5, 2007, and the shares that were then available for new award grants under the 2004 Plan are no longer reserved for award grant purposes. The Company does not expect to make any material grants under the 2004 Plan after February 27, 2007 and prior to that expiration date.

Because of the expiration of the 2004 Plan, if stockholders do not approve the 2007 Plan, the Company will not have any plans under which it may grant equity-based awards to its employees.

Summary Description of the 2007 Plan

The following summary of the principal terms of the 2007 Plan is qualified in its entirety by the full text of such Plan, which appears as Appendix B to this Proxy Statement. Capitalized terms used in the summary are used as defined in the 2007 Plan.

Purpose.    The purpose of the Plan is to provide incentives and stock-based awards to promote the success of the Company and the interests of its stockholders and to further align the interests of the Company’s stockholders, employees, and non-employee directors.

Administration.    The Board of Directors or one or more committees appointed by the Board of Directors will administer the 2007 Plan. The Board of Directors has delegated general administrative authority for the 2007 Plan to the Organization and Compensation Committee. A committee may delegate some or all of its authority with respect to the 2007 Plan to another committee of directors and may delegate certain limited award grant authority to one or more officers of the company. (The appropriate acting body, be it the Board of Directors, a committee within its delegated authority, or an officer within his or her delegated authority, is referred to in this proposal as the “Administrator”).

The Administrator determines the number of shares that are to be subject to awards and the terms and conditions of such awards, including the price (if any) to be paid for the shares or the award. Subject to the other provisions of the Plan, the Administrator has the authority (1) to permit the recipient of any award to pay the purchase price of Common Shares or the award in cash, or by the delivery of previously owned Common Shares, a reduction in the number of Common Shares or other property otherwise issuable to the participant, a cashless exercise, or the cancellation of indebtedness or conversion of other securities; (2) to accelerate the receipt or vesting of benefits pursuant to an award; and (3) to make certain adjustments to an outstanding award and authorize the conversion, succession or substitution of an award pursuant to Sections 4.3(d) and (e) or Section 7.2 of the Plan.

No Repricing.    The Administrator may not cancel or amend an outstanding option or stock appreciation right for the purpose of replacing or re-granting the award with a lower exercise price or base price, as applicable. Adjustments to reflect stock splits and similar events will not be considered amendments for this purpose.

Eligibility.    Persons eligible to receive awards under the Plan include officers or employees of the Company or any of its subsidiaries. Non-employee members of the Board are also eligible to receive awards under the Plan. Currently, approximately 7,280 officers and employees of the Company and its subsidiaries (including all of the Company’s Named Officers other than Mr. Glover who terminated in 2006 and Mr. Spaid who terminated in 2007) and each of the Company’s ten non-employee directors are considered eligible under the Plan. The Administrator determines from time to time the participants to whom awards will be granted.

Authorized Shares; Limits on Awards.    The maximum number of Common Shares that may be issued or transferred pursuant to awards under the 2007 Plan equals the sum of: (1) 2,350,000 shares, plus (2) the number of any shares subject to stock options granted under the 2004 Plan and outstanding as of the date of the Annual Meeting which expire, or for any reason are cancelled or terminated, after the date of the Annual Meeting without being exercised, plus (3) the number of any restricted shares or restricted stock units granted under the 2004 Plan and outstanding as of the date of the Annual Meeting which are forfeited, terminated or otherwise cancelled or reacquired by the Company after the date of the Annual Meeting without having become vested. As of February 27, 2007, approximately 4,158,633 shares were subject to awards then outstanding under the 2004 Plan. As noted above, the Company’s authority to grant new awards under the 2004 Plan will have expired on April 5, 2007.

The following other limits are also contained in the 2007 Plan:

•	The maximum number of shares that may be delivered pursuant to options qualified as incentive stock options granted under the Plan is 2,350,000 shares.

•	The maximum number of shares subject to those options and stock appreciation rights that are granted during any calendar year to any individual under the Plan is 500,000 shares.

•

A maximum of 1,410,000 shares may be delivered under the Plan with respect to share awards other than (a) stock options, (b) stock appreciation rights, or (c) shares delivered in respect of compensation earned but deferred.

•

The maximum number of shares that may be delivered pursuant to awards granted to non-employee directors under the Plan is 250,000 shares. This limit does not apply, however, to shares delivered in respect of compensation earned but deferred.

•	“Performance-Based Awards” under Section 5.2 of the Plan that are share-based and granted to a Participant in any one year may not relate to more than 500,000 shares.

•

“Performance-Based Awards” under Section 5.2 of the Plan payable only in cash and not related to shares and granted to any Participant in any one calendar year may not provide for payment of more than $3,500,000 per person.

To the extent that an award is settled in cash or a form other than shares, the shares that would have been delivered had there been no such cash or other settlement will not be counted against the shares available for issuance under the Plan. In the event that shares are delivered in respect of a dividend equivalent, only the actual number of shares delivered with respect to the award will be counted against the share limits of the Plan. To the extent that shares are delivered pursuant to the exercise of a stock appreciation right or stock option, the number of underlying shares as to which the exercise related shall be counted against the applicable share limits, as opposed to only counting the shares actually issued. (For purposes of clarity, if a stock appreciation right relates to 100,000 shares and is exercised at a time when the payment due to the participant is 15,000 shares, 100,000 shares shall be charged against the applicable share limits with respect to such exercise.) Shares that are subject to or underlie awards which expire or for any reason are cancelled or terminated, are forfeited, fail to vest, or for any other reason are not paid or delivered under the Plan will again be available for subsequent awards under the Plan. Shares that are exchanged by a participant or withheld by the Company as full or partial payment in connection with any award under the Plan, as well as any shares exchanged by a participant or withheld by the Company to satisfy the tax withholding obligations related to any award under the Plan, will not be available for subsequent awards under the Plan. The Company may not increase the applicable share limits of the Plan by repurchasing shares on the market (by using cash received through the exercise of stock options or otherwise).

As is customary in incentive plans of this nature, the number and kind of shares available under the Plan and the then outstanding stock-based awards, as well as exercise or purchase prices, performance targets under certain performance-based awards and share limits, are subject to adjustment in the event of certain reorganizations, mergers, combinations, consolidations, recapitalizations, reclassifications, stock splits, stock dividends, asset sales or other similar events, or extraordinary dividends or distributions of property to the stockholders.

The Plan will not limit the authority of the Board or the Administrator to grant awards or authorize any other compensation, with or without reference to the Common Shares, under any other plan or authority.

Incentive Awards.    The Plan authorizes stock options, stock units, restricted stock, stock bonuses, stock appreciation rights (“SARs”), performance shares, and dividend equivalent rights (“DERs”), as well as other awards (described in Section 5 of the Plan) responsive to changing developments in management compensation. The Plan retains the flexibility to offer competitive incentives and to tailor benefits to specific needs and circumstances. Any award may be paid or settled in cash. An option or SAR will expire, or other award will vest, not more than 7 years after the date of grant.

A stock option is the right to purchase Common Shares at a future date at a specified price per share which may be greater than or equal, but no less, than the fair market value of a share on the date of grant. An option may either be an Incentive Stock Option (“ISO”) or a non-qualified stock option (“NQSO”). ISO benefits are taxed differently from NQSOs, as described under “Federal Income Tax Treatment of Awards under the 2007 Plan” below. ISOs are also subject to more restrictive terms and are limited in amount by the Code and the 2007 Plan. Full payment for shares purchased on the exercise of any option must be made at the time of such exercise in a manner approved by the Administrator.

An SAR is the right to receive payment of an amount equal to the excess of the fair market value of a Common Share on the date of exercise of the SAR over the base price of the SAR. The base price will be established by the Administrator at the time of grant of the SAR but will not be less than the fair market value of a share on the date of grant. SARs may be granted in connection with other awards or independently.

A restricted stock award is typically for a fixed number of Common Shares subject to restrictions. The Administrator specifies the price, if any, the participant must pay for such shares and the restrictions (which may include, for example, continued service and/or performance standards) imposed on such shares. Generally speaking, with respect to restricted stock awards with time-based vesting restrictions, the vesting period may not be materially shorter than a pro-rata vesting schedule over three years and, with respect to restricted stock awards with vesting subject to the attainment of performance goals in addition to time-based vesting, the vesting period may not be shorter than a one-year time-based vesting schedule.

A stock bonus may be granted by the Administrator to any eligible person to reward exceptional or special services, contributions or achievements in the manner and on such terms and conditions (including any restrictions on such shares) as determined from time to time by the Administrator. The number of shares so awarded shall be determined by the Administrator and may be granted independently or in lieu of a cash bonus.

Performance-Based Awards designed to satisfy the requirements for deductibility under Section 162(m) of the Code (in addition to other awards expressly authorized under the Plan which may also qualify as performance-based) may be based on the performance of the Company and/or one or more of its subsidiaries, divisions, segments, or units. The business criteria from which performance goals will be established are listed and defined in Appendix A to the Plan. These awards are earned and payable only if performance reaches specific, pre-established performance goals approved by the Administrator in advance of applicable deadlines under the Code and while the performance relating to the goals remains substantially uncertain. Performance goals may be adjusted to reflect certain changes, including reorganizations, liquidations and capitalization and accounting changes, to the extent permitted by Section 162(m). Performance-Based Awards may be stock-based (payable in stock only or in cash or stock) or may be cash-only awards (in either case, subject to the limits described under the heading “Authorized Shares; Limits on Awards” above). Before any Performance-Based Award is paid, the Administrator must certify that the performance goals have been satisfied. The Administrator has discretion to determine the performance goals and restrictions or other limitations of the individual awards and reserves discretion to reduce payments below maximum award limits.

The Administrator may grant stock unit awards and permit deferred payment of awards, and may determine the form and timing of payment, vesting, and other terms applicable to stock units or deferrals.

DERs which may be awarded under the Plan are amounts payable in cash or stock (or additional stock units that may be paid in stock or cash) equal to the amount of dividends that would have been paid on shares had the shares been outstanding from the date the stock-based award was granted.

Acceleration of Awards; Possible Early Termination of Awards.    Unless prior to a Change in Control Event the Administrator determines that, upon its occurrence, benefits will not be accelerated, then generally upon the Change in Control Event each option and stock appreciation right will become immediately exercisable, restricted stock will vest, and cash and performance-based awards and stock units will become payable. A Change in Control Event under the 2007 Plan generally includes (subject to certain exceptions) a 15% or more change in ownership, certain changes in a majority of the Board, the consummation of certain mergers or consolidations, or a liquidation of the Company or sale of substantially all of the Company’s assets. The

Administrator may deem an acceleration to occur immediately prior to the triggering event and reinstate the original terms if the triggering event does not occur.

Transfer Restrictions.    Subject to certain exceptions contained in Section 5.6 of the 2007 Plan, awards under the Plan are not transferable by the recipient other than by will or the laws of descent and distribution and are generally exercisable, during the recipient’s lifetime, only by him or her; any amounts payable or shares issuable pursuant to an award will be paid only to the recipient or the recipient’s beneficiary or representative.

Termination of or Changes to the 2007 Plan.    The Board may amend or terminate the Plan at any time and in any manner. Unless required by applicable law or listing agency rule, stockholder approval for any amendment will not be required. Unless previously terminated by the Board, the Plan will terminate on February 15, 2017. Generally speaking, outstanding awards may be amended, subject, however, to the consent of the holder if the amendment materially and adversely affects the holder.

Securities Underlying Awards.    The market value of a Common Share as of the Record Date was $64.66 per share. Upon receipt of stockholder approval, the Company plans to register under the Securities Act of 1933 the Common Shares available under the Plan.

Federal Income Tax Treatment of Awards Under the 2007 Plan

Federal income tax consequences (subject to change) relating to awards under the Plan are summarized in the following discussion. This summary is not intended to be exhaustive and, among other considerations, does not describe state, local, or international tax consequences.

For NQSOs, the Company is generally entitled to deduct (and the optionee recognizes taxable income in) an amount equal to the difference between the option exercise price and the fair market value of the shares at the time of exercise. For ISOs, the Company is generally not entitled to a deduction nor does the participant recognize income at the time of exercise. The current federal income tax consequences of other awards authorized under the Plan generally follow certain basic patterns: SARs are taxed and deductible in substantially the same manner as NQSOs; nontransferable restricted stock subject to a substantial risk of forfeiture results in income recognition equal to the excess of the fair market value over the price paid (if any) only at the time the restrictions lapse (unless the recipient elects to accelerate recognition as of the date of grant); bonuses, performance share awards, and DERs are generally subject to tax at the time of payment; cash-based awards are generally subject to tax at the time of payment; and compensation otherwise effectively deferred is taxed when paid. In each of the foregoing cases, the Company will generally have a corresponding deduction at the time the participant recognizes income.

If an award is accelerated under the Plan in connection with a change in control (as this term is used under the Code), the Company may not be permitted to deduct the portion of the compensation attributable to the acceleration (“parachute payments”) if it exceeds certain threshold limits under the Code (and certain related excise taxes may be triggered). Furthermore, the aggregate compensation in excess of $1,000,000 attributable to awards which are not “performance-based” within the meaning of Section 162(m) of the Code may not be permitted to be deducted by the Company in certain circumstances.

Specific Benefits

The Company has not approved any awards under the 2007 Plan that are conditioned upon stockholder approval of this Plan, and the Company is not currently considering any specific award grants under the 2007 Plan.

In general, the Company considers award grants to employees on an annual basis. The Company’s grants with respect to fiscal 2006 generally were awarded in January 2006, and the Company’s grants with respect to fiscal 2007 generally were awarded in January 2007. If the 2007 Plan had been in existence during 2006, the Company expects that its award grants would not have been substantially different from those actually made under the 2004 Plan. For information regarding awards granted to our executive officers and directors in fiscal 2006, see the material under the heading “Summary Compensation Table – Calendar 2006” below and at “Director Compensation – Calendar 2006” above.

Equity Compensation Plans

Equity Compensation Plans Approved by Stockholders.    Beckman Coulter currently maintains five equity-based compensation plans that have been approved by stockholders — the 2004 Long-Term Performance Plan, which was approved by stockholders in 2004 and is referred to as the “2004 Plan,” the 1998 Incentive Compensation Plan, which was approved by stockholders in 1998 and is referred to as the “1998 Plan,” the Employees’ Stock Purchase Plan, which was most recently approved by stockholders in 2001 and is referred to as the “ESPP,” the Incentive Compensation Plan of 1990, which was most recently approved by stockholders in 1992 and is referred to as the “1990 Plan,” and the Stock Option Plan for Non-Employee Directors, which was most recently approved by stockholders in 1992 and is referred to as the “Directors Plan.”

•

ESPP. Subject to limits, all of our officers and employees are eligible to participate in the ESPP. The ESPP generally operates in successive 6-month purchase periods. Participants in the ESPP may purchase common stock at the end of each purchase period at a purchase price equal to 85% or 90%, as determined by the Board in advance of each purchase period, of the lower of the fair market value of the stock at the beginning or the end of the period. The administrator of the ESPP may allow participants to contribute up to 15% of their eligible compensation to purchase stock under the plan. The current contribution limit is 10% of each participant’s eligible compensation. The ESPP plan is administered by the Board or a committee of the Board.

•

2004 Plan, 1998 Plan, 1990 Plan and Directors Plan. Certain stock option grants remain outstanding to our officers, employees and directors under these plans and certain restricted stock and restricted stock units also remain outstanding under the 1998 Plan and the 2004 Plan. However, the authority to grant new awards under the 1998 Plan terminated in December 2003 and under each of the other two plans in 1998. The authority to grant new awards under the 2004 Plan will have expired on April 5, 2007. The Board or a committee of the Board continues to administer these plans as to the options and restricted stock awards that remain outstanding.

At the Annual Meeting, stockholders will be asked to approve the 2007 Long-Term Performance Plan, also referred to as the “2007 Plan,” as described in more detail above.

Equity Compensation Plans Not Approved by Stockholders.    Beckman Coulter currently maintains five equity-based compensation plans that have not been approved by stockholders — the Deferred Directors’ Fee Program, which is referred to as the “Deferred Fee Program,” the Executive Deferred Compensation Plan, which is referred to as the “Deferred Compensation Plan,” the Executive Restoration Plan, which is referred to as the “Restoration Plan,” the Beckman Coulter Ireland Inc. Share Participation Scheme, which is referred to as the “Ireland Program,” and the Stock Purchase Plan for employees in Japan, also referred to as the “Japan Program.” Stockholder approval of these plans has not been required.

•

Deferred Fee Program, Deferred Compensation Plan, and Restoration Plan. Under the Deferred Fee Program, a non-employee member of the Board may elect to defer a percentage of the fees that would otherwise become payable to the director for his or her services on the Board. Under the Deferred Compensation Plan and the Restoration Plan, a select group of officers and certain other employees may elect to defer compensation that would otherwise become payable to them. Each participant in the Deferred Fee Program or the Deferred Compensation Plan may elect that his or her deferrals be credited in the form of cash or stock units Beckman Coulter provides company contributions under the

Restoration Plan, in the form of additional credits of stock units, generally based on the company contributions that a participant would have been entitled to under the Company’s qualified retirement plans had certain limits of those plans not applied to the participant. A director may earn up to a 30% premium for deferring his or her fees in the form of stock units under the Deferred Fee Program. A participant in the Deferred Compensation Plan may earn up to a 30% premium for deferring his or her bonus in the form of stock units. Any premium stock units credited under the Deferred Compensation Plan are subject to a vesting schedule. Stock units accrue dividend equivalents, credited in the form of additional stock units, as dividends are paid by Beckman Coulter on its issued and outstanding common stock. Stock units are bookkeeping entries that, when payable, will be paid in the form of an equivalent number of shares of Beckman Coulter common stock, except that premium units credited on and after April 1, 2004 and dividends attributable thereto are paid in cash. Each participant elects the time and manner of payment (lump sum or installments) of his or her stock units credited under the Deferred Fee Program or the Deferred Compensation Plan. Stock units credited under the Restoration Plan are paid at termination of employment. The Beckman Coulter shares used to satisfy Beckman Coulter’s stock obligations under these programs are shares that have been purchased on the open market.

•

Ireland Program. The Ireland Program provides a means for employees of Beckman Coulter’s Ireland subsidiary to purchase Beckman Coulter stock. Participants in the Ireland Program are not otherwise eligible to participate in the ESPP. Subject to limits, participants in the Ireland Program decide how much of their bonus and salary they wish to forego to use for the purchase of shares under the program. The purchase price for the shares under the program generally equals the fair market value of the shares at the time of purchase — no discounted purchase price is offered under the program. The program offers certain tax advantages under Ireland tax rules to participants in the program. Shares purchased under the program generally cannot be sold for two years following the purchase of the shares under the program and additional tax benefits may be obtained if the shares are not sold until three years after their acquisition. The Ireland Share Purchase Program is administered by the Board of Directors of Beckman Coulter’s Ireland subsidiary. The Beckman Coulter shares used to satisfy Beckman Coulter’s stock obligations under the Ireland Program are shares that have been purchased on the open market.

•

Japan Program. The Japan Program provides a stock purchase opportunity to employees of Beckman Coulter’s Japan subsidiary to purchase Beckman Coulter stock. Participants in the Japan Program are not otherwise eligible to participate in the ESPP. Participants in the Japan Program may contribute up to 10% of their salary for the purchase of stock and may also contribute a portion of their bonus (up to three times the dollar amount of salary contributed by the employee) to purchase Beckman Coulter stock. The Company matches 5% of what the participant contributes. The contributions are accumulated and used to purchase Beckman Coulter stock on a monthly basis at the fair market value of the stock at the time of purchase. The Japan Program is administered by the Company’s Japan subsidiary. The Beckman Coulter shares used to satisfy Beckman Coulter’s stock obligations under the Japan Program are shares that have been purchased on the open market.

Summary Table.    The following table sets forth, for each of Beckman Coulter’s equity-based compensation plans, the number of shares of Beckman Coulter common stock subject to outstanding options and rights, the weighted-average exercise price of outstanding options, and the number of shares remaining available for future award grants as of December 31, 2006.

Equity Compensation Plan Table

Plan category	Number of shares of Common Stock to be issued upon exercise of outstanding options and rights	Weighted- average exercise price of outstanding options	Number of shares of Beckman Coulter common stock remaining available for future issuance under equity compensation plans (excluding shares reflected in the first column)
Equity compensation plans approved by stockholders	8,745,454 (1)(2)	$46.15 (3)	5,175,417 (4)
Equity compensation plans not approved by stockholders	365,852 (5)	N/A	N/A(6)

Total	9,111,306	46.15	5,175,417

(1)	Of these shares, 3,103,723 were subject to options then outstanding under the 2004 Plan, 5,154,738 were subject to options then outstanding under the 1998 Plan, 171,434 were subject to options then outstanding under the 1990 Plan, and 39,000 were subject to options then outstanding under the Director Plan. In addition, this number includes 276,559 shares that were subject to outstanding stock unit awards granted under the 2004 Plan.

(2)	This number includes 123,685 shares that will be issued upon the payment of stock units credited under the terminated Beckman Coulter Option Gain Deferral Program adopted under the 1990 Plan and the 1998 Plan.

(3)	This number does not reflect the 123,685 shares that will be issued upon the payment of stock units credited under the Option Gain Deferral Program, nor the 276,559 shares that were subject to outstanding stock unit awards granted under the 2004 Plan.

(4)	This number of shares is presented after giving effect to purchases under the ESPP for the purchase period that ended December 31, 2006. Of the aggregate number of shares that remained available for future issuance, 2,874,283 were available under the 2004 Plan and 2,301,134 were available under the ESPP. The Company’s authority to grant new awards under the 2004 Plan will have expired on April 5, 2007. This table does not reflect the 2,350,000 additional shares that will be available under the 2007 Plan if stockholders approve the 2007 Plan proposal.

(5)	Reflects an aggregate of 359,857 stock units then credited under the Deferred Fee Program, the Deferred Compensation Plan, and the Restoration Plan, and an additional 5,995 shares previously purchased under the Ireland Program and held in trust for delivery to the participants who purchased such shares following the satisfaction of the required two-year holding period under the program.

(6)	There is no explicit share limit under the Deferred Fee Program, the Deferred Compensation Plan, the Restoration Plan, the Ireland Program, or the Japan Program. The number of shares to be delivered with respect to these programs in the future depends on the levels of fees and compensation that participants elect to defer under the Deferred Fee Program, the Deferred Compensation Plan, and the Restoration Plan and the amounts of compensation that participants in the Ireland Program and Japan Program elect to contribute to that program. The Beckman Coulter shares used to satisfy Beckman Coulter’s stock obligations under these programs are shares that have been purchased on the open market.

Vote Required; Recommendation of the Board “FOR” Approval of the 2007 Long-Term Performance Plan

The affirmative vote of a majority of the shares of the Beckman Common Stock present, or represented, and entitled to vote at the Annual Meeting is required for approval of the Plan. Broker non-votes and abstentions on this proposal have the effect described in the information under “Voting Information” above. All members of the Board are eligible for awards under the Plan.

The Board of Directors has approved and recommends that the stockholders vote “FOR” the approval of the 2007 Long-Term Performance Plan.

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

This section contains a discussion and analysis of the material elements of compensation awarded to, earned by or paid to our principal executive officer, each of the three individuals who served as our principal financial officer during 2006 and our three other most highly compensated executive officers as of December 31, 2006. These individuals are referred to as the “Named Officers” in this Proxy Statement. Although the discussion below focuses on the compensation arrangements for Named Officers, many aspects of our compensation program are applicable to officers other than Named Officers.

Executive Compensation Program Overview

The Company’s executive compensation programs are determined and approved by our Organization and Compensation Committee, referred to in this Compensation Discussion and Analysis section as the “Committee.” None of the Named Officers are members of the Committee.

The objectives of the Company’s executive compensation program are to:

•	provide total compensation that attracts and retains an outstanding, globally diverse executive and management team with best-in-class talents and ability to meet high performance standards;
•	motivate and focus each executive on achieving the Company’s strategic business plan including short and long-term financial and operating goals;
•	reinforce a pay-for-performance culture;
•	maximize stockholder value;
•	reward superior performance with above-market pay;
•	control fixed costs; and
•	align management and stockholder interests by placing emphasis on longer-term compensation.

The Company’s executive compensation philosophy is to reward results by maintaining a substantial portion of total pay as “at risk compensation” in the form of annual and long-term incentives, which are directly linked to the Company’s performance. The Committee targets total annual compensation, comprised of base pay, annual and long-term incentive opportunities and perquisites and other personal benefits, at the median market compensation for target performance, upper quartile pay for superior performance and below median compensation for below target performance. The Committee regularly reviews the rebalancing of total compensation elements to align with strategic and operating goals, legislative changes and competitive market practices. In addition to the total annual compensation components, the Company also provides severance benefits if the Named Officer’s employment terminates under certain circumstances. In addition, Named Officers are permitted to participate in various deferred compensation and retirement plans, as described below. There is no specific formula applied by the Company in determining the allocation between cash and non-cash forms of compensation, or among the various forms of non-cash compensation.

In structuring the Company’s executive compensation program, the Committee considers how each component promotes retention and/or motivates performance by the executive. The Company believes that in order to attract and retain top executives, we need to provide them with well-defined benefit amounts that reward their continued service. Base salaries, perquisites and personal benefits, retirement benefits, deferred compensation opportunities and severance and other termination benefits are compensation components meant to provide such well-defined benefits. These components are all primarily intended to attract and retain qualified executives. The annual and long-term incentive components of our executive compensation program are designed to reward performance and thus the creation of stockholder value. Each Named Officer’s annual incentive opportunity is paid out based on performance on an annual basis and is designed to reward performance for that year. Our annual incentive bonus opportunity is primarily intended to motivate Named Officers’

performance to achieve specific strategic and operating objectives, as well as help us attract and retain top executives. Long-term equity incentives are paid out or earned over a period of years and are designed to reward performance on a long-term basis. Our long-term incentives are intended to align Named Officers’ long-term interests with stockholders’ long-term interests, while helping us to motivate performance and attract and retain top executives.

In order to benchmark pay practices for executive officers, the Company’s executive compensation program is reviewed annually by the Committee under the guidance of Watson Wyatt, its independent external executive compensation consultants. In 2006, at the request of the Committee, Watson Wyatt reviewed and documented the methodology used to identify our peer group of companies. Watson Wyatt also obtained and analyzed total compensation data for the top 20 executive officers at each of our peer group companies for which compensation data was publicly available and updated tally sheets for the Company’s top eight executive officers. During 2006, the Committee reviewed the aggregate value of each component of compensation, including base pay, annual and long-term incentives, perquisites and the dollar cost to the Company of all benefits (including, but not restricted to, health care, retirement, deferred compensation and severance). These values were presented in a tally sheet format that included the accumulated realized and unrealized value of stock options and stock awards.

The Committee, with input from Watson Wyatt, selected a peer group of 19 laboratory instrument, diagnostic and biomedical research products companies, many of which the Company competes with for executive talent. Watson Wyatt and the Committee screened for appropriate companies using the Company’s Standard Industrial Classification and four-digit Global Industry Classification Standards codes. Companies were further filtered on the basis of similar market capitalization, revenue size and business segments. The size of the peer group was reviewed to ensure that it was not so small as to be overly influenced by the pay practices of one or two companies. The peer group companies selected were:

•     Agilent Technologies

•     Applera Corporation/Applied Biosystems

•     C.R. Bard, Inc.

•     Becton, Dickinson & Company

•     Biomet, Inc.

•     Bio-Rad Laboratories

•     Dade Behring Holdings, Inc.

•     Dentsply International, Inc.

•     Fisher Scientific International, Inc.

•     Invacare Corporation

•     Perkin Elmer, Inc.

•     Sigma-Aldrich Corporation

•     St. Jude Medical, Inc.

•     Steris Corporation

•     Stryker Corporation

•     Therma Electron Corporation

•     Varian Medical Systems, Inc.

•     Waters Corporation

•     Zimmer Holdings, Inc.

A number, but not all, of these companies are in the line of business index shown on the performance graph included in the Company’s 2006 Annual Report on Form 10-K. The Company’s 2005 revenues were $2.4 billion and market capitalization was $3.6 billion, while the peer group had median revenues of $1.8 billion, ranging from $1.58 to $5.5 billion, and median market capitalization of $6 billion, ranging from $647 million to $18.4 billion. Thus, these peer group companies provide a broad, but reasonable, range of companies for comparison. Watson Wyatt documented the compensation of the top 20 executive officers at each public peer group company using the company’s latest publicly filed proxy statement and five nationally recognized published surveys in the life sciences, medical products and general industry segments. When possible, industry-specific jobs were compared with similar jobs at other instruments, biomedical equipment and bio-technology companies; for all other jobs, general industry comparisons were used. Regression statistics from these surveys were used, when available. Otherwise, data was drawn from each survey’s revenue range segmentation. Competitive pay for each officer was determined on the basis of this analysis; a subject evaluation of the executive’s role within the Company; corporate, division or business unit revenue responsibilities; and the other factors described below.

In determining base salary, annual incentive and long-term incentive compensation levels for Named Officers (other than the Chief Executive Officer) and other senior executives, the Committee considers the Chief

Executive Officer’s performance recommendations. The Chief Executive Officer is assisted by our Senior Human Resources Vice President (himself not a Named Officer) in formulating these recommendations. In addition, the Organization and Compensation Committee has delegated to the Chief Executive Officer authority to grant equity-based awards under the Company’s stock incentive plans other than to the Company’s directors, executive officers and other persons covered under Section 16 of the Securities Exchange Act of 1934. None of the Named Officers other than the Chief Executive Officer has any material role in determining the compensation of other Named Officers.

Current Executive Compensation Program Elements

Base Pay

Consistent with the Company’s executive compensation philosophy of tying pay to performance, base pay generally represents less than 30% of the total compensation for a Named Officer. The purpose of the base pay component of the compensation program is to compensate the executive for the basic market value of his or her job and the responsibilities of that job in comparison with other positions in the Company. Our Named Officers do not have employment agreements or other contractual rights to a fixed base salary. Rather, base salary levels for each position are established by the Committee (and, for the Chief Executive Officer, by the Board) based on the level of the executive’s responsibility, the base salary levels for comparable positions at our peer group companies, the value of the position to the Company, the executive’s tenure in the job and internal relative pay considerations. An executive’s base pay in relation to the base pay for a comparable position at our peer group companies reflects the executive’s skill, experience and performance. Executive base pay is reviewed annually, as well as at the time of a promotion or other change in responsibilities, and increases may be awarded based on an evaluation of the factors described above. In recommending the base salary increases to the Committee for Named Officers other than himself, the Chief Executive Officer evaluates the Named Officers’ past and potential future contributions towards achieving the Company’s strategic and financial goals and the Named Officers’ ability to work in a team atmosphere. The Chief Executive Officer then reviews with the Committee the approved performance for Named Officers other than himself. The full Board conducts a formal performance review of the Chief Executive Officer, which includes an assessment of financial and non-financial accomplishments. The results of this assessment are used by the Board to determine the Chief Executive Officer’s base pay adjustment.

The Company’s executive compensation philosophy is to target base salary levels for executive positions at the fiftieth percentile for comparable positions at our peer group companies. However, in the event that these levels do not adequately reflect the scope of an individual’s role, performance, experience or expected future contributions, the Company may pay above the median for an individual. Analysis in 2006 of the Company’s top 20 executive positions revealed that the Company’s base salary levels for Named Officers are generally consistent with the fiftieth percentile philosophy. The Committee approved pay increases for the Named Officers in 2006 ranging from 0% to 20%, which were effective March 4, 2006. The Chief Executive Officer’s base salary was approved by all Non-Employee Directors. These increases in salary were based on an evaluation of the factors described above.

The Committee believes that the base salary levels of the Named Officers and the other executive officers generally are reasonable in view of competitive practices, the Company’s performance and contribution of those officers to that performance.

Annual Incentive Compensation

None of our Named Officers has an employment agreement or other contractual right to a fixed or target bonus for any given year. Instead, the Company has historically granted Named Officers an annual incentive award under an incentive plan. The incentive plan award provides a variable cost element to the total compensation program that pays only in relation to the Company’s performance and ability to pay. The plan is designed around meeting pre-established performance goals. These goals are established and communicated at the beginning of the annual performance period. No goals are changed unless approved by the Committee. Corporate goals are generally not adjusted during the year, except, in the Committee’s discretion, in the event of certain extraordinary, non-recurring transactions affecting the Company such as a merger or divestiture. Certain adjustments may be made by the Committee with respect to awards granted to individuals who are promoted or change job responsibilities during the performance period.

Annual incentive compensation is directly tied to key financial and non-financial performance measures such as profitability, growth, debt management, asset management and achievement of strategic goals that relate to both short and long-term Company performance designed to enhance stockholder value. The performance goals for 2006 were established with a significant degree of difficulty so that they would not ensure a payout. The goals are established to reflect the Company’s financial and strategic plan which is reviewed and approved by the entire Board of Directors. When establishing the financial plan and specific goals, management and the Board of Directors consider the historical performance of the Company, year-over-year growth, business climate, investor expectations, competitor performance, returns to stockholders, the unique business of each unit and capital requirements to support the Company’s long-term strategic plan.

The Company utilizes a formula to fund its annual incentive plan based on achievement of the performance metrics specified below. Each Named Officer’s participation in this bonus pool is determined under the incentive plan award granted to the Named Officer. In connection with the grant of an award opportunity under the incentive plan, a target award opportunity, expressed as a percentage of base salary, is established for each Named Officer. Each Named Officer’s target opportunity under the plan is based on the executive’s position, experience in the job, scope of responsibilities and the bonus opportunities awarded to comparable executives at our peer group companies. For 2006, the target bonus opportunity for the Chief Executive Officer was 100% of base pay, the target bonus opportunity for the other Named Officers (other than for Ms. Beaver, our interim Chief Financial Officer during part of 2006) was 55% of base pay, and the target bonus opportunity for Ms. Beaver was 35%.

In order for any amount to be paid to Named Officers under an incentive award for 2006, a number of financial performance targets previously approved by the Board in early 2006 must have been attained. Specifically, the Board approved threshold, target and maximum performance measures for each of the following financial performance measures subject to the award: Consumables Revenue; Total Revenue; Earnings Before Interest, Taxes, Depreciation and Amortization; and Inventory Turns. The Board determined that these four performance measures were appropriate for annual incentive awards because they collectively reflect the Company’s overall performance. The Company has not disclosed the applicable performance targets approved by the Board because it believes doing so would cause it competitive harm. In addition to establishing performance targets, the Board determined the appropriate weightings given to the applicable performance measures and approved a bonus metric used to calculate a multiplier of the target bonus amount based on the extent to which the performance measures were achieved. The multiplier ranged from a minimum of 0% of the target award opportunity, for achievement below a threshold level, to a maximum of 200% of the target award opportunity, for achievement of the maximum performance measures. The amount of the award payable under the incentive plan is determined based on the achievement of the performance measures and the applicable weighting of the performance measure. However, in the event that the bonus pool is funded at less than 30% of target, the Chief Executive Officer reserves discretion to provide that bonuses will not be paid based on the plan formula described above but rather will be paid on a discretionary basis to those employees, and in those amounts, that the Chief Executive Officer deems appropriate (and which are approved by the Committee). Awards may be paid in cash or stock, at the Company’s discretion; however, awards have historically been paid (and were paid for 2006) in cash.

The Chief Executive Officer reviews the formula award calculations for Named Officers other than himself and makes recommendations to the Committee regarding the payouts, including an explanation of the award calculation and the rationale for recommendations. The Committee determines, and the full Board approves, the actual annual incentive award for the Chief Executive Officer. For Named Officers other than the Chief

Executive Officer, the Committee approves the actual award based on the input from the Chief Executive Officer. As with base salaries, the Committee believes that the amounts paid under the incentive plan awards to Named Officers for 2006 generally were reasonable in view of competitive practices, the Company’s performance and the contribution of those officers to that performance during 2006.

The Company’s executive compensation philosophy is to target annual incentive compensation for Named Officers at the fiftieth percentile for comparable executives at our peer group companies. However, because the Committee has discretion to establish annual incentive award opportunities based on the performance of the Company and the Named Officers, the actual incentive plan awards paid to Named Officers in any given year may differ substantially from the annual incentive awards paid to comparable officers at our peer group companies for that year. When the Company achieves superior performance against its internal budgets and peer group companies, the annual incentive award should reflect upper quartile pay in comparison to general industry competitive practice. In contrast, the Company believes that if below target performance is achieved, awards should be below the median of general industry practice. For 2006, analysis demonstrated that the Company’s annual incentive practices were generally consistent with its fiftieth percentile philosophy.

Long-Term Incentives

Long-term incentives are intended to encourage decision-making with the long-term interests of the Company in mind, to retain and reward management and to closely align the interests of stockholders and executives through the achievement of the Company’s strategic business plan. The Company believes that these objectives are achieved through an ownership culture that encourages long-term performance by our executive officers through the use of stock-based awards. To this end, and except in limited circumstances such as with new hires, long-term incentive compensation is currently granted in the form of a combination of stock options, restricted stock units and performance shares under the Company’s 2004 Long-Term Performance Plan (the “2004 Plan”). The mix of the equity forms is reviewed each year by the Committee to ensure the allocation properly aligns the interests of stockholders and management, to encourage stock ownership, to reward the achievement of specific performance goals and to retain key management. Newly hired executive officers are generally granted a mix of long-term incentive awards in the form of stock options and restricted stock. The Committee believes this mix of stock options and restricted stock is appropriate for new hires in order to increase their equity ownership in the Company in relation to comparable executives at the Company. In 2006, the Company hired a new Chief Financial Officer and, in connection with the commencement of his employment, awarded him a mix of long-term equity incentives in the form of stock options and restricted stock.

The size of individual awards is determined on the basis of job responsibility, individual performance, future potential contributions to the Company, market data, internal fairness based on the size of awards granted to other officers and the size of awards previously granted to the executive. In addition, the Committee may review additional factors to determine the size, frequency and type of long-term incentive grants. These factors may include the tax consequences of the grants to the individual and the Company, accounting impact, potential dilutive effects, potential future stock values and the number of shares remaining available for issuance under the Company’s equity incentive plans. The Committee determines and recommends to the full Board the size of awards to be granted to the Chief Executive Officer. The Committee, with input from the Chief Executive Officer, determines the size of awards for the other Named Officers.

The Company’s executive compensation philosophy targets total long-term equity compensation for Named Officers at the sixtieth percentile for comparable executives at our peer group companies. There can be no assurance that the sixtieth percentile will be realized in that the value actually realized with respect to stock-based awards will generally depend on the Company’s stock price performance. In valuing long-term incentives for purposes of competitive analysis, Watson Wyatt used the Black Scholes methodology, but with added discount adjustments for risks and restrictions for awards subject to performance-based vesting conditions. To arrive at an annual long-term incentive grant value, Watson Wyatt annualized three years of the Company’s prior long-term incentive grants. Analysis of the three years preceding 2006 for long-term incentive awards revealed that the Company was at the fiftieth percentile of competitive practice, 10% below the Company’s compensation philosophy. In the future, the Company expects to grant long-term equity awards with a value closer to the sixtieth percentile for comparable executives at our peer group companies to strengthen retention.

As previously stated, the Committee believes that performance-based compensation such as annual bonuses and long-term equity incentives plays a significant role in aligning executives’ interests with those of the Company’s stockholders. For this reason, these forms of compensation constitute a substantial portion of each of our Named Officers’ compensation. For 2006, the Committee approved executive compensation arrangements for our Chief Executive Officer that are intended to result in up to 85% of his total annual compensation (excluding retirement benefits) being incentive compensation tied directly to stockholder value creation, with his base salary constituting the balance of his annual compensation. With respect to the Company’s other Named Officers, the Committee approved compensation arrangements that are intended to result in up to 70% of each executive’s total annual compensation (excluding retirement benefits) being incentive compensation tied directly to stockholder value creation, with base salary constituting the balance of their annual compensation. The Committee believes that base salary, though not tied directly to stockholder value creation, is performance-based compensation given that the Named Officers’ past and expected future performance is considered in determining base salary levels.

Stock Options. The Company makes a substantial portion of its long-term incentive grants to Named Officers in the form of stock options with an exercise price that is equal to the fair market value of our Common Stock on the grant date. Thus, the Named Officers will only realize the value on their stock options if our stockholders realized value on their shares. The stock options also function as a retention incentive for our executives as they vest 25% per year over four years and expire seven years after the date of grant. For options granted prior to July 12, 2006, the fair market value of the Common Stock for purposes of establishing the exercise price of stock options was determined based on the average of the high and low trading prices for our Common Stock on the grant date. For options granted after July 12, 2006, the exercise price of stock options was determined based on the closing price for our Common Stock on the grant date. In 2006, the Committee granted stock options to each of our Named Officers other than to Mr. Pinkston. The material terms of these options are described below under “Grants of Plan-Based Awards in Calendar 2006 - Equity Incentive Awards.” Mr. Pinkston was not granted any equity-based awards in 2006 because he received equity-based awards in late 2005 in connection with the commencement of his employment with the Company.

Restricted Stock Units. The Company also grants long-term incentive awards to certain Named Officers in the form of restricted stock units. A restricted stock unit represents a contractual right to receive one share of Common Stock if the applicable vesting requirements are satisfied. The restricted stock units granted to Named Officers during 2006 vest as to two-thirds of the units on the third anniversary of the grant date, and as to the remaining one-third of the units on the fourth anniversary of the grant date. As such, the restricted stock unit grants serve as a long-term retention tool. The material terms of these restricted stock unit grants are described below under “Grants of Plan-Based Awards in Calendar 2006- Equity Incentive Awards.”

Performance Shares. Starting in 2006, the Company began to grant long-term incentive awards to certain Named Officers in the form of performance shares denominated in restricted stock units. A performance share represents a contractual right to receive one share of Common Stock if the applicable performance requirements are satisfied. The performance shares are granted early in the calendar year and become eligible to vest on the third anniversary of the grant date based on the Company’s achievement of a specified performance goal, established by the Committee, over the three-year period including the year in which the grant was made and the following two years. The Company believes that this component is designed to pay for performance. For the performance shares granted in 2006, the applicable performance goal is the achievement of a cumulative free cash flow target for the three-year period of 2006 through 2008. The Company determined that the vesting of performance shares should be subject to achievement of a free cash flow target because the Company believes that free cash flow is an objective measure that is feasible to administer and an appropriate indicator of the Company’s overall performance. The Committee established a target level of free cash flow that would be difficult to achieve so as not to guarantee achievement. The Company has not disclosed the applicable free cash flow target because it believes doing so would cause it competitive harm. If the target is not achieved, performance shares will not vest and will be immediately forfeited. If the target is achieved, performance shares will vest on the third anniversary of the grant date. If a Named Officer’s employment terminates prior to the third anniversary of the grant date for any reason, the performance shares will be immediately forfeited. Thus, the performance shares are designed both to motivate executives to maximize the Company’s performance over the three-year performance period and to provide a long-term retention incentive. The material terms of these performance share grants are described below under “Grants of Plan-Based Awards in Calendar 2006- Equity Incentive Awards.”

Restricted Stock. In connection with the commencement of his employment with the Company in 2006, Mr. Slacik, the Company’s Chief Financial Officer, was granted an award of restricted stock. The award becomes vested as to one-half of the restricted shares on the first anniversary of the grant date, and as to the remaining one-half of the restricted shares on the third anniversary of the grant date. As such, the restricted stock award serves as a long-term retention tool. The restricted stock award also serves to increase Mr. Slacik’s equity position in the Company, thereby more closely aligning his interests with those of our stockholders. The material terms of this restricted stock award are described below under “Grants of Plan-Based Awards in Calendar 2006 - Equity Incentive Awards.”

Retirement and Deferred Compensation Plans; Perquisites and Other Personal Benefits

Retirement Plans. The Company provides various retirement plans to assist its executives and other employees with retirement income planning, increase the attractiveness of employment with the Company, attract mid-career executives and enable employees to plan for their futures. The retirement plans for the Company’s executives are designed in combination to achieve these purposes and to provide in the aggregate a competitive retirement package. Benefits under our qualified and nonqualified retirement plans are not directly tied to specific Company performance (although the value of benefits under the plans denominated in stock units will depend on the Company’s performance).

Retirement plans provided by the Company include a tax-qualified defined contribution pension plan, the Savings Plan (the “401(k) Plan”). Named Officers employed prior to 2006 participate in a tax-qualified defined benefit pension plan (the “Pension Plan”). Benefit accruals in the Pension Plan were frozen as of December 31, 2006 for employees (including Named Officers) who were born on or after January 1, 1967 or who had not completed at least five years of service as of December 31, 2006. Employees (including Named Officers) who do not participate in the Pension Plan or whose accruals under the Pension Plan were frozen will participate in a new defined contribution plan commencing in 2007. Named Officers participate in these plans (to the extent applicable) on substantially the same terms as our other participating employees.

Certain Named Officers may also participate in the Company’s Supplemental Pension Plan and may elect to participate in the Company’s Executive Restoration Plan. These retirement plans are not qualified plans under the Internal Revenue Code. The Executive Restoration Plan works together with the 401(k) Plan, and the Supplemental Pension Plan works together with the Pension Plan, to provide retirement benefits that otherwise would have been provided under the 401(k) Plan and Pension Plan, respectively, except for the contribution and benefits limits imposed by the Internal Revenue Code.

The “Pension Benefits - Calendar 2006” table and related narrative section “Pension and Other Retirement Benefits” below describe the Company’s Pension Plan and Supplemental Pension Plan benefits. The “Nonqualified Deferred Compensation - Calendar 2006” table and related narrative section “Nonqualified Deferred Compensation Plans” below describe the Company’s Executive Restoration Plan benefits.

Deferred Compensation Plan. Named Officers and other key employees of the Company are permitted to participate in the Company’s Executive Deferred Compensation Plan. The Executive Deferred Compensation

Plan allows a participant to voluntarily defer until a future date between 10% and 70% of base salary earned and/or between 20% and 80% of bonuses earned in the form of cash and/or stock units (which are bookkeeping entries deemed to be equivalent to shares of Common Stock). Stock units credited under the Executive Deferred Compensation Plan are generally paid in an equivalent number of shares of Common Stock. The purpose of this plan is to allow executives to defer current tax liabilities to a future date and allow them greater flexibility to manage their cash flow needs. In addition, by crediting certain compensation deferred under the plans in stock units, the Company encourages participants to increase their equity ownership in the Company, thereby further aligning participants’ interests with those of the Company’s stockholders. The “Nonqualified Deferred Compensation - Calendar 2006” table and related narrative section “Nonqualified Deferred Compensation Plans” below describe the Company’s Executive Deferred Compensation Plan.

Perquisites and Other Personal Benefits. The Company’s philosophy is to provide executive perquisites and other personal benefits that are at or below market, including reimbursement of relocation costs, financial counseling, access to legal counseling, business travel accident insurance and other executive health benefits. Perquisites and other personal benefits are provided to assist in conducting business or promoting the business of the Company. The perquisites and other personal benefits provided to Named Officers in 2006 are reported in Column (i) of the “Summary Compensation Table - Calendar 2006” and are further described in footnote (6) to that table.

Benchmarking of Benefits. To evaluate the competitiveness of the Company’s benefit programs, the benefits were valued using Watson Wyatt’s proprietary COMPARISON database for 13 of the Company’s 19 peer group companies (Agilent Technologies; Applera Corporation/Applied Biosystems; C.R. Bard, Inc.; Becton, Dickinson & Company; Bio-Rad Laboratories; Dade Behring Holdings, Inc.; Invacare Corporation; Perkin Elmer, Inc.; St. Jude Medical, Inc.; Stryker Corporation; Varian Medical Systems, Inc.; Waters Corporation; and Zimmer Holdings, Inc.). The 13 companies selected for benefits benchmarking were peer group companies for which Watson Wyatt had already obtained comparable benefits data; benefits data for the remaining 6 peer group companies could not be timely and efficiently obtained. The Company believes that the peer group companies selected for purposes of benefits benchmarking represent a broad cross-section of the Company’s peer competitors. While the Company’s executive compensation philosophy is to target benefits at the fiftieth percentile for the Company’s peer group, benefits in 2006 for Named Officers were at approximately the seventieth percentile, driven largely by retirement benefits. However, these retirement benefits are expected to trend downward in 2007 in light of the amendment to the Pension Plan freezing benefits under the Pension Plan for certain participants. The amendment is described in more detail under the narrative section “Pension and Other Retirement Benefits.”

Severance and Other Benefits Upon Termination of Employment or Change in Control

The Company believes that severance protections are an important part of an executive’s compensation and play a valuable role in attracting and retaining key executive officers. In the event of a change in control, these protections are particularly important to ensure a smooth transition of management and to ensure stockholders’ interests are protected during the transition period. The Company generally provides these severance protections for Named Officers through its Separation Pay Plan and through change in control agreements.

The Company’s philosophy is that severance protections are only appropriate in the event a Named Officer’s employment is involuntarily terminated by the Company as a result of a layoff, or is voluntarily terminated by the executive under very limited circumstances that we believe should result in the payment of severance. The Company has determined that providing Named Officers severance protections in such circumstances is appropriate in light of their positions within the Company and as part of their overall compensation package. These severance benefits reflect the fact that it may be difficult for Named Officers to find comparable employment within a short period of time following termination. Severance protections outside of a change in control context are provided to Named Officers and other employees of the Company through its Separation Pay Plan. Specifically, the plan provides for certain severance benefits in the event a Named Officer’s employment is terminated by the Company as a result of a layoff. In addition, severance benefits are generally payable if a Named Officer voluntarily terminates his or her employment (i) rather than accept a reassignment to a position that is more than 50 miles from his or her present location (unless relocation is inherent in the employee’s position), or (ii) in lieu of accepting a new position as a result of a reorganization if the new position offered is substantially below the level of his or her previous position. Employees who request layoff during a reduction in force or reorganization may also generally be eligible for severance benefits. The plan does not provide for severance benefits if the Named Officer’s employment is terminated under any other circumstances, including by the Company for cause.

In the event of a qualifying termination of employment, Named Officers are generally entitled to a basic severance benefit and an additional severance benefit under the Separation Pay Plan. The basic severance benefit is generally payable regardless of whether the employee executes a release of claims in favor of the Company (except that employees who volunteer for layoff during a reduction in force or reorganization are only eligible for the basic severance benefit if they execute a release). The additional severance benefit is payable only if the employee executes a release of claims in favor of the Company. Both the basic and additional severance benefits consist of salary continuation payments for a period (not to exceed two years) following termination based on the employee’s years of service as of termination. We believe these severance benefits are consistent with the severance arrangements of our peer group companies and provide Named Officers with financial and personal security during a period of time when they are likely to be unemployed.

The Company believes that the occurrence, or potential occurrence, of a change in control transaction will create uncertainty regarding the continued employment of our Named Officers. This uncertainty results from the fact that many change in control transactions result in significant organizational changes, particularly at the senior executive level. In order to encourage our Named Officers to remain employed with the Company during an important time when their prospects for continued employment following the transaction are often uncertain, we provide Named Officers (other than Ms. Beaver, who served as our Interim Chief Financial Officer during 2006 and who is not a party to a change in control agreement) with enhanced severance benefits through change in control agreements if their employment is terminated by the Company without cause, or by the executive for a “good reason” that we believe justifies the payment of severance, within two years following a change in control of the Company. Given that Named Officers do not have employment agreements that provide for fixed positions or duties, or for fixed base salary or actual or target annual bonus amounts, absent some form of “good reason” severance trigger, potential acquirers could constructively terminate a Named Officer’s employment and avoid paying severance. Because we believe that a termination of employment by the executive for “good reason” in connection with a change in control is conceptually the same as an actual termination by the Company without cause, and because we believe that potential acquirers would otherwise have an incentive to constructively terminate Named Officers to avoid paying severance, we believe it is appropriate to provide severance benefits in the event of a voluntary termination by a Named Officer for “good reason” following a change in control.

In the event the employment of a Named Officer is terminated within two years following a change in control under the circumstances described above, the change in control agreements provide the following severance benefits: (i) payment of a cash lump sum equal to two times (three times for the Chief Executive Officer) the Named Officer’s “compensation,” which is generally defined as the sum of the executive’s highest annual base salary in effect as of termination and the executive’s target bonus for the year of termination; (ii) a pro-rata management bonus for the year of the termination; (iii) accelerated vesting of then-outstanding equity awards, with any outstanding stock options to remain exercisable for the maximum term of the option; (iv) a supplemental pension benefit generally representing the benefit that would have been earned if the executive had been employed for an additional two years (three years for the Chief Executive Officer); (v) continued participation in various benefit plans of the Company for two years following termination at no additional cost to the Named Officer; and (vi) if the executive’s benefits are subject to the excise tax imposed under Section 280G and Section 4999 of the Internal Revenue Code, a “gross-up” payment so that the net amount of such payment (after taxes) he or she receives is sufficient to pay the excise tax due. We provide Named Officers who are party to a change in control agreement with a “gross-up” for any parachute payment excise taxes that may be imposed because we have determined the appropriate level of change in control severance protections for each executive without factoring in the adverse tax effects on the executive that may result from these excise taxes. The excise tax gross-up is intended to make the executive whole for any adverse tax consequences they may become subject to under the tax law and to preserve the level of change in control severance protections that we have determined to be appropriate. We believe these change in control severance benefits are consistent with the change in control severance benefits of our peer group companies and provide Named Officers with financial and personal security during a period of time when they are likely to be unemployed.

We generally do not believe that Named Officers should be entitled to severance benefits merely because a change in control transaction occurs. The payment of severance benefits is generally only triggered by an involuntary termination without cause or a voluntary termination for “good reason” in connection with a change in control. However, under the terms of our stock incentive plans, if there is a liquidation, sale of all or substantially all of our assets, merger or reorganization that results in a change in control of the Company, or certain changes in the composition of the Board, then, like all other employees, Named Officers will generally receive immediate vesting and/or payout of their outstanding equity awards. Although this vesting will occur whether or not a Named Officer’s employment terminates, we believe it is generally appropriate to fully vest equity awards in a change in control transaction because such a transaction may effectively end the Named Officer’s ability to realize any further value with respect to equity awards. In addition, under our stock incentive plans, if a Named Officer’s employment terminates on or after the first anniversary of the grant date of a stock option on account of his or her retirement (generally defined as retirement on or after the early, normal or late retirement date specified in the Pension Plan), death or total disability, the stock options will continue to vest and become exercisable following termination in accordance with the vesting schedule applicable to the option. In such circumstances, the Named Officer will have five years (for a termination on account of retirement) or three years (for a termination on account of death or disability) from the termination date to exercise vested stock options. In addition, in such circumstances, the Named Officer’s restricted stock awards will generally become fully vested.

Separation and retirement agreements may also be mutually negotiated on a case-by-case basis with Named Officers whose employment with the Company terminates under certain circumstances. The severance benefits provided for under a separation agreement with an employee at the Vice President level or above will generally be in lieu of any benefits provided for under the Separation Pay Plan or a change in control agreement. In 2006, the Company entered into a transition and retirement agreement with Mr. Glover, the Company’s former Chief Financial Officer, in connection with Mr. Glover’s retirement from the Company. The material terms of the agreement, including a description of the payments and benefits provided for thereunder, are described below under “Potential Payments Upon Termination or Change in Control—Transition and Retirement Agreement with James Glover.” The Company determined that the payments and benefits provided under the agreement with Mr. Glover were appropriate in light of Mr. Glover’s contributions over his 23 years of service with the Company.

Stock Ownership Program

To further align the interests of management and the Board of Directors with the interests of the Company’s stockholders, the Board has set guidelines for Named Officers, other key executives and directors to acquire and retain a certain stock ownership level in Company Common Stock (including stock units held in the Company’s retirement plans) equal to a specified multiple of compensation. The required multiple for the Chief Executive Officer is five times base salary; the required multiple for the other Named Officers, other than Ms. Beaver, our interim Chief Financial Officer during part of 2006, is three times base salary; and the required multiple for Ms. Beaver is one times base salary. The goal is that stock ownership guidelines for executives are to be achieved within five years of appointment to the level of Senior Vice President or above. The required multiple for directors is four times their annual retainer. The goal is that stock ownership guidelines for directors are to be achieved within four years of appointment. The Committee periodically reviews the guidelines to ensure they continue to be reasonable and competitive. The Committee also receives periodic updates from management on the progress toward the ownership goals. For 2006, all Named Officers and directors have either met their guidelines or are on track to reach their guidelines within the applicable timeframe.

Policy with Respect to Section 162(m)

Section 162(m) of the Internal Revenue Code places a limit of $1 million on the amount of compensation that the Company may deduct in any one year with respect to the Chief Executive Officer and its four other most highly compensated executive officers. There is an exception to the $1 million limitation for performance-based compensation meeting certain requirements. In accordance with its stated objectives, the Committee will consider the appropriate balance with tax deductibility levels, but will not necessarily be limited by Section 162(m), as it determines executive compensation strategy.

Equity Granting Policy

The Company does not have any practice, policy or program allowing for timing of equity grants in relation to the Company’s current stock price or material non-public information. Equity awards to employees are normally granted at the meeting of the Committee generally held on the first Thursday in January of each year. Equity awards to members of the Board were historically granted on the first trading day in January of each year. As such, there were generally timing differences between grants made to employees and grants made to directors. In order to align the granting of equity awards to employees and directors, starting in 2007, both employee and director grants will be made on the first trading Thursday in January of each year. Grants awarded outside of the annual grant process, such as those associated with a new hire or promotion, are and will continue to be issued on the first Monday of the month following the month in which the employee commences employment. Named Officers do not have the discretion to set any grant dates of awards.

The exercise price for stock option grants is set in accordance with the terms and conditions of the 2004 Plan, which provides that the exercise price may not be less than the fair market value of a share of Common Stock on the grant date. Historically, for purposes of determining the exercise price of options, the fair market value of the Common Stock had been calculated based on the average of the high and low trading prices on the grant date. For stock option grants commencing after July 12, 2006, the Board of Directors modified its equity grant practices to provide that the fair market value of a share of Common Stock will be calculated based on the closing stock price on the date of grant.

SUMMARY COMPENSATION TABLE - CALENDAR 2006

The following table presents information regarding compensation of our Named Officers for services rendered during 2006.

Name and Principal Position(1)	Fiscal Year	Salary ($)	Bonus ($)	Stock Awards ($)(2)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(4)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(5)	All Other Compensation ($)(6)	Total ($)

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Scott Garrett, President and Chief Executive Officer	2006	730,366	—	785,864	1,831,429	655,000	172,321	166,799	4,341,779
Charles P. Slacik, Senior Vice President and Chief Financial Officer	2006	87,692	25,000	47,658	46,749	—	—	394	207,493
Carolyn D. Beaver, Corporate Vice President, Controller, Chief Accounting Officer, and former interim Chief Financial Officer	2006	221,952	—	86,324	19,806	75,700	20,333	123,092	547,207
James T. Glover, former Senior Vice President and Chief Financial Officer	2006	182,422	—	150,125(3)	0(3)	100,206	199,076	85,397	717,226
Arnold A. Pinkston, Senior Vice President, General Counsel and Secretary	2006	380,000	—	139,425	418,950	177,600	27,327	346,107	1,489,409
Bobby D. Spaid, Senior Vice President, Information Technology, Chief Information Officer	2006	304,881	—	63,147	495,602	128,491	74,963	32,995	1,100,079
Robert W. Kleinert, Executive Vice President, North America Commercial Operations	2006	331,894	—	65,775	422,558	163,800	54,384	10,062	1,048,473

(1) On October 9, 2006, the Company appointed Mr. Slacik as Senior Vice President and Chief Financial Officer, effective October 25, 2006. Mr. Slacik replaced Ms. Beaver, who served as interim Chief Financial Officer from July 21, 2006 until October 25, 2006. Ms. Beaver continues to be employed as the Company’s Corporate Vice President, Controller, and Chief Accounting Officer. Prior to Ms. Beaver, Mr. Glover served as Senior Vice President and Chief Financial Officer until his retirement from the Company on July 21, 2006. Mr. Spaid’s employment with the Company terminated on January 15, 2007

(2) The amounts reported in Columns (e) and (f) of the table above reflect the aggregate dollar amounts recognized for stock awards and option awards, respectively, for financial statement reporting purposes with respect to 2006 (disregarding any estimate of forfeitures related to service-based vesting conditions). For a discussion of the assumptions and methodologies used to calculate the amounts reported in Columns (e) and (f), please see the discussion of equity incentive awards contained in Note 14 (Employee Benefits) to the

Company’s Consolidated Financial Statements, included as part of the Company’s 2006 Annual Report filed on Form 10-K with the SEC, which note is incorporated herein by reference.

(3) The following equity awards previously granted to Mr. Glover were forfeited in connection with his retirement from the Company on July 21, 2006: (i) an award of 2,500 restricted stock units, granted on January 5, 2006; and (ii) an award of 12,000 stock options, granted on January 5, 2006.

(4) The amounts reported in Column (g) above reflect the aggregate dollar amounts paid to Named Officers under their annual incentive award under the Company’s 2006 Executive Annual Incentive Plan. The payouts were made in cash in March 2007. The material terms of these incentive awards are described below under “Description of Plan-Based Awards - Non-Equity Incentive Awards.” The Named Officer’s annual incentive award for 2005, which was paid in March 2006, is not reported in this table as it related to the Named Officers’ performance during 2005 and was reported as part of the Named Officers’ compensation for 2005 in the Proxy Statement for our 2006 annual meeting. Mr. Slacik was not granted a non-equity incentive award for 2006 because he commenced employment with the Company after such awards were granted. However, Mr. Slacik was granted a discretionary bonus in the amount of $25,000 in recognition of his efforts in 2006, which amount is reported above in Column (d).

(5) The amounts reported in Column (h) include interest on deferred compensation account balances considered under SEC rules to be at above-market rates in the following amounts: Mr. Garrett ($480), Mr. Slacik ($0), Ms. Beaver ($0), Mr. Glover ($66), Mr. Pinkston ($0), Mr. Spaid ($1,350) and Mr. Kleinert ($0). The remaining reported amounts consist of the aggregate change in the actuarial present value of each Named Officer’s accumulated benefit under all of our defined benefit and actuarial pension plans during 2006. This amount for each Named Officer is as follows: Mr. Garrett ($171,841), Mr. Slacik ($0), Ms. Beaver ($20,333), Mr. Glover ($199,010), Mr. Pinkston ($27,327), Mr. Spaid ($73,613) and Mr. Kleinert ($54,384).

(6) Amounts shown in Column (i) for 2006 include Company contributions under the Company’s Savings Plan, Executive Restoration Plan and Executive Deferred Compensation Plan (with the value of any such Company contributions denominated in stock units based on the market price of a share of Common Stock on the crediting date); and advances of interest under the Company’s Executive Retention Incentive Plan, as indicated in the table below. Stock units credited to the Executive Restoration Plan and Executive Deferred Compensation Plan are credited with dividend equivalents as the Company’s pays ordinary dividends on the Common Stock; however, the value of the dividend equivalents has not been included in the table below pursuant to SEC rules. As described below under the heading “Nonqualified Deferred Compensation Plans,” certain Company contributions to the Executive Deferred Compensation Plan denominated in stock units (referred to as “premium stock units”) are subject to a two-year vesting schedule. Additionally, amounts shown in Column (i) above include the following perquisites and personal benefits, as indicated in the table below: financial planning benefits, business travel accident coverage, a tax reimbursement payment of $2,000 to certain officers with respect to the provision of financial planning benefits, and relocation expenses paid by the Company.

Name	401(k) Savings Plan Contributions ($)	Executive Restoration Plan Contributions ($)	Deferred Compensation Plan Contributions ($)	Financial Planning Benefits ($)	Business Travel Accident Coverage ($)	Tax Reimbursement Payment ($)	Relocation Expenses ($)
S. Garrett	7,700	21,090	123,089	11,750	1,170	2,000	—
C. P. Slacik	—	—	—	—	394	—	—
C. D. Beaver	5,536	—	—	21,635	2,362	—	90,559
J. T. Glover	7,700	4,621	—	12,125	1,378	2,000	—
A. A. Pinkston	7,700	—	—	20,025	2,362	—	316,020
B. D. Spaid	7,700	6,551	—	11,750	2,362	2,000	—
R. W. Kleinert	7,700	—	—	—	2,362	—	—

The amount shown in Column (i) above for Mr. Glover also includes payments and benefits totaling $57,431 that have been paid or became due to him in 2006 in connection with his retirement from the Company on July 21, 2006, and an executive health benefit of $142. A more detailed description of the nature and amount of the payments in connection with his retirement (including amounts due or payable to Mr. Glover after 2006) is found below under “Potential Payments Upon Termination or Change in Control - Transition and Retirement Agreement with James Glover.” The amount shown in Column (i) above for Ms. Beaver also includes a matching charitable gift of $3,000 made by the Company. The amount shown in Column (i) above for Mr. Spaid also includes an advance of $2,632 under the Company’s Executive Retention Program.

Compensation of Named Officers

The “Summary Compensation Table - Calendar 2006” above quantifies the value of the different forms of compensation earned by or awarded to our Named Officers in 2006. The primary elements of each Named Officer’s total compensation for 2006 reported in the table are base salary, an annual incentive award, long-term equity incentives, an increase in accumulated retirement pension benefits and certain earnings on deferred compensation account balances. Named Officers also earned the other benefits quantified in Column (i) of the “Summary Compensation Table - Calendar 2006,” as further described in footnote (6) to the table.

The Summary Compensation Table - Calendar 2006 should be read in conjunction with the tables and narrative descriptions that follow. A description of each Named Officer’s base salary and annual incentive arrangements is provided immediately following this paragraph. The “Grants of Plan-Based Awards in Calendar 2006” table, and the description of the material terms of the plan-based awards granted during 2006 that follows it, provides information regarding the equity and non-equity incentive compensation awarded to Named Officers in 2006. The “Outstanding Equity Awards at Calendar 2006 Year-End” and “Option Exercises and Stock Vested in Calendar 2006” tables provide further information on the Named Officers’ potential realizable value and actual value realized with respect to their equity awards.

The “Pension Benefits - Calendar 2006” table and related description of the material terms of our pension plans describe each Named Officer’s retirement benefits under our defined benefit pension plans to provide context to the amounts listed in the “Summary Compensation Table - Calendar 2006.” Similarly, the “Non-Qualified Deferred Compensation - Calendar 2006” table and related description of the material terms of our non-qualified deferred compensation plans provides context to the deferred compensation earnings listed in Column (h) of the “Summary Compensation Table - Calendar 2006,” and also provides a more complete picture of the potential future payments due to our Named Officers. The discussion of the potential payments due upon a termination of employment or change in control that follows is intended to further explain the potential future payments that are, have been, or may become payable to our Named Officers under certain circumstances.

Description of Employment Agreements, Salary and Bonus Amounts

None of our Named Officer is employed pursuant to an employment agreement. Accordingly, base salary and bonus amounts for Named Officers are not fixed by contract. Instead, prior to the beginning of each year (or early in the year), the Organization and Compensation Committee establishes the base salaries for each Named Officer for the upcoming or current year. In making its determination, the Organization and Compensation Committee considers the factors discussed above under “Current Executive Compensation Program Elements - Base Salary” in the Compensation Discussion and Analysis section.

Similarly, the amount of each Named Officer’s annual bonus is not fixed by contract. Rather, in 2006, the Company granted each Named Officer an annual incentive opportunity under the Company’s 2006 Executive Annual Incentive Plan. In determining the terms of such award opportunities, the Organization and Compensation Committee considered the factors discussed above under “Current Executive Compensation Program Elements - Annual Incentive Compensation” in the Compensation Discussion and Analysis section. The material terms of the annual incentive awards granted to Named Officers in 2006 are described below under “Description of Plan-Based Awards - Non-Equity Incentive Awards.”

GRANTS OF PLAN-BASED AWARDS IN CALENDAR 2006

The following table presents information regarding the equity incentive awards granted to the Named Officers during 2006 under the Company’s 2004 Plan, and the non-equity incentive awards granted to the Named Officers during 2006 under the Company’s 2006 Executive Annual Incentive Plan. The material terms of each grant are described below under “Description of Plan-Based Awards.”

Name	Grant Date	Date of Committee Action to Grant Award (If Different From Grant Date)	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)(2)	Exercise or Base Price of Option Awards ($/Sh)(2)	Closing Market Price of Security Underlying Option Awards on Grant Date ($/Sh)(2)	Grant Date Fair Value of Stock and Option Awards ($)
			Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)	(m)	(n)
S. Garrett	4/11/06 2/1/06 1/5/06 1/5/06	— — — —	— 0 — —	— 727,962 — —	— 1,455,924 — —	— — — —	28,000 — — —	— — — —	— — 20,000 —	— — — 95,000	— — — 56.915	— — — 56.94	1,431,080 — 1,094,800 1,568,008
C. P. Slacik	11/6/06 10/25/06	10/25/06 —	— —	— —	— —	— —	— —	— —	— 10,000	60,000 —	61.31 —	61.31 —	1,121,973 571,900
C. D. Beaver	4/11/06 2/1/06 1/5/06 1/5/06	— — — —	— 0 — —	— 77,545 — —	— 155,090 — —	— — — —	1,400 — — —	— — — —	— — 1,000 —	— — — 4,800	— — — 56.915	— — — 56.94	71,554 — 54,740 79,226
J. T. Glover(1)	2/1/06 1/5/06 1/5/06	— — —	0 — —	173,690 — —	347,380 — —	— — —	— — —	— — —	— 2,500 —	— — 12,000	— — 56.915	— — 56.94	— 136,850 198,064
A. A. Pinkston	2/1/06	—	0	209,000	418,000	—	—	—	—	—	—	—	—
B. D. Spaid	4/11/06 2/1/06 1/5/06 1/5/06	— — — —	— 0 — —	— 167,590 — —	— 335,180 — —	— — — —	2,800 — — —	— — — —	— — 2,000 —	— — — 9,600	— — — 56.915	— — — 56.94	143,108 — 109,480 158,451
R. W. Kleinert	4/11/06 2/1/06 1/5/06 1/5/06	— — — —	— 0 — —	— 182,278 — —	— 364,556 — —	— — — —	2,920 — — —	— — — —	— — 2,080 —	— — — 10,000	— — — 56.915	— — — 56.94	149,241 — 113,859 165,054

(1) The awards granted to Mr. Glover during 2006 were forfeited in connection with his retirement from the Company on July 21, 2006.

(2) These option awards were granted under the 2004 Plan, which requires that the exercise price of stock options be not less than the fair market value of the Common Stock on the date of grant. For options granted prior to July 12, 2006, in accordance with the Company’s equity grant practices then in effect, for purposes of the 2004 Plan the fair market value of the Common Stock was determined based on the average of the high and low market prices of the Common Stock on the date of grant. As required by SEC rules, Column (m) presents the closing market price of the Common Stock on the grant date of these options. For options granted after July 12, 2006, in accordance with the Company’s equity grant practices currently in effect, for purposes of the 2004 Plan the fair market value of the Common Stock was determined based on the closing market price of the Common Stock on the date of grant.

Description of Plan-Based Awards

During 2006, each Named Officer other than Messrs. Slacik and Pinkston was granted a stock option award, a restricted stock unit award and a performance share award. Mr. Pinkston received a stock option and a restricted stock grant in late 2005 in connection with the commencement of his employment with the Company and did not receive any equity-based awards in 2006. In connection with the commencement of his employment with the Company on October 25, 2006, Mr. Slacik was granted a stock option award and a restricted stock award. The material terms of the equity incentive plan awards granted to Named Officers in 2006 are described below under “Equity Incentive Awards.” Each Named Officer (other than Mr. Slacik) was also granted a non-equity incentive bonus opportunity during 2006. The material terms of these non-equity incentive plan awards are described below under “Non-Equity Incentive Awards.”

Equity Incentive Awards

Each of the equity awards reported in the “Grants of Plan-Based Awards in Calendar 2006” table was granted under, and is subject to the terms of the 2004 Plan The plan is administered by the Organization and Compensation Committee. The Organization and Compensation Committee has authority to interpret the plan provisions and make all required determinations under the plan. This authority includes making required proportionate adjustments to outstanding awards upon the occurrence of certain corporate events such as reorganizations, mergers and stock splits, and making provision to ensure that any tax withholding obligations incurred in respect of awards are satisfied. Awards granted under the plan are generally only transferable to a beneficiary of a Named Officer upon his death. However, the Organization and Compensation Committee may establish procedures for the transfer of awards to other persons or entities, provided that such transfers comply with applicable securities laws and, with limited exceptions set forth in the plan document, are not made for value.

Under the terms of the 2004 Plan, if there is a change in control of the Company, each Named Officer’s outstanding awards granted under the plan will generally become fully vested and, in the case of options, exercisable. Any options that become vested in connection with a change in control generally must be exercised prior to the change in control, or they will be canceled in exchange for the right to receive a cash payment in connection with the change in control transaction.

Stock Options. Each stock option reported in Column (k) of the table above was granted with a per-share exercise price equal to the fair market value of a share of Common Stock on the grant date. For options granted prior to July 12, 2006, and in accordance with the Company’s option grant practices then in effect, the fair market value is equal to the average of the high and low prices of a share of Common Stock on the applicable grant date. For options granted after July 12, 2006, and in accordance with the Company’s option grant practices currently in effect, the fair market value is equal to the closing price of a share of Common Stock on the applicable grant date.

Each stock option granted to our Named Officers in 2006 is subject to a four-year vesting schedule, with 25% of the stock option vesting on each of the first four anniversaries of the grant date, subject to the Named Officer’s continued employment. Once vested, each stock option will generally remain exercisable until its normal expiration date. Each of the stock options granted to our Named Officers in 2006 has a term of seven years. However, vested stock options may terminate earlier in connection with a change in control transaction. Subject to any accelerated vesting that may apply in the circumstances, the unvested portion of the stock option will immediately terminate upon a termination of the Named Officer’s employment (other than on account of retirement, death or total disability on or after the first anniversary of the grant date). In such circumstances, the Named Officer will generally have three months to exercise the vested portion of the stock option following the termination of employment. If a Named Officer’s employment terminates on or after the first anniversary of the grant date on account of his or her retirement, death or total disability, the stock option will continue to vest following the termination in accordance with the vesting schedule described above. In such circumstances, the

Named Officer will have five years (for a termination on account of retirement) or three years (for a termination on account of death or disability) from the termination date to exercise vested stock options. In no event will a Named Officer be permitted to exercise a stock option after its normal expiration date.

Stock options granted to Named Officers during 2006 do not include any dividend or dividend equivalent rights.

Restricted Stock Units. Each restricted stock unit reported in Column (j) of the table above represents a contractual right to receive one share of Common Stock if the time-based vesting requirements described below are satisfied. Restricted stock units are credited to a bookkeeping account established by the Company on behalf of the Named Officer.

Subject to the Named Officer’s continued employment, the restricted stock unit awards vest as to two-thirds of the units on the third anniversary of the grant date, and as to the remaining one-third of the units on the fourth anniversary of the grant date. Upon the termination of the Named Officer’s employment, any then-unvested restricted stock units will terminate without any payment to the Named Officer. Restricted stock units will generally be paid in an equivalent number of shares of Common Stock as they become vested; however, the plan administrator retains discretion to provide for settlement of vested restricted stock units in cash (as opposed to shares of Common Stock) based on the fair market value (as determined under the 2004 Plan) of a share of Common Stock on the vesting date. In addition, Named Officers may elect to defer payment of vested restricted stock units until a termination of their employment, provided that the election complies with any applicable requirements of Section 409A of the Internal Revenue Code.

Restricted stock units granted to Named Officers do not include any dividend or dividend equivalent rights.

Performance Shares. Column (h) of the table above reports awards of performance shares granted to certain Named Officers in 2006. Each performance share represents a contractual right to receive one share of Common Stock if the performance-based and time-based vesting requirements described below are satisfied.

The performance shares become earned and vested on April 11, 2009, provided that (i) the Company’s cumulative free cash flow (calculated as set forth in the Company’s strategic plan and based on the Company’s audited financial statements) for 2006 through 2008 equals or exceeds a target amount established by the Organization and Compensation Committee (which is subject to adjustment by the Committee based on certain events affecting the Company such as asset sales) and (ii) the Named Officer remains continuously employed by the Company through April 11, 2009. If the free cash flow target is not met, the performance shares will automatically terminate at the end of 2008. In addition, if the Named Officer’s employment terminates for any reason prior to April 11, 2009, the performance shares will immediately terminate. No payment is made to the Named Officer with respect to performance shares that terminate prior to vesting. The vesting of performance shares may be accelerated in connection with a change in control of the Company as provided in the 2004 Plan.

Performance shares that vest will be paid in an equivalent number of shares of Common Stock upon vesting. However, Named Officers may elect to defer payment of vested performance shares until a termination of their employment, provided that the election complies with any applicable requirements of Section 409A of the Internal Revenue Code.

Performance shares granted to Named Officers do not include any dividend or dividend equivalent rights.

Restricted Stock. The restricted stock award granted to Mr. Slacik in connection with the commencement of his employment with the Company and reported in Column (j) of the table above is subject to a three-year vesting schedule. Subject to Mr. Slacik’s continued employment, one-half of the restricted shares covered by the award become vested on the first anniversary of the grant date, and the remaining one-half of the shares become vested on the third anniversary of the grant date. Prior to the time they become vested, shares of restricted stock generally may not be transferred, sold or otherwise disposed of. Upon the termination of Mr. Slacik’s employment, any then-unvested shares of restricted stock will generally be forfeited to the Company. However, the restricted stock award will become fully vested if Mr. Slacik’s employment terminates on account of his death or total disability. Mr. Slacik is not entitled to any payment with respect to restricted stock that is forfeited to the Company. Mr. Slacik is entitled to cash dividends on shares of restricted stock at the same rate that the Company pays dividends on all of its Common Stock. However, no dividends will be paid on shares of restricted stock that are forfeited to the Company.

Non-Equity Incentive Awards

Each non-equity incentive plan award granted to a Named Officer in 2006 consisted of an annual incentive opportunity under the Company’s 2006 Executive Annual Incentive Plan. The plan is administered by the Organization and Compensation Committee. The Organization and Compensation Committee has authority to interpret the plan provisions and make all required determinations under the plan. This authority includes making required proportionate adjustments to outstanding awards upon the occurrence of certain corporate events such as reorganizations, mergers and stock splits, and making provision to ensure that any tax withholding obligations incurred in respect of awards are satisfied. The Committee has authorized the Chief Executive Officer as its designee in matters of plan administration (except that the Committee approves the amounts payable under the plan as described above in the “Compensation Discussion and Analysis” section under the heading “Annual Incentive Compensation”).

The incentive award under the plan provides for the payment of a bonus based on the Company’s performance, the Named Officer’s division or group performance and the Named Officer’s individual performance. In connection with the award, each Named Officer was awarded a target incentive amount, expressed as a percentage of base salary. The target incentive amount for the Chief Executive Officer was 100% of base salary, the target incentive amount for the remaining Named Officers (other than for Ms. Beaver, our interim Chief Financial Officer during part of 2006) was 55% of base salary, and the target incentive amount for Ms. Beaver was 35%. In addition to establishing target incentive amounts, the Board approved a bonus metric used to calculate a multiplier of the target amount based on the achievement of the applicable performance measures. The multiplier ranged from a minimum of 0% of target for performance below a threshold level to a maximum of 200% of target for exceptional performance. Named Officers must be employed on the last day of the year in order to be eligible for an award payout. Awards are payable in either cash or stock, at the Company’s discretion.

In February 2007, the Organization and Compensation Committee reviewed the Company’s and Named Officers’ performance for 2006 in relation to the established performance measures and approved incentive payouts under the awards based on their review. All payouts were made in cash, and the amount of the payouts approved under each Named Officer’s incentive award for 2006 is presented in Column (g) of the “Summary Compensation Table - Calendar 2006.”

OUTSTANDING EQUITY AWARDS AT CALENDAR 2006 YEAR-END

The following table presents information regarding the outstanding equity awards held by each Named Officer as of December 31, 2006, including the vesting dates for the portions of these awards that had not vested as of that date.

	Option Awards(1)					Stock Awards(2)
Name	Number of Securities Underlying Unexercised Option Award (#) Exercisable	Number of Securities Underlying Unexercised Option Award (#) Unexercisable	Option Award Exercise or Base Price ($)	Option Award Grant Date	Option Award Expiration Date	Stock Award Grant Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)

(a)	(b)	(c)	(d)	(e)	(f)	(h)	(i)	(j)	(k)	(l)
S. Garrett	— 7,000 22,500 17,250 18,750 33,000 — 30,000	95,000(4) 28,000(5) 67,500(6) — 6,250(7) 11,000(8) 7,500(9) —	56.915 67.795 65.70 54.665 49.09 50.60 28.68 49.08	1/5/06 2/21/05 1/6/05 4/1/04 12/18/03 12/04/03 1/9/03 6/17/02	1/5/13 2/21/12 1/6/12 4/1/11 12/18/10 12/04/10 1/9/13 6/17/12	4/11/06 1/5/06 4/2/03 1/9/03	— 20,000(13) 8,000(14) 3,409(15)	— 1,196000 478,400 203,858	28,000(19) — — —	1,674,400 — — —
Totals	128,500	215,250					31,409	1,878,258	28,000	1,674,400
C. P. Slacik	—	60,000(10)	61.31	11/6/06	11/6/13	10/25/06	10,000(16)	598,000	—	—
Totals	—	60,000					10,000	598,000	—	—
C. D. Beaver	—	4,800(4)	56.915	1/5/06	1/5/13	4/11/06 1/5/06 8/22/05	— 1,000(13) 3,000(17)	— 59,800 179,400	1,400(19) — —	83,720 — —
Totals	—	4,800					4,000	239,200	1,400	83,720
J. T. Glover	—	—	—	—	—	—	—	—	—	—
A. A. Pinkston	22,500	67,500(11)	55.86	11/15/05	11/15/05	11/15/05	10,000(18)	598,000	—	—
Totals	22,500	67,500					10,000	598,000	—	—
B. D. Spaid	— 6,500 11,500 15,000 5,000 12,000 12,000	9,600(4) 19,500(6) — 5,000(8) 5,000(9) — —	56.915 65.70 54.665 50.60 28.68 43.08 38.625	1/5/06 1/6/05 4/1/04 12/4/03 1/9/03 1/3/02 1/4/01	1/5/13 1/6/12 4/1/11 12/4/10 1/9/13 1/3/12 1/4/11	4/11/06 1/5/06	— 2,000(13)	— 119,600	2,800(19) —	167,440 —
Totals	62,000	39,100					2,000	119,600	2,800	167,440
R. W. Kleinert	— 6,000 11,000 10,000	10,000(4) 18,000(6) 5,500(8) 10,000(12)	56.915 65.70 50.60 31.38	1/5/06 1/6/05 12/4/03 1/21/03	1/5/13 1/6/12 12/4/10 1/21/13	4/11/06 1/5/06	— 2,080(13)	— 124,384	2,920(19) —	174,616 —
Totals	27,000	43,500					2,080	124,384	2,920	174,6163

(1) Each stock option grant reported in the table above with a grant date on or after April 1, 2004 was granted under, and is subject to, the Company’s 2004 Plan. Each stock option grant reported in the table above with a grant date before April 1, 2004 was granted under, and is subject to, the Company’s 1998 Incentive Compensation Plan (the “1998 Plan”). The material terms of the stock options granted prior to 2006 and included in the table above are substantially similar to the terms of the stock options granted in 2006 and described above under “Description of Plan-Based Awards - Equity Incentive Awards - Stock Options.”

(2) The stock awards held by our Named Officers are subject to accelerated vesting and/or early termination in connection with a change in control of the Company or certain terminations of employment as described in more detail above under “Grants of Plan-Based Awards in Calendar 2006” and below under “Potential Payments Upon Termination or Change in Control.”

(3) The market or payout value of stock awards reported in Columns (j) and (l) is computed by multiplying the number of shares of stock or units reported in Columns (i) or (k), respectively, by $59.80, the closing market price of our common stock on December 29, 2006, the last trading day in 2006.

(4) The unvested portions of these awards were scheduled to vest in four substantially equal installments on January 5, 2007, January 5, 2008, January 5, 2009 and January 5, 2010.

(5) The unvested portion of this award was scheduled to vest in four substantially equal installments on February 21, 2007, February 21, 2008, February 21, 2009, and February 21, 2010.

(6) The unvested portions of these awards were scheduled to vest in three substantially equal installments on January 6, 2007, January 6, 2008 and January 6, 2009.

(7) The unvested portion of this award was scheduled to vest in full on December 18, 2007.

(8) The unvested portions of these awards were scheduled to vest in full on December 4, 2007.

(9) The unvested portions of these awards were scheduled to vest in full on January 9, 2007.

(10) The unvested portion of this award was scheduled to vest in four substantially equal installments on November 6, 2007, November 6, 2008, November 6, 2009, and November 6, 2010.

(11) The unvested portion of this award was scheduled to vest in three substantially equal installments on November 15, 2007, November 15, 2008 and November 15, 2009.

(12) The unvested portion of this award was scheduled to vest in full on January 21, 2007.

(13) Of the unvested portions of these awards, two-thirds of the units were scheduled to vest on January 5, 2009, and the remaining one-third of the units were scheduled to vest on January 5, 2010.

(14) The unvested portion of this award was scheduled to vest in full on April 2, 2008.

(15) The unvested portion of this award was scheduled to vest in full on January 9, 2007.

(16) The unvested portion of this award was scheduled to vest in two substantially equal installments on October 25, 2007 and October 25, 2009.

(17) The unvested portion of this award was scheduled to vest in full on August 22, 2008.

(18) The unvested portion of this award was scheduled to vest in substantially two equal installments on November 15, 2007, and November 15, 2009.

(19) These awards consist of a grant of performance shares, as described above under “Description of Plan-Based Awards.” The number of performance shares shown for each Named Officer is the number of performance shares that are scheduled to vest on April 11, 2009, provided that the applicable performance target is satisfied.

OPTION EXERCISES AND STOCK VESTED IN CALENDAR 2006

The following table presents information regarding the exercise of stock options by Named Officers during 2006, and on the vesting during 2006 of other stock awards previously granted to the Named Officers.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise of Option Award (#)	Value Realized on Exercise of Option Award ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)

(a)	(b)	(c)	(d)	(e)
S. Garrett	22,500	517,950	3,409	199,801
C. P. Slacik	—	—	—	—
C. D. Beaver	—	—	—	—
J. T. Glover	—	—	7,000	362,700
A. A. Pinkston	—	—	—	—
B. D. Spaid	—	—	2,000	105,800
R. W. Kleinert	—	—	—	—

(1) The dollar amounts shown in Column (c) above for option awards are determined by multiplying (i) the number of shares of our Common Stock to which the exercise of the option related, by (ii) the difference between the per-share closing price of our Common Stock on the date of exercise and the exercise price of the options. The dollar amounts shown in Column (e) above for stock awards are determined by multiplying the number of shares or units, as applicable, that vested by the per-share closing price of the Common Stock on the vesting date.

PENSION BENEFITS - CALENDAR 2006

The following table presents information regarding the present value of accumulated benefits that may become payable to the Named Officers under our qualified and nonqualified defined benefit pension plans.

Name	Plan Name	Number of Years Credited Service (#)(1)(2)	Present Value of Accumulated Benefit ($)(1)(2)	Payments During Last Fiscal Year ($)

(a)	(b)	(c)	(d)	(e)
S. Garrett	Pension Plan	4.543	116,133	—
	Supplemental Pension Plan	4.543	315,723	—
	Totals	—	431,856	—
C. P. Slacik	Pension Plan	—	—	—
	Supplemental Pension Plan	—	—	—
	Totals	—	—	—
C. D. Beaver	Pension Plan	1.362	20,253	—
	Supplemental Pension Plan	1.362	4,788	—
	Totals	—	25,041	—
J. T. Glover(3)	Pension Plan	22.910	734,767	—
	Supplemental Pension Plan	22.910	255,184	—
	Totals	—	989,951	—
A. A. Pinkston	Pension Plan	1.129	17,446	—
	Supplemental Pension Plan	1.129	12,697	—
	Totals	—	30,143	—
B. D. Spaid	Pension Plan	6.422	152,938	—
	Supplemental Pension Plan	6.422	143,490	—
	Totals	—	296,428	—
R. W. Kleinert	Pension Plan	3.948	81,957	—
	Supplemental Pension Plan	3.948	76,198	—
	Totals	—	158,155	—

(1) The years of credited service and present value of accumulated benefits are presented as of December 31, 2006 assuming that each Named Officer retires at normal retirement age and that benefits are paid out in accordance with the terms of each plan described below. For a description of the material assumptions used to calculate the present value of accumulated benefits shown above, please see “Management’s Discussion and Analysis of Financial Condition and Results of Operation - Critical Accounting Policies - Pension Plans” and Note 15 (Retirement Benefits) to the Company’s Consolidated Financial Statements, included as part of the Company’s 2006 Annual Report filed on Form 10-K with the SEC, which sections are incorporated herein by reference.

(2) On December 29, 2006, the Pension Plan was amended to provide (i) for the cessation of benefit accruals under the plan, effective December 31, 2006, with respect to certain participants described in the next sentence, and (ii) that no new participants are permitted in the plan on or after January 1, 2007. Pursuant to the amendment, benefit accruals ceased, effective December 31, 2006, for any participant (i) whose date of birth is on or after January 1, 1967 or (ii) who has not completed at least five full years of credited service under the plan as of December 31, 2006. As a result of the amendment, Messrs. Garrett, Pinkston and Kleinert and Ms. Beaver will not accrue any further benefit under the Pension Plan after December 31, 2006 and, because he had not met the eligibility requirements under the plan as of that date, Mr. Slacik will not be eligible to participate in the Pension Plan. Because benefits under the Supplemental Pension Plan are determined with respect to benefits under the Pension Plan, Messrs. Garrett, Pinkston and Kleinert and Ms. Beaver will not accrue any further benefit under the Supplemental Pension Plan after December 31, 2006, and Mr. Slacik will not be eligible to participate in the Supplemental Pension Plan. Although Messrs. Garrett, Pinkston and Kleinert and Ms. Beaver will not accrue additional benefits under the Pension Plan and Supplemental Pension Plan, the present value of their accumulated benefit under the plans, as reported in Column (d) above, is expected to increase in future years because of actuarial factors.

(3) In January and February 2007, Mr. Glover received a distribution of his accrued benefits under the Pension Plan and the Supplemental Pension Plan in an amount equal to approximately $1,169,269.

Pension and Other Retirement Plans

The Company maintains two defined benefit pension plans covering the Named Officers (other than Mr. Slacik). The Pension Plan is our qualified defined benefit employee retirement plan, and the Named Officers generally participate in this plan on the same general terms as our other eligible employees. However, due to maximum limitations imposed by ERISA and the Internal Revenue Code on the annual amount of a pension which may be paid under a qualified defined benefit plan and on the compensation that may be considered in determining accruals under a qualified defined benefit plan, the pension benefits that would otherwise be payable to the Named Officers under the Pension Plan’s benefit formula are required to be limited. The Supplemental Pension Plan is an unfunded benefit equalization plan of the type permitted by ERISA designed to permit Named Officers and other key employees to receive the full amount of benefits that would be paid under the Pension Plan but for such limitations (as well as certain additional benefits). The material terms of the Pension Plan and Supplemental Pension Plan are described below.

Pension Plan

The Company’s Pension Plan is a noncontributory defined benefit pension plan subject to the provisions of ERISA. Employees of the Company (other than certain employees of entities previously acquired by the Company) are generally eligible to participate in the plan after completing one year of service. However, as indicated above, no new participants will be admitted to the Pension Plan after December 31, 2006.

Participants become vested in their Pension Plan benefit after completing five years of vesting service. Upon a vested participant’s retirement at the plan’s normal retirement date (which is generally defined as the first day of the month coincident with or next following his or her 65th birthday), the participant is entitled to a benefit under the Pension Plan equal to the sum of (A) and (B), where (A) equals the product of 1.2%, the participant’s years of credited service and the participant’s final average earnings; and (B) equals the product of 0.8%, the participant’s years of credited service and the amount by which the participant’s final average earnings exceeds the Social Security wage base (as set forth in the Internal Revenue Code) for the year in which the separation occurs. For purposes of the Pension Plan, “final average earnings” means 12 times the monthly average of the participant’s basic earnings for the 60 consecutive months that yields the highest average. For purposes of the Pension Plan, “basic earnings” generally includes, subject to the maximum limits set forth in the Internal Revenue Code, a participant’s regular base salary or wages, incentive or commission bonuses, overtime pay, sick pay, vacation pay, shift differentials and amounts contributed to certain tax-qualified benefits of the Company, but generally excludes housing and car allowances, exercise or vesting of equity awards, tax and other Company reimbursements and other non-recurring bonuses.

Participants are permitted to remain employed with the Company following their normal retirement date and continue to accrue benefits under the Pension Plan (except that, as indicated above, benefit accruals have been frozen as of December 31, 2006 for certain participants). Vested participants may elect to retire at any time before their normal retirement date and receive a benefit reduced by a factor based on the participant’s age at the time benefit payments commence.

The normal form of early and normal retirement benefit is a life annuity for a single individual, and a joint and survivor annuity with a 50% survivor benefit for a married individual; however, participants may elect among the other optional forms of distributions in the plan. Forms of benefit other than life annuity are adjusted to result in actuarially equivalent values.

Supplemental Pension Plan

As a tax-qualified defined benefit pension plan, the Company’s Pension Plan contains certain Internal Revenue Code limits on the amount of a pension that may be paid or accrued annually by participants. Named Officers and other key employees of the Company who are prevented from accruing or receiving the full amount of their pension benefit under the Pension Plan are permitted to receive the additional pension benefit under the Company’s Supplemental Pension Plan.

Under the Supplemental Pension Plan, the Company will supplement the Named Officer’s monthly pension benefit under the Pension Plan by the difference, if any, between the monthly benefit that would have been payable under the Pension Plan absent the Internal Revenue Code limits less the actual monthly benefit under the Pension Plan. The Company will further supplement the Named Officer’s monthly pension benefit under the Pension Plan to the extent such benefit is less than it otherwise would have been because of an election made by the participant pursuant to a written bonus program or nonqualified deferred compensation plan of the Company that has the effect of reducing the amount of the participant’s compensation taken into account in determining the participant’s pension benefit under the Pension Plan.

Benefits under the Supplemental Pension Plan will generally be paid to participants in the same form and in the same manner as the participant’s benefit under the Pension Plan. However, benefits under the Supplemental Pension Plan will be paid in a lump sum if the value of such benefits does not exceed certain limits set forth in the Supplemental Pension Plan.

Depending on the manner in which a Named Officer’s employment terminates, the pension benefits of certain Named Officers may be calculated by crediting them with additional years of service and earnings credit pursuant to a change in control agreement with the Company, as described below under “Potential Payments Upon Termination or Change in Control.” The resulting additional pension benefit would be provided to the Named Officer as a separate termination benefit under the change in control agreement.

NONQUALIFIED DEFERRED COMPENSATION - CALENDAR 2006

The following table presents information regarding the contributions to and earnings on the Named Officers’ deferred compensation balances under the Company’s nonqualified deferred compensation plans during fiscal 2006, and also shows the total deferred amounts for the Named Officers under these plans as of December 31, 2006.

Name	Plan Name	Executive Contributions in Last FY ($)(1)	Registrant Contributions in Last FY ($)(1)	Aggregate Earnings in Last FY ($)(2)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)(3)

(a)	(b)	(c)	(d)	(e)	(f)	(g)
S. Garrett	Executive Deferred Compensation Plan	368,200	123,089	83,961	—	188,861
	Executive Restoration Plan	30,129	21,090	10,608	—	964,124
	Totals	398,329	144,179	94,569	—	1,152,985
C. P. Slacik	Executive Deferred Compensation Plan	—	—	—	—	—
	Executive Restoration Plan	—	—	—	—	—
	Totals	—	—	—	—	—
C. D. Beaver	Executive Deferred Compensation Plan	—	—	—	—	—
	Executive Restoration Plan	—	—	—	—	—
	Totals	—	—	—	—	—
J. T. Glover	Executive Deferred Compensation Plan	6,670	—	572	—	7,242
	Executive Restoration Plan	607	4,621	214	31,906	13,229
	Totals	7,277	4,621	786	31,906	20,471
A. A. Pinkston	Executive Deferred Compensation Plan	—	—	—	—	—
	Executive Restoration Plan	—	—	—	—	—
	Totals	—	—	—	—	—
B. D. Spaid	Executive Deferred Compensation Plan	1,144	—	51,904	—	878,903
	Executive Restoration Plan	12,358	6,551	9,062	—	157,295
	Totals	13,502	6,551	60,966	—	1,036,198
R. W. Kleinert	Executive Deferred Compensation Plan	—	—	—	—	—
	Executive Restoration Plan	—	—	—	—	—
	Totals	—	—	—	—	—

(1) All of the amounts reported as executive and registrant contributions in Columns (c) and (d) above are also included as compensation for each Named Officer in the appropriate Columns of the “Summary Compensation Table - Calendar 2006” above.

(2) Only the portion of earnings on deferred compensation that is considered to be at above-market rates under SEC rules is included as compensation for each Named Officer in Column (h) of the “Summary Compensation Table - Calendar 2006.” Of the total earnings for each Named Officer listed in Column (e) above, the following amounts were also included as earnings in the “Summary Compensation Table – Calendar 2006”: Mr. Garrett ($480), Mr. Slacik ($0), Ms. Beaver ($0), Mr. Glover ($66), Mr. Pinkston ($0), Mr. Spaid ($1,350) and Mr. Kleinert ($0).

(3) Company contributions to the Executive Deferred Compensation Plan credited in the form of “premium stock units” (as described below under the heading “Nonqualified Deferred Compensation Plans”) are subject to a two-year vesting schedule. Of the aggregate balance for each Named Officer under the Executive Deferred Compensation Plan at 2006 year-end, the following amounts represent Company contributions credited to the plan in the form of premium stock units that vested during 2006: Mr. Garrett ($75,030), Mr. Slacik ($0), Ms. Beaver ($0), Mr. Glover ($0), Mr. Pinkston ($0), Mr. Spaid ($0) and Mr. Kleinert ($0). Of the aggregate balance for each Named Officer under the Executive Deferred Compensation Plan at 2006 year-end, the following amounts represent Company contributions credited to the plan in the form of premium stock units that had not vested as of December 31, 2006: Mr. Garrett ($123,880), Mr. Slacik ($0), Ms. Beaver ($0), Mr. Glover ($0), Mr. Pinkston ($0), Mr. Spaid ($0) and Mr. Kleinert ($0).

Nonqualified Deferred Compensation Plans

The Company permits the Named Officers and other key employees to elect to receive a portion of their compensation reported in the “Summary Compensation Table - Calendar 2006” on a deferred basis. Deferrals of compensation during 2006 and in recent years have been made under the Company’s Executive Deferred Compensation Plan and Executive Restoration Plan. The material terms of the Executive Deferred Compensation Plan and Executive Restoration Plan are discussed below.

Executive Deferred Compensation Plan

Under the plan, each Named Officer may elect to defer between 10% and 70% of his or her base salary and/or between 20% and 80% of any bonuses he or she may earn. Each participating Named Officer may elect to have deferred compensation credited to one or both of the following accounts:

•

a cash account wherein deferrals are credited with interest at a rate equal to the prime rate established by the Bank of America in effect as of July 31 of the preceding year (which rate, for the 2006 plan year, was 6.25%); and/or

•

a stock unit account wherein deferrals are credited in the form of stock units (a bookkeeping entry deemed to be equivalent to one share of Common Stock) by dividing the amount of the deferrals by the fair market value of a share of Common Stock on the crediting date.

For each deferral of a bonus to a stock unit account, the Named Officer’s stock unit account will be increased by a percentage of the amount of the deferral based on the percentage of the Named Officer’s bonus deferred into the stock unit account. The additional contribution ranges from 15% of the amount deferred (for deferring between 35% and 49% of the bonus into the stock unit account) to 30% of the amount deferred (for deferring between 70% and 80% of the bonus into the stock unit account). The additional contribution will be credited in the form of additional stock units (referred to as “premium stock units”).

Named Officers are entitled to the following dividend equivalent rights with respect to stock units credited to their stock unit account. If the Company pays a cash dividend on its Common Stock, then the Named Officer’s stock unit account will be credited with an additional number of stock units equal to (i) the per-share cash dividend paid by the Company on its Common Stock, multiplied by (ii) the total number of stock units credited to the Non-Employee Director’s account as of the dividend record date, divided by (iii) the fair market value of a share of Common Stock on the dividend payment date.

Named Officers are always 100% vested in their plan accounts other than in their premium units, which become vested two years after November 30 of the plan year in which such premium units are credited to the plan. Notwithstanding the foregoing, unvested premium units will become fully vested upon a change in control of the Company or a termination of employment on account of the Named Officer’s death, total disability, retirement or involuntary layoff.

Amounts may be deferred under the plan until a specified date, retirement, death or termination of employment. If the Named Officer elects to receive a distribution upon a specified date, the distribution will occur upon the Named Officer’s termination of employment if the termination occurs prior to the specified date. At the participant’s election, deferrals will generally be paid (i) in a single sum upon termination or the specified date; (ii) 50% upon termination or the specified date and the remaining 50% upon the January 1 following the year in which the termination or specified date occurs; or (iii) for participants with an accrued balance of at least $100,000, in substantially equal annual installments of between five and 15 years following retirement. Notwithstanding the foregoing, distributions will be made in a single sum if the Named Officer terminates employment on account of his or her death. Emergency hardship withdrawals may also be permitted under the plan in certain circumstances. Certain deferred amounts under the plan that are “grandfathered” for purposes of

Section 409A of the Internal Revenue Code may be withdrawn at any time upon the election of a Named Officer, subject to a 10% early withdrawal penalty.

Amounts credited to the cash account will be paid in cash; stock units credited to the stock unit account will be paid in an equivalent number of shares of Common Stock.

Executive Restoration Plan

The Company maintains a tax-qualified 401(k) plan called the Savings Plan. As a tax-qualified plan, the Savings Plan contains certain Internal Revenue Code limits on the amount of elective contributions or matching contributions a participant can make or receive under the Savings Plan. Named Officers and other key employees of the Company who are prevented by these limits from making additional contributions or receiving additional Company matching contributions under the Savings Plan are permitted to defer the additional compensation and receive the additional matching contributions under the Executive Restoration Plan.

A Named Officer may elect to defer under the plan up to 15% of his or her salary and bonuses once the executive is prevented from making or receiving any additional contributions under the Savings Plan. Deferred compensation is credited to a cash account wherein deferrals are credited with interest at a rate equal to the prime rate established by the Bank of America in effect as of the July 31 of the preceding plan year (which rate, for the 2006 plan year, was 6.25%).

In addition to elective deferrals, the Company makes a matching contribution to the plan on behalf of participants whose Company contributions to the Savings Plan are subject to the Internal Revenue Code limits. The contribution equals the additional amount the Company would have contributed on behalf of the participant under the Savings Plan absent the Internal Revenue Code limits, and is credited to the plan in the form of stock units (a bookkeeping entry deemed to be equivalent to one share of Common Stock) by dividing the amount of the additional contribution by the fair market value of a share of Common Stock on the crediting date. If the Company pays a cash dividend on its Common Stock, then the Named Officer’s stock unit account will be credited with an additional number of stock units equal to (i) the per-share cash dividend paid by the Company, multiplied by (ii) the total number of stock units credited to the Named Officer’s account as of the dividend record date, divided by (iii) the fair market value of a share of Common Stock on the dividend payment date.

Named Officers are always 100% vested in their plan accounts. Plan accounts are generally distributed in a single sum upon the Named Officer’s termination of employment. However, emergency hardship withdrawals may also be permitted under the plan in certain circumstances. Certain deferred amounts under the plan that are “grandfathered” for purposes of Section 409A of the Internal Revenue Code may be withdrawn at any time upon the election of a Named Officer, subject to a 10% early withdrawal penalty. Elective deferrals credited to a cash account will be paid in cash; stock units credited under the plan will be paid in an equivalent number of shares of Common Stock.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

The following section described the benefits that may become payable to Named Officers other than Mr. Glover in connection with certain terminations of their employment with the Company and/or a change in control of the Company. For Mr. Glover, the following section describes the benefits that have become payable to him under a transition and retirement agreement entered into with the Company in connection with his retirement from the Company on July 21, 2006. In addition to the change in control and termination benefits described below, outstanding equity-based awards held by our Named Officers may also be subject to full or partial accelerated vesting in connection with certain terminations of employment and changes in control of the Company under the terms of our equity incentive plans as noted under “Grants of Plan-Based Awards in Calendar 2006” and “Outstanding Equity Awards at Calendar 2006 Year-End” above. Moreover, Named Officers are generally entitled to payment of any deferred stock units upon termination of employment.

As prescribed by the SEC’s disclosure rules, in calculating the amount of any potential payments to Named Officers other than Mr. Glover under the arrangements described below, we have assumed that the applicable triggering event (i.e., termination of employment or change in control) occurred on December 31, 2006 and that the price per share of the Company’s Common Stock is equal to $59.80, the closing price per share on December 29, 2006, the last trading day in 2006. As described below, if the benefits payable to a Named Officer (other than Mr. Glover and Ms. Beaver) in connection with a change in control of the Company would be subject to the excise tax imposed under Section 280G of the Internal Revenue Code of 1986 (“Section 280G”), the Company will make an additional payment to the executive so that the net amount of such payment (after taxes) he or she receives is sufficient to pay the excise tax due. For purposes of calculating the Section 280G excise tax, we have assumed that the Named Officer’s outstanding equity awards would be accelerated and terminated in exchange for a cash payment upon the change in control. The value of this acceleration (and thus the amount of the additional payment) would be slightly higher if the accelerated awards were assumed by the acquiring company rather than terminated upon the transaction. For purposes other than calculating the Section 280G excise tax, we have calculated the value of any option or stock award that may be accelerated in connection with a change in control of the Company to be the full value of such award (i.e., the full “spread” value for option awards and the full price per share of Common Stock for stock awards).

Separation Pay Plan

The Company provides severance benefits outside of a change in control context to certain employees, including all of the Named Officers other than Mr. Glover, under its Separation Pay Plan. Under the plan, an eligible employee is generally entitled to severance benefits if his or her employment is terminated by the Company as a result of a layoff. In addition, an eligible employee is entitled to severance benefits if he or she voluntarily terminates employment (i) rather than accept a reassignment to a position which is more than 50 miles from his or her present residence (unless relocation is inherent in the employee’s position), or (ii) in lieu of accepting a new position as a result of a reorganization if the new position offered is substantially below the level of his or her previous position. Employees who volunteer for layoff during a reduction in force or reorganization may also be eligible for severance benefits.

In the event of a qualifying termination of employment, participants are generally entitled to a basic severance benefit and an additional severance benefit. The basic severance benefit is salary continuation payments for a number of weeks following termination based on the employee’s years of service as follows: (i) 2 weeks for employees with less than 3 years of service; (ii) 1 week per year of service for employees with at least 3, but less than 15, years of service; and (iii) 1.5 weeks per year of service for employees with 15 or more years of service. The basic severance benefit is generally payable regardless of whether the employee executes a release of claims in favor of the Company (except that employees who volunteer for layoff during a reduction in force or reorganization are only eligible for the basic benefit if they execute a release). The additional severance benefit is payable only if the employee executes a release of claims in favor of the Company and consists also of salary continuation payments for an additional number of weeks following termination based on the employee’s years of service as follows: (i) an additional 4 weeks for employees with less than 10 years of service; (ii) an additional 6 weeks for employees with at least 10, but less than 15, years of service; (iii) an additional 8 weeks for employees with at least 15, but less than 25, years of service; and (iv) an additional 12 weeks for employees with at least 25 years of service. In no event will the sum of the basic and additional severance benefit for any participant exceed 104 weeks.

Eligible employees employed at the Vice President level or above who have entered into a written severance agreement in connection with a layoff are entitled to the severance benefits set forth in the severance agreement and are not entitled to benefits under the Separation Pay Plan. Payment of severance benefits under a change in control agreement with the Company are in lieu of any severance benefits under the Separation Pay Plan.

The following table lists the Named Officers (other than Mr. Glover) and the estimated amount of their basic and additional severance benefit under the plan had their employment with the Company terminated on December 31, 2006 under circumstances described above and had they executed a general release in favor of the Company.

Name	Estimated Value of Basic Severance Benefit ($)	Estimated Value of Additional Severance Benefit ($)
(a)	(c)	(d)
S. Garrett	57,848	57,848
C. P. Slacik	18,269	36,540
C. D. Beaver	8,674	17,348
A. A. Pinkston	14,616	29,232
B. D. Spaid	35,356	23,572
R. W. Kleinert	12,931	25,860

Change in Control Agreements with Named Officers Other than Mr. Glover and Ms. Beaver

The Company is a party to a change in control agreement with each Named Officer other than Mr. Glover and Ms. Beaver. The agreements are substantially identical (except as noted below with respect to our Chief Executive Officer) and provide for certain benefits to be paid to the Named Officer in connection with a termination of employment with the Company under the circumstances described below. As a condition to the benefits described below, the Named Officer must execute a release of claims in favor of the Company. The change in control agreements also contain a perpetual confidentiality provision and a one-year non-solicitation of employees provision.

The change in control agreements provide for certain severance benefits in the event that, on or within two years following a change in control of the Company, the Named Officer’s employment is terminated by the Company (or a successor) without “cause” (as defined in the agreement) or by the executive if the executive’s compensation or duties are “changed in any material respect” (as defined in the agreement). A termination of employment under the circumstances described above is referred to as a “qualifying termination” in the agreements. In addition, if the Named Officer’s employment terminates under the circumstances described above within six months prior to a change in control, the executive may submit to an arbitration proceeding the determination of whether the termination was a constructive qualifying termination entitling the Named Officer to severance under the agreement. In the event of a qualifying termination, a Named Officer will be entitled to the following severance pay and benefits:

(i) A lump sum cash payment equal to two times (three times for our Chief Executive Officer) the sum of (A) the executive’s highest annual base salary rate as of the date of termination, plus (B) a management bonus increment equal to an “applicable percentage” of the executive’s highest annual base salary. The “applicable percentage” is generally the participant’s target bonus percentage of base salary. The agreements provide for certain equitable adjustments to be made to the applicable percentage if the Company’s management bonus plan is redesigned or eliminated after the date of the agreement.

(ii) A pro-rata (calculated to the nearest month) management bonus for the year of the qualifying termination, calculated as if the target performance had been achieved for the year.

(iii) Accelerated vesting of then-outstanding equity awards, with any outstanding stock options to remain exercisable for the maximum term of the option.

(iv) An additional pension benefit equal to the difference between the executive’s actual benefit under the Company’s Pension Plan upon termination and the benefit the executive would have received under the plan if the executive had been employed for an additional two years (three years for our Chief Executive Officer) and had earnings during that period equal to the amount determined under clause (i) above. The additional pension benefit will be paid to the executive over the same period of time as he or she is receiving a benefit from the Pension Plan.

(v) For a period of two years (three years for our Chief Executive Officer), the executive may participate in the group health, life insurance, automobile allowance, financial planning assistance, outplacement services, directors and officers insurance and indemnification programs of the Company in the same manner and at the same level as in effect prior to the qualifying termination.

(vi) If the executive’s benefits are subject to the excise tax imposed under Section 280G, a gross-up payment so that the net amount of such payment (after taxes) he or she receives is sufficient to pay the excise tax due.

The following table lists the Named Officers (other than Mr. Glover and Ms. Beaver) and the estimated amounts they would have become entitled to under their change in control agreement had their employment with the Company terminated on December 31, 2006 under the circumstances described above.

Name	Estimated Total Value of Cash Payment ($)	Estimated Total Value of Equity Acceleration ($)	Estimated Value of Additional Pension Plan Benefit ($)(1)	Estimated Total Value of Benefit Plan Continuation ($)	Estimated Total Value of Excise Tax “Gross-Up” ($)
(a)	(b)	(c)	(d)	(e)	(f)
S. Garrett	5,264,000	4,201,397	431,856	171,680	3,971,023
C. P. Slacik	1,733,750	596,500	—	117,599	1,223,138
A. A. Pinkston	1,387,000	852,325	—	136,619	1,050,842
B. D. Spaid	1,118,452	512,676	92,317	128,573	592,022
R. W. Kleinert	1,227,144	658,075	158,155	134,523	—

(1) As indicated above, Pension Plan benefits for certain participants, including all of the Named Officers other than Messrs. Glover and Spaid, were frozen as of December 31, 2006 because these participants did not then have at least five years of service. Furthermore, the Named Officers other than Messrs. Glover and Spaid were not vested under the Pension Plan as of December 31, 2006. Had Messrs. Garrett and Kleinert become entitled to severance benefits under their change in control agreements on December 31, 2006, they would have been entitled to pension benefits in the amounts they would have received if they had been vested under the Pension Plan and the Supplemental Pension Plan as of December 31, 2006, the amount of which is set forth above and in the “Pension Benefits - Calendar 2006” table. Had Messrs. Slacik and Pinkston become entitled to severance benefits under their change in control agreement on December 31, 2006, the additional two years of service credit provided thereunder would not have been sufficient to cause them to be treated as vested under the Pension Plan and the Supplemental Pension Plan, and therefore they would not have been entitled to an additional plan benefit under their agreement. Mr. Spaid was vested in his Pension Plan benefit as of December 31, 2006. As such, the amount reflected above for Mr. Spaid represents the additional pension benefit to which Mr. Spaid would have been entitled pursuant to his change in control agreement if he had terminated employment on December 31, 2006 and become entitled to two additional years of service credit and earnings under the Pension Plan.

Transition and Retirement Agreement with James Glover

On March 16, 2006, the Company and Mr. Glover entered into a transition and retirement agreement which provides for the following payments and benefits to Mr. Glover in connection with his retirement from the Company on July 21, 2006, subject to Mr. Glover’s execution of a general release of claims in favor of the Company: (i) salary continuation payments at a bi-weekly rate of $12,146 for a period of 18 months following the retirement date, the aggregate cost of which the Company estimates at approximately $473,700; (ii) a pro-rata portion of the bonus Mr. Glover would have been entitled to for 2006 assuming he received a 100% payout under the bonus plan (pro-rata based on the number of days, not to be fewer than 183, in 2006 prior to the retirement date), the amount of which the Company estimates at approximately $100,206; (iii) continued coverage under the Company’s medical plan at normal active employee rates for a period of one year following retirement, the cost of which the Company estimates at approximately $7,857; (iv) the vesting of Mr. Glover’s special stock option grant, scheduled to vest on April 1, 2007, is accelerated to vest on the retirement date, the cost of which the Company estimates at approximately $28,650; (v) the vesting of Mr. Glover’s restricted stock grant, scheduled to vest on August 6, 2007, is accelerated to vest on May 1, 2006, the cost of which the Company estimates at approximately $256,900; (vi) continued participation in the Company’s financial planning service program until December 31, 2007, the cost of which the Company estimates at approximately $20,880; (vii) participation in an executive outplacement program until the earlier of December 31, 2007 or Mr. Glover’s obtaining subsequent employment, in an amount not to exceed $35,000; and (viii) an amount equal to approximately $24,292 for twenty accrued but unused vacation days.

Pension Plans

Upon a Named Officer’s retirement or other termination of employment, the Named Officer will generally receive a payout of his or her vested retirement benefits under the Company’s defined benefit pension plans. In connection with his retirement from the Company on July 21, 2006, in January and February 2007 Mr. Glover received a payout of his vested retirement benefits under the Company’s defined benefit pension plans in an amount equal to approximately $1,169,269. See the “Pension Benefits - Calendar 2006” table above and the related “Pension and Other Retirement Plans” discussion for a description of these retirement payments.

Nonqualified Deferred Compensation Plans

Upon a Named Officer’s retirement or other termination of employment, the Named Officer will generally receive a payout of his vested account balances under the Company’s nonqualified deferred compensation plans. In addition, in the event of a change in control of the Company or certain terminations of employment, a Named Officer will become fully vested in his or her premium stock units under the Executive Deferred Compensation Plan. See the “Nonqualified Deferred Compensation - Calendar 2006” table above and the related “Nonqualified Deferred Compensation Plans” discussion for a description of these nonqualified deferred compensation payments.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

AND MANAGEMENT

The following table sets forth the amount of shares of Common Stock beneficially owned as of February 27, 2007, the most recent practicable date, unless otherwise indicated, by those persons or entities (or group of affiliated persons or entities) known by management or based on filings with the SEC to beneficially own more than five percent of the outstanding Common Stock, each director and director nominee of the Company, the Named Officers reported in the “Summary Compensation Table – Calendar 2006” above, and all current directors and executive officers of the Company as a group. Percentage of ownership is calculated using the number of outstanding shares as of February 27, 2007 (64,675,950), plus the number of shares the individual or group had the right to acquire within 60 days of February 27, 2007, as indicated in notes 1 and 2 following the table.

By Directors and Executive Officers

Beneficial Owner	Beckman Coulter Common Stock (1)(2)(3)(4)(5)	Percentage of Ownership
Directors:
P. B. Dervan	44,226	*
K. M. Farr	10,412	*
R. G. Funari	3,233	*
S. Garrett	330,901	*
C. A. Haggerty	35,955	*
V. B. Honeycutt	27,856	*
W. N. Kelley	45,129	*
R. J. Lavizzo-Mourey	28,833	*
J. V. Mazzo	700	*
G. S. Schafer	21,133	*
B. Woods	38,054	*
Other Named Officers:
C. P. Slacik	12,830	*
C. D. Beaver	1,263	*
A. A. Pinkston	34,900	*
B. D. Spaid	18,305	*
R. W. Kleinert	50,380	*
J. T. Glover	251	*
All current directors and executive officers as a group (24 persons)		*

*	Less than 1% of outstanding shares. All amounts have been rounded to the nearest whole number.

(1)	Unless otherwise indicated, each person’s address is c/o Beckman Coulter, Inc., 4300 North Harbor Boulevard, P.O. Box 3100, Fullerton, California 92834-3100. If a stockholder holds options or other securities that are exercisable or otherwise convertible into the Common Stock within 60 days of February 27, 2007, we treated the common stock underlying those securities as owned by that stockholder, and as outstanding shares when we calculate the stockholder’s percentage ownership of the Common Stock. Such shares, however, are not deemed outstanding for the purpose of computing the percentage ownership of any other person.

(2)	Includes shares that could be purchased by exercise of options on February 27, 2007 or within 60 days thereafter, under the Company’s Stock Option Plan for Non-Employee Directors, the Incentive Compensation Plan of 1990 and the 1998 Incentive Compensation Plan, and the 2004 Long-Term Performance Plan, as applicable.

(3)	Includes shares held in trust for the benefit of the named officers and employee directors under the Company’s Savings Plan.

(4)	Certain directors have elected to treat their cash compensation from annual retainers and fees as though it has been invested in Common Stock under the Deferred Directors Fee Program (see “Director Compensation” above). In addition, certain officers have elected to participate in the Company’s Executive Deferred Compensation Plan and/or the Executive Restoration Plan and to have a portion of their salaries and annual bonuses and related Company matching and premium contributions under such plans treated as if invested in Common Stock. Stock units are distributed at the end of the deferral period in the form of shares of Common Stock, and premium units credited on or after April 1, 2004 and dividend equivalents attributable thereto will be charged against the applicable share limits of the 2004 Long-Term Performance Plan.

(5)	Excludes 2006 restricted share unit awards and performance share unit awards under the 2004 Long Term Incentive Plan which have not yet vested.

By Others

We know of no person, except as set forth below, who is the beneficial owner of more than 5% of the Company’s issued and outstanding Common Stock. The table shows information reported to us as of February 27, 2007, with percentage of ownership calculated using the number of outstanding shares for voting purposes on the Record Date.

Name of Beneficial Owners	Shares of Common Stock		Percent
Wellington Management Company, LLP 75 State Street Boston, Massachusetts 02109	7,332,350	(1)	11.3%

Capital Research and Management Company 333 S. Hope St. Los Angeles, CA 90071	4,656,400	(2)	7.1%

(1)	Based on the Schedule 13G/A filed with the Securities and Exchange Commission on February 14, 2007 by the named beneficial owner reporting shared dispositive power as to all shares shown (11.3% of outstanding shares) and shared voting power as to 3,843,250 of such shares (5.9% of outstanding shares).

(2)	Based on the Schedule 13G filed with the Securities and Exchange Commission on February 6, 2007 by the named beneficial owner reporting sole dispositive power and sole voting power as to 4,656,400 of such shares (7.1% of outstanding shares).

Charitable Contributions

During the fiscal year ended December 31, 2006, the Company did not make any contributions to any charitable organization, in which an independent, non-management director served as an executive officer, that exceeded the greater of $1M or 2% of the charitable organization’s consolidated gross revenues.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires the directors and officers of the Company and persons who own more than ten percent of a registered class of the Company’s equity securities (“Reporting Person”) to file with the Securities and Exchange Commission and the New York Stock Exchange initial reports of ownership and reports of changes in ownership of the Common Stock. In addition, under Section 16(a), trusts for which a Reporting Person is a trustee and a beneficiary (or a member of his immediate family is a beneficiary) may have a separate reporting obligation with regard to holdings and transactions in Common Stock.

Specific due dates for these reports have been established, and the Company is required to disclose in this Proxy Statement any failure to file by these dates during 2006. To the Company’s knowledge, based solely on a review of the copies of those forms furnished to the Company and written representations from the executive officers and directors, all of these requirements were satisfied, except as to matters as stated herein. Due to administrative delays in replacing the position of our Assistant Corporate Secretary, Mr. Garrett filed a late report on Form 4 on March 24, 2006 for earlier payroll transactions with regard to a total of 8,905.3023 derivative securities attributable to his participation in the Company’s Executive Deferred Compensation Plan. Due to administrative delays in obtaining the CIK access code from the SEC, Ms. Miller filed Form 3 one day late on June 13, 2006. Due to omissions by the Company’s third party recordkeeper, Messrs. Hurley, Bell, Garrett and Boghosian all filed a late report on Form 4 on June 20, 2006 for earlier payroll transactions with regard to a total of 103.4609 derivative securities attributable to their participation in the Company’s Restoration and Executive Deferred Compensation Plans. Due to administrative delays, Messrs. Hurley, Bell, Garrett, Boghosian and Glyer all filed a late report on Form 4 on September 26, 2006 for earlier payroll transactions with regard to a total of 109.5024 derivative securities attributable to their participation in the Company’s Restoration and Executive Deferred Compensation Plans.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit and Finance Committee of the Board of Directors has recommended KPMG LLP to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2007. KPMG LLP has served as the Company’s independent auditors since it was engaged to serve as the Company’s independent accountants for the fiscal year ended December 31, 1990. One or more representatives of KPMG LLP are expected to be present at the Annual Meeting. The representatives will have an opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions.

Audit and Non-Audit Fees

Pursuant to the rules of SEC, the fees paid for professional services rendered by KPMG LLP for the audit of the Company’s annual financial statements for the years ended December 31, 2006, and December 31, 2005, respectively, and fees billed for other services rendered by KPMG LLP during those periods, are disclosed in the following table:

	2006	2005
Audit Fees(1)	$5,447,000	$4,410,000
Audit-Related Fees(2)	667,000	246,000
Tax Fees(3)	1,504,000	1,540,000
All Other Fees(4)	0	0

Total	$7,618,000	$6,196,000

(1)	Audit fees consisted principally of fees billed to the Company for professional services performed for the audit of consolidated financial statements included in the Form 10-K and review of financial statements included in the Forms 10-Q, for the audit of the Company’s internal control over financial reporting, and for services generally only the independent registered public accounting firm can reasonably be expected to provide, such as statutory and regulatory filings or engagements. This amount also includes fees incurred in connection with an inquiry directed by the Audit and Finance Committee of the Board of Directors, wherein allegations made by a former employee were determined to be unsubstantiated.

(2)	Audit-related fees consisted principally of fees billed to the Company for assurance and related services performed that are reasonably related to the performance of the audit or review of the Company’s financial statements, including, due diligence related to mergers and acquisitions, audits of employee benefit and compensation plans, audits of carve-out entities, and other agreed upon procedures to meet various statutory and regulatory requirements.

(3)	Tax fees consisted principally of fees billed to the Company for professional services performed with respect to U.S. federal, state and local and international tax planning, advice and compliance, assistance with tax audits and appeals and review of original and amended tax returns for the Company and its consolidated subsidiaries.

(4)	All other fees are fees for any permissible services performed that do not meet the above category descriptions, such as fees related to financial information systems implementation and design services, however, the Company generally does not engage KPMG LLP for “other” services.

The Audit and Finance Committee has considered whether the provision of audit and non-audit services by KPMG LLP to the Company in fiscal 2006 is compatible with maintaining the auditor’s independence. The Company has been advised by KPMG LLP that neither the firm, nor any member of the firm, has any financial interest, direct or indirect, in any capacity in the Company or its subsidiaries.

ANNUAL REPORT

A copy of the 2006 Annual Report on Form 10-K which includes the financial statements, but excludes Form 10-K exhibits, is being mailed to each stockholder of record as of the Record Date, together with the proxy materials; however, that report is not part of the proxy soliciting information. We will furnish desired exhibits upon written request and payment of a fee of 10 cents per page covering our duplicating costs. Written requests should be directed to the Secretary of the Company at the address shown on Page 1 of this Proxy Statement. The Annual Report on Form 10-K (including exhibits thereto) and this Proxy Statement are also available on our website (www.beckmancoulter.com).

DEADLINE FOR STOCKHOLDER PROPOSALS

Requirements for Stockholder Proposals to be Considered for Inclusion in the Company’s Proxy Materials

Stockholders of the Company may submit proposals on matters appropriate for stockholder action at meetings of the Company’s stockholders in accordance with Rule 14a-8 promulgated under the Securities Exchange Act of 1934. For such proposals to be included in the Company’s proxy materials relating to its 2008 annual meeting, all applicable requirements of Rule 14a-8 must be satisfied and such proposals must be received by the Company no later than November 27, 2007. Such proposals should be delivered to the Secretary of the Company at the address shown on Page 1 of this Proxy Statement.

Requirements for Stockholder Proposals to be Brought Before the Annual Meeting

The Company’s Amended and Restated By-Laws provide that for stockholder nominations to the Board of Directors or other proposals to be considered at an annual meeting of stockholders, the stockholder must have given timely notice thereof in writing to the Secretary of the Company not less than 60 days prior to the scheduled annual meeting, regardless of any postponements, deferrals or adjournments of that meeting to a later date (as specified in the Company’s proxy materials for its immediately preceding annual meeting of stockholders). To be timely for the 2008 annual meeting, a stockholder’s notice must be delivered, or mailed to and received by the Company’s Secretary at the principal executive offices of the Company no later than February 26, 2008. However, if the scheduled meeting date is changed and the Company does not provide at least 70 days advance notice or public disclosure of the change, then stockholders have until the close of business on the tenth day after the date the Company gave notice or publicly disclosed the changed date of the annual meeting in which to submit proposals.

A stockholder’s notice to the Secretary of the Company must set forth the information required by the Company’s Amended and Restated By-Laws with respect to each matter the stockholder proposes to bring before the annual meeting. A copy of the full text of these bylaw provisions may be obtained by writing to the Secretary of the Company at the address shown on Page 1 of this Proxy Statement. All proposals are subject to review by the Board to determine if they will be included in the Company’s proxy statement and submission of a stockholder proposal does not guarantee that it will be included in the proxy statement.

In addition, the proxy solicited by the Board of Directors for the 2008 annual meeting will confer discretionary authority to vote on (i) any proposal presented by a stockholder at that meeting for which the Company has not been provided with notice on or prior to February 27, 2008 and (ii) any proposal made in accordance with the Company’s bylaw provisions, if the 2007 proxy statement briefly describes the matter and how management’s proxy holders intend to vote on it, if the stockholder does not comply with the requirements of Rule 14a-4(c)(2) under the Securities Exchange Act of 1934.

OTHER BUSINESS

The Board does not intend to present any business at the Annual Meeting other than as stated above. As of the date of this Proxy Statement, neither the Board nor management of the Company knows of any other matters to be brought before the stockholders at this Annual Meeting. If any other matters properly come before the meeting for action by stockholders, proxies in the form enclosed returned to us will be voted in accordance with the recommendation of the Board or, in the absence of such recommendation, in accordance with the discretion of the persons named in the proxy.

By Order of the Board of Directors,

Arnold A. Pinkston

Senior Vice President, General Counsel and Secretary

March 27, 2007

Fullerton, California

Appendix A

CHARTER OF THE AUDIT AND FINANCE COMMITTEE

OF THE BOARD OF DIRECTORS

I. AUDIT AND FINANCE COMMITTEE PURPOSE

The Audit and Finance Committee is appointed by the Board of Directors (the “Board”) of Beckman Coulter, Inc. (the “Company”) to assist the Board in fulfilling certain of its oversight responsibilities. Specifically, the Audit and Finance Committee’s purpose is to:

•	Assist Board oversight of:

•	the integrity of the Company’s financial statements;

•	the Company’s compliance with legal and regulatory requirements in conjunction with the Nominating and Corporate Governance Committee;

•	the independent auditors’ qualifications and independence; and

•	the performance of the independent auditors and the Company’s internal audit function.

•	Prepare the required report pursuant to the rules of the Securities and Exchange Commission (the “SEC”) for inclusion in the Company’s annual proxy statement.

The Audit and Finance Committee has the authority to conduct any investigation appropriate to fulfilling its responsibilities and direct access to the independent auditors as well as anyone in the Company. The Audit and Finance Committee shall also have the ability to retain without seeking the approval of the Board or management, special legal, accounting, or other consultants or experts it deems necessary or appropriate in the performance of its duties.

The Company shall provide for appropriate funding, as determined by the Audit and Finance Committee, in its capacity as a committee of the Board, for payment of:

•

Compensation to the independent auditors and any other public accounting firm engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company;

•	Compensation of any advisers employed by the Audit and Finance Committee; and

•	Ordinary administrative expenses of the Audit and Finance Committee that are necessary or appropriate in carrying out its duties.

II. AUDIT AND FINANCE COMMITTEE COMPOSITION AND MEETINGS

Audit and Finance Committee members shall meet the requirements of the rules of the New York Stock Exchange, Inc. (the “NYSE”), the Sarbanes-Oxley Act of 2002 (the “2002 Act”) and the rules of the SEC. The Audit and Finance Committee shall be comprised of three or more directors as determined by the Board, each of whom the Board has determined has no material relationship with the Company and each of whom is otherwise “independent” to the extent required by the NYSE, and Rule 10A-3 under the Securities Exchange Act of 1934. The Board shall also determine that each member is “financially literate,” and that one member of the Audit and Finance Committee has “accounting or related financial management expertise,” in each case as such qualifications are interpreted by the Board in its business judgment, and whether any members of the Audit Committee are “audit committee financial experts” as defined by the SEC for purposes of the 2002 Act.

No director may serve as a member of the Audit and Finance Committee if such director serves on the audit committees of more than two other public companies unless the Board determines that such simultaneous service would not impair the ability of such director to effectively serve on the Audit and Finance Committee and discloses this determination in the Company’s annual proxy statement.

Audit and Finance Committee members shall be appointed by the Board on the recommendation of the Nominating and Corporate Governance Committee, and shall serve at the pleasure of the Board and for such term or terms as the Board may determine. The Board shall designate one member of the Audit and Finance Committee as its chairperson. On the recommendation of the Nominating and Corporate Governance Committee, the Board may designate one or more alternate members of the Committee who may replace any absent or disqualified member at any meeting of the Committee.

The Audit and Finance Committee shall meet at least four times annually, or more frequently as circumstances dictate. The Audit and Finance Committee chairperson shall prepare and/or approve an agenda in advance of each meeting. The Audit and Finance Committee should meet separately in executive session periodically with management, the Senior Internal Audit executive, and the independent auditors to discuss any matters that the Audit and Finance Committee or any of these persons or firms believes should be discussed privately. The Audit and Finance Committee shall report regularly to the Board.

III. AUDIT AND FINANCE COMMITTEE RESPONSIBILITIES AND DUTIES

As stated above, the Audit and Finance Committee’s purpose includes assisting the Board in oversight of the integrity of the Company’s financial statements, its legal and regulatory requirements, the qualifications, independence and performance of the independent auditors and the performance of the Company’s internal audit function. In carrying out that role, the Audit and Finance Committee will have the duties and responsibilities delineated in Annex A. Annex A will be reviewed annually, and updated if necessary, to reflect changes in regulatory requirements, authoritative guidance and evolving oversight practices. As the compendium of Audit and Finance Committee duties and responsibilities, Annex A will be considered to be incorporated in, and a part of, this charter.

IV. DELEGATION TO SUBCOMMITTEE

The Audit and Finance Committee may, in its discretion, delegate all or a portion of its duties and responsibilities to a subcommittee of the Audit and Finance Committee. Without limiting the generality of the foregoing, the Audit and Finance Committee may, in its discretion, delegate to one or more of its members the authority to pre-approve any audit or non-audit services to be performed by the independent auditors, provided that any such approvals are presented to the Audit and Finance Committee at its next scheduled meeting.

***************************

While the Audit and Finance Committee has the responsibilities and powers set forth in this charter, it is not the duty of the Audit and Finance Committee to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the independent auditors. In fulfilling their responsibilities hereunder, it is recognized that members of the Audit and Finance Committee are not full-time employees of the Company and are not, and do not represent themselves to be, performing the functions of auditors or accountants. As such, it is not the duty or responsibility of the Audit and Finance Committee or its members to conduct “field work” or other types of auditing or accounting reviews or procedures or to set auditor independence standards.

ANNEX A

The following are the key duties and responsibilities of the Audit and Finance Committee:

1. With respect to financial reporting:

(i)	To obtain from the independent auditors in connection with any audit a timely report describing all critical accounting policies and practices used, all alternative treatments within generally accepted accounting principles for policies and procedures related to material items that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditors, and any material written communications between the independent auditors and management, such as any “management” letter or schedule of unadjusted differences.

(ii)	Discuss with management, the independent auditors and the Senior Internal Audit executive, as appropriate: (a) any major issues regarding accounting principles and financial statement presentations, including any significant changes in the Company’s selection or application of accounting principles, and major issues as to the adequacy of the Company’s internal controls and any special audit steps adopted in light of material control deficiencies; (b) analyses prepared by management and/or the independent auditors setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including analyses of the effects of alternative GAAP methods on the financial statements; and (c) the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the financial statements of the Company.

(iii)	In consultation with management, the independent auditors and the Senior Internal Audit executive, consider the integrity of the Company’s financial reporting processes and internal controls. Meet periodically with management to review significant financial risk exposures and the steps management has taken to monitor, control and report such exposures and discuss policies with respect to risk assessment and risk management. Review significant findings prepared by the independent auditors and the internal auditing department together with management’s responses.

(iv)	Determine that the interim quarterly financial statements are reviewed by the independent auditors prior to external release of the financial statements. If management or the independent auditors identify significant special matters, they will review this information with the Audit and Finance Committee prior to external release of the financial statements. Discuss any significant changes to the Company’s accounting principles and any items required to be communicated by the independent auditors in accordance with SAS 61 or other professional standards.

2. With respect to the independent auditors:

(i)	The independent auditors shall report directly to the Audit and Finance Committee. The Audit and Finance Committee shall review the independence, qualifications, and performance of the independent auditors and shall be responsible for their appointment, compensation (including the sole authority to approve all audit engagement fees and terms), retention, termination and oversight (including resolving disagreements between management and the independent auditors regarding financial reporting).

(ii)	Be directly responsible for the appointment, compensation, retention and oversight of the work of any other registered public accounting firm engaged for the purpose of preparing or issuing an audit report or to perform audit, review or attestation services, which firm shall also report directly to the Audit and Finance Committee.

(iii)	Pre-approve, or adopt appropriate procedures to pre-approve, all audit and non-audit services to be provided by the independent auditors, and consider whether the outside auditors’ provision of non-audit services to the Company is compatible with maintaining the independence of the outside auditors.

(iv)	At least annually, obtain and review a report by the independent auditors describing: the independent auditor’s internal quality-control procedures; any material issues raised by the most recent internal quality-control review, or peer review, of the independent auditors, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the independent auditors, and any steps taken to deal with such issues; and (to assess the independent auditors’ independence) all relationships between the independent auditor and the Company, including the matters set forth in Independence Standards Board No. 1.

(v)	Discuss with management the timing and the process for implementing the rotation of the lead audit partner, the concurring partner and any other active audit engagement team partners, and consider whether there should be a regular rotation of the audit firm itself.

(vi)	Establish hiring policies for employees or former employees of the independent auditors.

3. With respect to the Internal Audit Services Department and legal compliance:

(i)	Review and approve updates to Internal Audit Services’ charter.

(ii)	Review the budget, plan, changes in plan, activities, organizational structure, and qualifications of the Internal Audit Services department, including those related to IT (Information Technology) procedures and controls.

(iii)	Review the appointment, performance and replacement of the Senior Internal Audit executive.

(iv)	Review with the Company’s general counsel and, as appropriate, independent auditors any legal, compliance or regulatory matters that could have a material effect on the financial statements or the Company’s business, financial statements or compliance policies, including any material reports to or inquiries received from regulators, governmental agencies or employees.

(v)	Review the Company’s evaluation of its system of internal controls.

4. With respect to its general responsibilities:

(i)	Establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and for the confidential, anonymous submission by Company employees of concerns regarding questionable accounting or auditing matters.

(ii)	Discuss with management and the independent auditors and, as appropriate, the Senior Internal Audit executive earnings press releases, as well as types of financial information and earnings guidance provided, and presentations made, to analysts and rating agencies. Discussion of financial information, earnings guidance and presentations may be done generally (i.e., discussion of the types of information to be disclosed and the type of presentation to be made).

(iii)	Prior to the audit, review with management, the independent auditors and, if appropriate, the Senior Internal Audit executive, the audit annual plan/engagement letter – discuss scope, staffing, locations, reliance upon management and the Internal Audit Services department and general audit approach.

(iv)	Prior to releasing the year-end earnings, discuss the results of the audit with the independent auditors. Discuss with management and the independent auditors the annual audited financial statements and quarterly financial statements, including the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

(v)	Discuss with management and the independent auditors and, as appropriate, the Senior Internal Audit executive any significant matters arising from any audit, including any audit problems or difficulties, whether raised by management, the internal auditing department or the independent auditors, relating to the Company’s financial statements.

(vi)	Discuss with management and the independent auditors and, as appropriate, the Senior Internal Audit executive any difficulties the independent auditors encountered in the course of the audit, including any restrictions on their activities or access to requested information and any significant disagreements with management and any “management” or “internal control” letter issued, or proposed to be issued, by the independent auditors to the Company.

(vii)	Review and discuss any reports concerning material violations submitted to it by Company attorneys or outside counsel pursuant to the SEC attorney professional responsibility rules (17 C.F.R. Part 205) or otherwise.

(viii)	Review and reassess the adequacy of this charter at least annually and recommend any changes to the Board. Submit the charter to the Board for approval and have the document published at least every three years in accordance with SEC regulations.

(ix)	Annually prepare a report to stockholders as required by the SEC for inclusion in the Company’s annual proxy statement after appropriate consultation with the independent auditors.

(x)	Maintain minutes of meetings and periodically report to the Board on significant results of the foregoing activities.

(xi)	Oversee the corporate finance matters of the Company, including but not limited to the approval and recommendation to the full Board of Directors all capital investments greater than $5 million, review of the Company’s financing strategy, the annual financing plan, dividend policy, recapitalization including debt and/or equity, financing related to material acquisitions and divestitures, stock splits and other such financing matters.

(xii)	Prepare and review with the Board an annual performance evaluation of the Audit and Finance Committee, which evaluation must compare the performance of the Audit and Finance Committee with the requirements of this charter. The performance evaluation shall also recommend to the Board any improvements to the Committee’s charter deemed necessary or desirable by the Committee. The performance evaluation by the Audit and Finance Committee shall be conducted in such manner as the Audit and Finance Committee deems appropriate. The report to the Board may take the form of an oral report by the chairperson of the Audit and Finance Committee or any other member of the Audit and Finance Committee designated by the Audit and Finance Committee to make this report.

(xiii)	Perform any other activities as the Board may delegate to the Audit and Finance Committee.

Appendix B

BECKMAN COULTER, INC.

2007 LONG-TERM PERFORMANCE PLAN

1.	Purpose of Plan.

The purpose of this 2007 Long-Term Performance Plan (this “Plan”) of Beckman Coulter, Inc., a Delaware corporation (the “Company”), is to provide incentives and stock-based awards to promote the success of the Company and the interests of its stockholders and to further align the interests of the Company’s stockholders, employees and non-employee directors.

2.	Persons Eligible Under Plan.

Any person who is a director or an officer or employee of the Company or any of its subsidiaries (an “Eligible Person”) shall be eligible to be considered for the grant of one or more awards (as described in Section 5 below) under this Plan.

3.	Stock Subject to Plan.

Subject to the provisions of Section 7, the capital stock that may be delivered under this Plan will be shares of the Company’s Common Stock, par value $0.10 per share (the “Common Shares”). Subject to adjustment as provided in or pursuant to this Section 3 or Section 7:

3.1	Aggregate Share Limits. The maximum number of Common Shares that may be delivered pursuant to all awards granted under this Plan (the “Share Limit”) is equal to the sum of the following:

(1)            2,350,000 Common Shares; plus

(2)            the number of any shares subject to stock options granted under the Company’s 2004 Long-Term Incentive Plan, as amended (the “2004 Plan”), as of the date of stockholder approval of this Plan (the “Stockholder Approval Date”) which expire, or for any reason are cancelled or terminated, after the Stockholder Approval Date without being exercised; plus

(3)            the number of any shares of restricted stock or restricted stock units granted under the 2004 Plan that are outstanding and unvested on the Stockholder Approval Date which are forfeited, terminated, cancelled or otherwise reacquired by the Company without having become vested.

3.2	Limits on Awards Other Than Options and Stock Appreciation Rights. Subject to the Share Limit, in no event shall more than 1,410,000 Common Shares be available for share awards under this Plan other than (a) stock options, (b) stock appreciation rights (“SARs”) or (c) shares delivered in respect of compensation earned but deferred.

3.3	Limits on Director Awards. Subject to the Share Limit, in no event shall more than 250,000 Common Shares be available for awards to non-employee directors under this Plan. This limit does not apply, however, to shares delivered in respect of compensation earned but deferred. For this purpose, a “non-employee director” is a member of the Board who is not an officer or employee of the Company or any of its subsidiaries.

3.4	Individual Limits. The aggregate number of Common Shares subject to options and SARs granted under this Plan during any calendar year to any individual shall be limited to 500,000. Additional individual limits are set forth in Section 5.2.2.

3.5	ISO Share Limit. The maximum number of Common Shares that may be delivered pursuant to options qualified as incentive stock options under Section 422 of the Internal Revenue Code (“ISOs”) granted under this Plan is subject to the Share Limit in the aggregate and, in the individual case, the applicable limits under Section 422 of the Internal Revenue Code, as amended from time to time (the “Code”).

3.6	Cash Settlement and Termination of Awards - Effect on Share Limits. To the extent that an award is settled in cash or a form other than Common Shares, the shares that would have been delivered had there been no such cash or other settlement shall not be counted against the shares available for issuance under this Plan. In the event that shares are delivered in respect of a dividend equivalent right, only the actual number of shares delivered with respect to the award shall be counted against the share limits of this Plan. To the extent that shares are delivered pursuant to the exercise of a stock appreciation right or stock option, the number of underlying shares as to which the exercise related shall be counted against the applicable share limits of this Plan, as opposed to only counting the shares actually issued. (For purposes of clarity, if a stock appreciation right relates to 100,000 shares and is exercised at a time when the payment due to the participant is 15,000 shares, 100,000 shares shall be charged against the applicable share limits under this Plan with respect to such exercise.) Shares that are subject to or underlie awards which expire or for any reason are cancelled or terminated, are forfeited, fail to vest, or for any other reason are not paid or delivered under this Plan shall again be available for subsequent awards under this Plan. Shares that are exchanged by a participant or withheld by the Company as full or partial payment in connection with any award under this Plan, as well as any shares exchanged by a participant or withheld by the Company to satisfy the tax withholding obligations related to any award under this Plan, shall not be available for subsequent awards under this Plan. The foregoing adjustments to the share limits of this Plan are subject to any applicable limitations under Section 162(m) of the Code and applicable regulations and interpretations thereunder (“Section 162(m)”) with respect to awards intended as performance-based compensation thereunder.

4.	Administrator of Plan.

4.1	The Administrator. With respect to awards intended to satisfy the requirements for performance-based compensation under Section 162(m), this Plan shall be administered by a committee (the “Committee”) of the Board of Directors of the Company (the “Board”) consisting of two or more outside directors (as this requirement is applied under Section 162(m)). As to other awards, this Plan may be administered by the Board or by one or more duly authorized delegates pursuant to Section 4.5; provided, however, that an award other than a stock option, restricted stock award, or stock appreciation right, and other than for past services or in respect of compensation earned but deferred, must be approved by the Board or the Committee. (The appropriate acting body, be it the Board or a delegate pursuant to Section 4.5, is referred to as the “Administrator.”) Transactions in or involving awards intended to be exempt under Rule 16b-3 (“Rule 16b-3”) under Section 16 of the Securities Exchange Act of 1934, as amended from time to time (the “Exchange Act”), must be duly and timely authorized by the Board, a committee of Non-Employee Directors (as this term is used in or under Rule 16b-3), or as otherwise required or permitted thereby.

4.2	Powers of the Administrator. Subject to the express provisions of this Plan, the Administrator shall be authorized and empowered to do all things necessary or desirable in connection with the authorization of awards and the administration of this Plan within its delegated authority, including, without limitation, the authority to:

(a)	adopt, amend and rescind rules, regulations and procedures relating to this Plan and its administration or the awards granted under this Plan and determine the forms of awards;

(b)	determine which persons meet the requirements of Section 2 hereof for eligibility under this Plan and to which of such persons, if any, awards will be granted under this Plan;

(c)	grant awards to persons determined to be Eligible Persons and determine the terms and conditions of such awards, including but not limited to the number of Common Shares issuable pursuant thereto, the times (subject to Section 5.5) at which and conditions upon which awards become exercisable or vest or shall expire or terminate, the fair market value of the Common Shares or awards from time to time and/or the manner in which it will be determined, and (subject to applicable law) the consideration, if any, to be paid upon receipt, exercise or vesting of awards;

(d)	determine the date of grant of an award, which may be a designated date after but not before the date of the Administrator’s action;

(e)	determine whether, and the extent to which, adjustments are required pursuant to Section 7 hereof;

(f)	interpret and construe this Plan and the terms and conditions of any award granted hereunder, whether before or after the date set forth in Section 6;

(g)	determine the circumstances under which, consistent with the provisions of Section 8, any outstanding award may be amended; and

(h)	acquire or settle rights under options, SARs or other awards in cash, stock of equivalent value, or other consideration.

All authority granted herein (except as to initial grants under clauses (b) and (c) above) shall remain in effect so long as any award remains outstanding under this Plan.

4.3	Administrator Responsibility and Discretion; No Repricing. Subject to the express provisions of this Plan, the Administrator, in its sole and absolute discretion, shall determine all of the terms and conditions of each award granted under this Plan, which terms and conditions may include, subject to such limitations as the Administrator may from time to time impose, among other things, provisions that:

(a)	permit the recipient of such award to pay the purchase price of the Common Shares or other property issuable pursuant to such award, or any applicable tax withholding obligation upon such issuance or in respect of such award or Common Shares, in whole or in part, by any one or more of the following:

(i)	cash, cash equivalent, or electronic funds transfer,

(ii)	the delivery of previously owned shares of capital stock of the Company (including shares acquired as or pursuant to awards) or other property,

(iii)	a reduction in the amount of Common Shares or other property otherwise issuable pursuant to such award,

(iv)	a cashless exercise, or

(v)	cancellation of indebtedness or conversion of other securities.

(b)	accelerate the receipt and/or vesting of benefits pursuant to the award upon or in connection with (whether before, at the time of or after) the occurrence of a specified event or events, including, without limitation, an event of the type referenced in Section 7, a termination of employment, an event of a personal nature, or otherwise, in any case as deemed appropriate by the Administrator;

(c)	qualify such award as an ISO;

(d)	subject to the no repricing rule set forth at the end of this Section 4.3, adjust the exercisability, term (subject to other limits) or vesting schedule of any or all outstanding awards, adjust the number of Common Shares subject to any award, adjust the price of any or all outstanding awards or otherwise change previously imposed terms and conditions, in the circumstances referenced in clause (b) above or in other circumstances or upon the occurrence of other events (including events of a personal nature) as deemed appropriate by the Administrator, by amendment of an outstanding award, by substitution of an outstanding award, by waiver or by other legally valid means (which may result, among other changes, in a greater or lesser number of shares subject to the award, a shorter or longer vesting or exercise period, or, except as provided below, an exercise or purchase price that is higher or lower than the original or prior award), in each case subject to Sections 3 and 8;

(e)	authorize (subject to Sections 7, 8, and 10) the conversion, succession or substitution of one or more outstanding awards upon the occurrence of an event of the type described in Section 7 or in other circumstances or upon the occurrence of other events as deemed appropriate by the Administrator; and/or

(f)	determine the value of and acquire or otherwise settle awards upon termination of employment, upon such terms as the Administrator (subject to Sections 7, 8 and 10) deems appropriate.

In no case, however, may the Administrator reprice (by amendment, substitution, cancellation and regrant, or other means) an outstanding stock option or stock appreciation right (other than as an adjustment pursuant to Section 7.2).

4.4	Decisions in Good Faith; Reliance on Experts. In making any determination or in taking or not taking any action under this Plan, the Administrator may obtain and may rely upon the advice of experts, including employees of and professional advisors to the Company. No director, officer or agent of the Company shall be liable for any such action or determination taken or made or omitted under this Plan in good faith. Any action taken by, or inaction of, the Administrator relating to or pursuant to this Plan shall be within the absolute discretion of that entity or body and shall be conclusive and binding on all persons.

4.5

Delegation. The Board may delegate different levels of authority to different committees with administrative and grant authority under this Plan, provided that each designated committee granting any awards hereunder shall consist exclusively of a member or members of the Board. A majority of the members of the acting committee shall constitute a quorum. The vote of a majority of the members present assuming the presence of a quorum or the unanimous written consent of the committee shall constitute action by the committee. The Board also may delegate different levels of authority to one or more officers of the Company with administrative and grant authority under this Plan to the extent consistent with Section 157 of the Delaware General Corporation Law or any successor provision. The Administrator may delegate ministerial, non-discretionary functions to individuals who are officers or employees of the Company or to third parties.

4.6	Bifurcation. Notwithstanding anything to the contrary in this Plan, the provisions of this Plan may at any time be bifurcated by the Board or the Administrator in any manner so that provisions of any award agreement (or this Plan) intended or required in order to satisfy the applicable requirements of Rule 16b-3 or Section 162(m), to the extent permitted thereby, are applicable only to persons subject to those provisions and to those awards to those persons intended to satisfy the requirements of the applicable legal restriction.

5.	Awards.

5.1	Type and Form of Awards. All awards shall be evidenced in writing, substantially in the form approved by the Administrator, and executed on behalf of the Company and, if required by the Administrator, by the recipient of the award. The Administrator may authorize any officer (other than the particular recipient) to execute any or all agreements memorializing any grant of an award by the Administrator under this Plan.

The types of awards that the Administrator may grant include, but are not limited to, any of the following, on an immediate or deferred basis, either singly, or in tandem or in combination with or in substitution for, other awards of the same or another type: (i) Common Shares, (ii) options, warrants, convertible securities, stock appreciation rights (including limited stock appreciation rights), restricted stock, stock units, or similar rights to purchase or acquire shares, whether at a fixed or variable price or ratio related to the Common Shares, upon the passage of time, the occurrence of one or more events, or the satisfaction of performance criteria or other conditions, or any combination thereof, (iii) any similar securities with a value derived from the value of or related to the Common Shares or other securities of the Company and/or returns thereon, or (iv) cash. Share-based awards may include (without limitation) stock options, stock purchase rights, stock bonuses, stock units (or deferred compensation accounts), stock appreciation rights, limited stock appreciation rights, phantom stock, dividend equivalents, or common shares or preferred shares, any of which may be payable in securities of the Company or cash, and may consist of one or more of such features in any combination. Unless the Administrator otherwise provides, awards under this Section 5.1 to persons described in Section 5.2 that are either granted or become vested, exercisable or payable based on attainment of one or more of the performance goals related to the business criteria identified below, shall be deemed Performance-Based Awards under Section 5.2. Options intended as ISOs may be granted only employees of the Company or one of its subsidiaries (within the meaning of Section 424(f) of the Code).

5.2

Section 162(m) Performance-Based Awards. Without limiting the generality of the foregoing, any of the types of awards listed in Section 5.1 above may be, and options and SARs granted to officers and employees with an exercise price not less than fair market value at the date of grant (“Qualifying Options”) typically will be, granted as awards intended to satisfy the requirements for “performance-based compensation” within the meaning of Section 162(m) (“Performance-Based Awards”). The grant, vesting, exercisability or payment of Performance-Based Awards may depend (or, in the case of Qualifying Options, may also depend) on any one or more of the following business criteria: A/R month sales outstanding, debt, debt to EBITDA, EBIT, EBITDA, EPS, EVA, expense reduction, free cash flow, interest coverage, inventory turns, net earnings, operating cash flow, pre-tax margin, return on assets, return on capital, return on equity, sales, stock price appreciation, and working capital improvement, as defined further in Appendix A, in each case relative to a preestablished targeted level or levels (the “performance goals”), on an absolute or relative basis or ratio with other performance-based business criteria, either as reported currency or constant currency, pre-tax or after-tax, before or after special charges, for the Company on a consolidated basis or for one or more subsidiaries, segments, divisions or business units, or any combination of the foregoing. The applicable performance period may range from one to five years. These terms are used as applied under generally accepted accounting principles (if applicable) and in the Company’s financial reporting. The specific performance goals in respect of Performance-Based Awards other than Qualifying Options must be approved by the Administrator in advance of any applicable deadlines under Section 162(m) and while the performance relating to those goals remains substantially uncertain within the meaning thereof.

5.2.1	Class. The eligible class of persons for awards under this Section 5.2 shall be executive officers of the Company and, in the discretion of the Administrator, other employees of the Company who are designated by the Administrator to receive an award under this Section 5.2 because they may be executive officers of the Company by the time their awards are exercised, vested or paid.

5.2.2	Limits. Grants or awards under this Section 5.2 may be paid in cash or shares or any combination thereof. In no event shall share-based Performance-Based Awards (other than Qualifying Options) granted in any calendar year to any Eligible Person under this Plan relate to more than 500,000 Common Shares per person. In no event shall grants to any Eligible Person under this Plan of awards payable only in cash in any calendar year and not related to shares provide for payment of more than $3,500,000 per person. Awards that are cancelled during the fiscal year shall be counted against these limits only to the extent required by Section 162(m).

5.2.3	Certification of Payment. Except as otherwise permitted under Section 162(m), before any Performance-Based Award (other than Qualifying Options) under this Section 5.2 is paid and to the extent required to qualify the award as performance-based compensation within the meaning of Section 162(m), the Administrator must certify in writing that the performance goal and any other material terms of the Performance-Based Award were in fact timely satisfied.

5.2.4	Reservation of Discretion. The Administrator shall have discretion to determine the conditions, restrictions or other limitations, in accordance with the terms of this Plan and Section 162(m), on the payment of individual Performance-Based Awards under this Section 5.2. The Administrator may reserve by express provision in any award agreement the right to reduce the amount payable in accordance with any standards or on any other basis (including the Administrator’s discretion), as the Administrator may impose.

5.2.5

Adjustments. Performance goals or other features of an award under this Section 5.2 may provide that they (i) shall be adjusted to reflect a change in corporate capitalization, a corporate transaction (such as a reorganization, combination, separation, merger, acquisition, or any combination of the foregoing) or a complete or partial corporate liquidation, or (ii) shall be calculated either without regard for or to reflect any change in accounting policies or practices affecting the Company and/or the business criteria or performance goals or targets, or (iii) shall be adjusted for any other circumstances or event, or (iv) any combination of (i) through (iii), but only to the extent in each case that such adjustment or determination in respect of Performance-Based Awards would be consistent with the requirements of Section 162(m) to qualify as performance-based compensation.

An award that is intended to satisfy the requirements of this Section 5.2 shall be considered a Performance-Based Award.

5.2.6	Expiration of Grant Authority. As required pursuant to Section 162(m), the Administrator’s authority to grant new awards that are intended to qualify as performance-based compensation within the meaning of Section 162(m) of the Code (other than Qualifying Options) shall terminate upon the first meeting of the Company’s stockholders that occurs in the fifth year following the year in which the Company’s stockholders first approve this Plan.

5.3	Consideration for Shares or Awards. The purchase price for any award granted under this Plan or the Common Shares to be delivered pursuant to an award, as applicable, may be paid by means of any lawful consideration as determined by the Administrator, including, without limitation, services rendered by the recipient of such award, but shall not be issued for less than the minimum lawful consideration. Awards may be payable in cash, stock or other consideration or any combination thereof, as the Administrator shall designate in or (except as required by Section 5.2) by amendment to the award agreement.

5.4	Option/SAR Pricing Limits. The purchase price per share of the Common Shares covered by any option or the base price of any SAR shall be determined by the Administrator at the time of the grant, but shall not be less than 100% of the fair market value of the Common Shares on the date of grant. That is, “premium” option or SAR grants are permitted but so-called “discount” option or SAR grants are not permitted.

5.5	Term Limits. Any option, SAR, warrant or similar right shall expire and any other award shall vest not more than 7 years after the date of grant, except for awards payable upon or after termination of services or after a fixed date if the award vests within (or the first payment occurs within) the 7-year period after the date of grant. An award may be converted or convertible, notwithstanding the foregoing limits, into or payable in, specified securities or another award that otherwise satisfies the requirements of this Plan.

5.6	Transfer Restrictions. Unless otherwise expressly provided in (or pursuant to) this Section 5.6, by applicable law and by the award agreement, as the same may be amended, (i) all awards are non-transferable and shall not be subject in any manner to sale, transfer, anticipation, alienation, assignment, pledge, encumbrance or charge; (ii) awards shall be exercised only by the holder; and (iii) amounts payable or shares issuable pursuant to an award shall be delivered only to (or for the account of) the holder. Under no circumstances shall any award be transferable for consideration (other than nominal consideration).

5.6.1

Exceptions by Administrator Action. The Administrator by express provision in the award or an amendment thereto may permit an award to be transferred to, exercised by and paid to certain persons or entities related to the participant, including but not limited to members of the participant’s family, charitable institutions, or trusts or other entities whose beneficiaries or beneficial owners are members of the participant’s family and/or charitable institutions, or to such other persons or entities as may be expressly approved by the Administrator, pursuant to such conditions and procedures as the Administrator may establish. Any permitted transfer shall be subject to the condition that the Administrator receive evidence satisfactory to it that the transfer is being made for estate and/or tax planning purposes and would not adversely affect the Company’s ability to use Form S-8 to register under the Securities Act of 1933 the offer and sale of securities under this Plan and on a basis consistent with the incentive purposes of the award and this Plan. Notwithstanding the foregoing, awards intended as ISOs or restricted stock awards for purposes of the Code shall be subject to any and all additional transfer restrictions necessary to preserve their status as ISOs or restricted shares, as the case may be, under the Code.

5.6.2	Exclusions. The exercise and transfer restrictions in this Section 5.6 shall not apply to:

(a)	transfers to the Company (for example, in connection with the expiration or termination of the award),

(b)	the designation of a beneficiary to receive benefits in the event of the participant’s death or, if the participant has died, transfers to or exercise by the participant’s beneficiary, or, in the absence of a validly designated beneficiary, transfers by will or the laws of descent and distribution,

(c)	transfers pursuant to a domestic relations order (if approved or ratified by the Administrator), if (in the case of ISOs) permitted by the Code,

(d)	if the participant has suffered a disability, permitted transfers to or exercises on behalf of the holder by his or her legal representative, or

(e)	the authorization by the Administrator of “cashless exercise” procedures with third parties who finance or who otherwise facilitate the exercise of awards consistent with applicable laws and the express authorization of the Administrator.

5.7	Tax Withholding. Upon any exercise, vesting, or payment of any award or upon the disposition of Common Shares acquired pursuant to the exercise of an ISO prior to the satisfaction of the holding period requirements of Section 422 of the Code, the Company shall have the right at its option to:

(a)	require the recipient (or his or her heirs, personal representatives or beneficiaries, as the case may be) to pay or provide for payment of at least the minimum amount of any taxes which the Company or any subsidiary may be required to withhold with respect to such transaction; or

(b)	deduct from any amount payable in cash the minimum amount of any taxes which the Company or any subsidiary may be required to withhold with respect to such cash amount.

In any case where a tax is required to be withheld in connection with the delivery of Common Shares under this Plan, the Administrator may require or may permit (either at the time of the award or thereafter) the holder the right to offset, pursuant to such rules and subject to such conditions as the Administrator may establish, the number of shares to be delivered by (or otherwise reacquire) the appropriate number of shares valued at their then fair market value, to satisfy the minimum amount of any taxes which the Company or any subsidiary may be required to withhold with respect to such transaction. In no event shall the shares withheld exceed the minimum whole number of shares required for tax withholding under applicable law.

5.8	Cash Awards. The Administrator shall have the express authority to pay awards in cash under this Plan, whether in lieu of, in addition to or as part of another award.

5.9

Restricted Stock Vesting Limitation. Subject to acceleration pursuant to Section 7 and subject to the Committee’s authority to accelerate vesting pursuant to Section 4.3 (such as in connection with a termination of employment due to death, disability or retirement), a restricted stock award granted pursuant to the Plan shall not initially have an intended vesting schedule that is materially shorter than a schedule of pro-rata vesting over a period of not less than three years; provided that a restricted stock award may initially be granted with only a one-year time-based vesting schedule if the vesting of the award is also subject to the attainment of one or more performance-based conditions.

5.10	Definition of Fair Market Value. For purposes of this Plan, “fair market value” shall mean, unless otherwise determined or provided by the Administrator in the circumstances, the closing price of a Common Share as reported on the composite tape for securities listed on the New York Stock Exchange (the “Exchange”) for the date in question or, if no sales of Common Shares were made on the Exchange on that date, the closing price of a Common Share as reported on said composite tape for the next preceding day on which sales of Common Shares were made on the Exchange. The Administrator may, however, provide with respect to one or more awards that the fair market value shall equal the last closing price of a Common Share as reported on the composite tape for securities listed on the Exchange on the last trading day preceding the date in question or the average of the high and low trading prices of a Common Share as reported on the composite tape for securities listed on the Exchange for the date in question or the most recent trading day. If the Common Shares are no longer listed or are no longer actively traded on the Exchange as of the applicable date, the fair market value of the Common Shares shall be the value as reasonably determined by the Administrator for purposes of the award in the circumstances. The Administrator also may adopt a different methodology for determining fair market value with respect to one or more awards if a different methodology is necessary or advisable to secure any intended favorable tax, legal or other treatment for the particular award(s) (for example, and without limitation, the Administrator may provide that fair market value for purposes of one or more awards will be based on an average of closing prices (or the average of high and low daily trading prices) for a specified period preceding the relevant date).

6.	Term of Plan.

No award shall be granted under this Plan after the close of business on the day before the tenth anniversary of the Effective Date (as defined in Section 9 below). After that date, this Plan shall continue in effect as to then outstanding awards. Any then outstanding award may be amended thereafter in any manner that would have been permitted earlier, except that no such amendment (other than an adjustment pursuant to Section 7) shall increase the number of shares subject to, comprising or referenced in the award, permit cash payments in an amount that exceeds the limits of Section 3, or, with respect to options and SARs, constitute a repricing as contemplated by the last sentence of Section 4.3.

7.	Adjustments; Change in Control.

7.1	Change in Control; Acceleration and Termination of Awards. Unless prior to a Change in Control Event (as defined below) the Administrator determines that, upon its occurrence, benefits under any or all awards will not accelerate or determines that only certain or limited benefits under any or all awards will be accelerated and the extent to which they will be accelerated, and/or establishes a different time in respect of such Change in Control Event for such acceleration, then upon the occurrence of a Change in Control Event

(a)	each option and stock appreciation right will become immediately exercisable,

(b)	restricted stock will immediately vest free of restrictions,

(c)	each award under Section 5.2 shall become payable to the participant, and

(d)	the number of shares covered by each stock unit account shall be issued to the participant.

The Administrator may override the limitations on acceleration in this Section 7.1 by express provision in the award agreement and may accord any Eligible Person a right to refuse any acceleration, whether pursuant to the award agreement or otherwise, in such circumstances as the Administrator may approve. Any acceleration of awards will comply with applicable legal and regulatory requirements (including, without limitation, Section 422 of the Code with respect to ISOs). The Administrator may deem an acceleration to occur prior to the applicable event and reinstate the original terms of an award if the event giving rise to the acceleration does not occur.

If any option or other right to acquire Common Shares under this Plan has been fully accelerated as required or permitted by this Plan but is not exercised prior to (i) a dissolution of the Company, or (ii) an event described in this Section 7.1 that the Company does not survive, or (iii) the consummation of an event described in Section 7.2 involving a Change in Control Event approved by the Board, such option or right will terminate, subject to any provision that has been expressly made by the Administrator or the Board through a plan of reorganization approved by the Board or otherwise for the survival, substitution, assumption, exchange or other settlement of such option or right.

“Change in Control Event” shall mean the following for purposes of this Plan and shall be deemed to occur if any of the following events occur:

(a)	Any “person,” as such term is used in Sections 13(d) and 14(d) of the Exchange Act, other than an employee benefit plan of the Company, or a trustee or other fiduciary holding securities under an employee benefit plan of the Company, is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 15% or more of the combined voting power of the Company’s then outstanding voting securities, provided that, no Change in Control Event shall be deemed to occur solely because a corporation (the “seller”) owns 15% or more of the Company’s voting securities if such ownership is only a transitory step in a reorganization whereby the Company purchases the assets of the seller for Company voting securities and the seller liquidates shortly thereafter;

(b)	A change in the Board or its members such that individuals who, as of the later of the Effective Date (as defined below) or the date that is two years prior to such change (the later of such two dates is referred to as the “Measurement Date”), constitute the Company’s Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director subsequent to the Measurement Date whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board (other than an election or nomination of an individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the directors of the Company, as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) shall be considered as though such person were a member of the Company’s Incumbent Board;

(c)	The Company’s stockholders approve a merger or consolidation with any other corporation, other than (A) a merger or consolidation which would result in the Company’s voting securities outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of another entity) more than 85% of the combined voting power of the voting securities of the Company or such other entity outstanding immediately after such merger or consolidation, or (B) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no person acquires 15% or more of the combined voting power of the Company’s then outstanding voting securities; or

(d)	The Company’s stockholders approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets.

Notwithstanding the preceding sentence, a Change in Control Event shall not be deemed to have occurred if the “person” described in the preceding sentence is an underwriting syndicate which has acquired the ownership of 15% or more of the combined voting power of the Company’s then outstanding voting securities solely in connection with a public offering of the Company’s securities. If, after any of the events deemed to constitute a Change in Control Event occurs, the transaction approved by the stockholders does not actually transpire, the Change in Control Event will be retroactively deemed not to have occurred.

7.2	Adjustments. Upon (or, as may be necessary to effect the adjustment, immediately prior to): any reclassification, recapitalization, stock split (including a stock split in the form of a stock dividend) or reverse stock split; any merger, combination, consolidation, or other reorganization; any spin-off, split-up, or similar extraordinary dividend distribution in respect of the Common Shares; or any exchange of Common Shares or other securities of the Company, or any similar, unusual or extraordinary corporate transaction in respect of the Common Shares; then the Administrator shall equitably and proportionately adjust (1) the number and type of Common Shares (or other securities) that thereafter may be made the subject of awards (including the specific share limits, maximums and numbers of shares set forth elsewhere in this Plan), (2) the number, amount and type of Common Shares (or other securities or property) subject to any outstanding awards, (3) the grant, purchase, or exercise price (which term includes the base price of any SAR or similar right) of any outstanding awards, and/or (4) the securities, cash or other property deliverable upon exercise or payment of any outstanding awards, in each case to the extent necessary to preserve (but not increase) the level of incentives intended by this Plan and the then-outstanding awards.

Unless otherwise expressly provided in the applicable award agreement, upon (or, as may be necessary to effect the adjustment, immediately prior to) any event or transaction described in the preceding paragraph or a sale of all or substantially all of the business or assets of the Company as an entirety, the Administrator shall equitably and proportionately adjust the performance standards applicable to any then-outstanding performance-based awards to the extent necessary to preserve (but not increase) the level of incentives intended by the Plan and the then-outstanding performance-based awards.

It is intended that, if possible, any adjustments contemplated by the preceding two paragraphs be made in a manner that satisfies applicable legal, tax (including, without limitation and as applicable in the circumstances, Section 424 of the Code, Section 409A of the Code and Section 162(m) of the Code) and accounting (so as to not trigger any charge to earnings with respect to such adjustment) requirements.

Without limiting the generality of Section 4.4, any good faith determination by the Administrator as to whether an adjustment is required in the circumstances pursuant to this Section 7.2, and the extent and nature of any such adjustment, shall be conclusive and binding on all persons.

Upon the occurrence of any of the following: any merger, combination, consolidation, or other reorganization; any exchange of Common Shares or other securities of the Company; a sale of all or substantially all the business, stock or assets of the Company; a dissolution of the Company; or any other event in which the Company does not survive (or does not survive as a public company in respect of its Common Shares); then the Administrator may make provision for a cash payment in settlement of, or for the assumption, substitution or exchange of any or all outstanding share-based awards or the cash, securities or property deliverable to the holder of any or all outstanding share-based awards, based upon, to the extent relevant under the circumstances, the distribution or consideration payable to holders of the Common Shares of the Company upon or in respect of such event. The Administrator may adopt such valuation methodologies for outstanding awards as it deems reasonable in the event of a cash or property settlement and, in the case of options, stock appreciation rights or similar rights, but without limitation on other methodologies, may base such settlement solely upon the excess (if any) of the per share amount payable upon or in respect of such event over the exercise or base price of the award.

8.	Amendment and Termination of Plan and Awards.

Except as otherwise provided below, the Board may amend or terminate this Plan at any time and in any manner. No amendment or termination of the Plan or amendment of any outstanding award agreement shall deprive in any material respect the holder, without the consent of the holder, of any of his or her rights or benefits under or with respect to the award. Stockholder approval for an amendment shall not be required unless stockholder approval of the amendment is required as a matter of applicable law or listing agency rule. Adjustments contemplated by Section 7 shall not be deemed to constitute a change or amendment requiring stockholder approval or the consent of award holders. As contemplated by the last sentence of Section 4.3, the Board shall not reprice any option or SAR (other than an adjustment pursuant to Section 7) without stockholder approval of the repricing.

9.	Effective Date; Stockholder Approval.

This Plan shall be effective as of the date of its approval by the Board (the “Effective Date”), subject to the approval of this Plan by the requisite vote of stockholders at the Company’s 2007 annual meeting of stockholders.

10.	Legal Matters.

10.1	Compliance and Choice of Law; Severability. This Plan, the granting and vesting of awards under this Plan and the issuance and delivery of Common Shares and/or the payment of money under this Plan or under awards granted hereunder are subject to compliance with all applicable federal and state laws, rules and regulations (including but not limited to state and federal securities and banking laws) and to such approvals by any listing, regulatory or governmental authority as may, in the opinion of counsel for the Company, be necessary or advisable in connection therewith. Any securities delivered under this Plan shall be subject to such restrictions as the Company may deem necessary or desirable to assure compliance with all applicable legal requirements. This Plan, the awards, all documents evidencing awards and all other related documents shall be governed by, and construed in accordance with the laws of the state of incorporation of the Company. If any provision shall be held by a court of competent jurisdiction to be invalid and unenforceable, the remaining provisions of this Plan shall continue in effect.

10.2	Non-Exclusivity of Plan. Nothing in this Plan shall limit or be deemed to limit the authority of the Board or the Administrator to grant awards or authorize any other compensation, with or without reference to the Common Shares, under any other plan or authority.

10.3	No Employment Contract. Nothing contained in this Plan (or in any other documents relating to this Plan or to any award) shall confer upon any Eligible Person or other participant any right to continue in the employ or other service of the Company or constitute any contract or agreement of employment or other service, nor shall interfere in any way with the right of the Company to change such person’s compensation or other benefits or to terminate the employment of such person, with or without cause.

10.4	Construction. This Plan shall be construed and interpreted to comply with Section 409A of the Code. Notwithstanding Section 8 above, the Company reserves the right to amend the Plan and any outstanding awards granted under this Plan to the extent it reasonably determines is necessary in order to preserve the intended tax consequences of such awards in light of Section 409A and any regulations or other guidance promulgated thereunder.

APPENDIX A

PERFORMANCE-BASED BUSINESS CRITERIA

The business criteria in Section 5.2 of the Plan shall have the meanings set forth below, in each case as reported in the financial statements of the Company or applicable subsidiary, division, segment, or unit (“financial statements”).

A/R Months Sales Outstanding means trade accounts receivable (A/R)(net of reserves) divided by latest historical months Sales.

Debt means all accounts classified as such in the financial statements.

Debt to EBITDA means the ratio of Debt to EBITDA.

EBIT means Net Earnings before interest expense and taxes, which may be adjusted for special charges, if any.

EBITDA means Net Earnings before interest expense, taxes, depreciation and amortization, which may be adjusted for special charges, if any.

EPS means Net Earnings divided by the weighted average number of common shares outstanding. The shares outstanding may be adjusted to include the dilutive effect of stock options, restricted stock and other dilutive financial instruments as required by generally accepted accounting principles.

EVA means operating profit after tax (OPAT) (which is defined as Net Earnings after tax but before tax adjusted interest income and expense and goodwill amortization), less a charge for the use of capital (average total capital as such term is used below under “Return on Capital”). Net Earnings may be adjusted for special charges and acquisition activity costs, if any. The charge for capital is the percentage cost of capital times the average total capital. The cost of capital is the weighted average cost of capital as calculated for the Company.

Expense Reduction means reduction in actual expense or an improvement in the expense to Sales ratio compared to a target or prior year actual expense to Sales ratio, which may be adjusted for special charges, if any.

Free Cash Flow means net cash from operating activities as defined in the statement of cash flows less spending on capital expenditures.

Interest Coverage means the ratio of EBITDA to interest expense. Net Earnings may be adjusted for special charges.

Inventory Turns means the ratio of total cost of goods sold on a historical basis to average net inventory. This ratio may be adjusted for special charges, if any.

Net Earnings means the difference between total Sales and total costs and expenses, including income taxes.

Operating Cash Flow means the net cash provided by operating activities less net cash used by operations and investing activities as shown on the statement of cash flows. The numbers relating to the foregoing may be adjusted for special charges, if any.

Pre-Tax Margin means the ratio of earnings before income taxes to Sales. Earnings may be adjusted for special charges for comparative purposes.

Return on Assets means the ratio of Net Earnings to total average assets including goodwill. Earnings may be adjusted for special charges and goodwill amortization for comparative purposes.

Return on Capital means the ratio of Net Earnings to average total capital. Total capital includes working capital, and other long term assets such as PP&E, goodwill and intangibles, customer leased equipment and other leased assets. Cash, deferred tax assets and Debt are not generally included in capital for calculation purposes.

Return on Equity means Net Earnings divided by average total equity. Net Earnings may be adjusted for special charges, if any.

Sales means sales, service and rental income from third parties net of discounts, returns and allowances.

Stock Price Appreciation means an increase, or an average annualized increase, in the stock price or market value of the Common Stock of the Company after purchase of, or the date of grant of, an award or above a specified stock price.

Working Capital Improvement means the net change in current assets less current liabilities over the applicable period or the reduction in the current ratio (current assets divided by current liabilities), excluding changes in cash and cash equivalents, and current deferred income taxes.

2007 Annual Meeting Admission Ticket

2007 Annual Meeting of Beckman Coulter, Inc. Shareholders

April 27, 2007, 10:00 a.m. Local Time Corporate Headquarters 4300 N. Harbor Boulevard, Fullerton, CA

Upon arrival, please present this admission ticket and photo identification at the registration desk.

[GRAPHIC APPEARS HERE]

Beckman Coulter’s Corporate Headquarters is located on the southeast corner of Lambert Road and Harbor Boulevard.

From John Wayne Airport (Orange County), follow the signs to the northbound Costa Mesa (55) Freeway west towards Riverside. Take the Riverside (91) Freeway west toward Los Angeles, then the Orange (57) Freeway north in the direction of Pomona. Exit the Orange (57) Freeway at Lambert Road, turn left (west); go approximately 4 miles to Harbor Boulevard. Turn left (south) on Harbor Boulevard to Beckman Drive. Turn left (east) into the parking lot. The main lobby is located across from the flagpole.

From Los Angeles Airport (LAX), take the Century (105) Freeway east to the 605 Freeway south to the Riverside (91) Freeway east. Continue on the Riverside (91) Freeway to Harbor Boulevard. Exit left (North) on Harbor; approximately 5 miles. Cross over Imperial Highway to Beckman Drive. Turn right (east) into the parking lot. The main lobby is located across from the flagpole.

From Ontario International Airport, follow signs to the westbound 10 Freeway to the southbound Orange (57) Freeway to Lambert Road; approximately 4 miles to Harbor Boulevard. Turn left (south) on Harbor Boulevard to Beckman Drive. Turn left (east) into the parking lot. The main lobby is located across from the flagpole.

t IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. t

[GRAPHIC APPEARS HERE]

PROXY/VOTING INSTRUCTION CARD — BECKMAN COULTER, INC.

Proxy Solicited by Board of Directors for Annual Meeting of Stockholders Beckman Coulter, Inc. Headquarters, Fullerton, California Friday, April 27, 2007, 10:00 A.M.

The undersigned hereby authorizes and appoints Kevin M. Farr and Glenn S. Schafer, and each of them, as true and lawful agents and proxies with power to act without the other and with full power of substitution in each, to represent the undersigned as indicated on the reverse side hereof, to vote all the shares of Beckman Coulter Common Stock which the undersigned is entitled to vote, and to vote upon, in their discretion, all other matters as may come before the 2007 Annual Meeting of Stockholders or any adjournments or postponements thereof.

This card provides voting instructions as applicable, to (1) the appointed proxies for shares held of record by the undersigned (including shares, if any, held under the Beckman Coulter Dividend Reinvestment Plan and in Computershare book entry accounts for certain employee purchases) and (2) the Trustee for shares, if any, held on behalf of the undersigned in the Beckman Coulter Savings Plan.

You are encouraged to specify your choices by marking the appropriate box (SEE REVERSE SIDE). You need not mark any box if you wish to vote in accordance with the Board of Directors’ recommendation, in which case you need only sign, date, and return the card. If you submit your proxy by telephone or via the internet, you need not return the card.

Receive Proxy Materials Electronically

With your consent, we will send all future proxy voting materials to you by e-mail. To register for electronic delivery of future proxy materials, go to: www.computershare.com/us/ecomms and follow the prompts.

SEE REVERSE SIDE

Admission Ticket C123456789

MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 000004

000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext

Electronic Voting Instructions

You can vote by Internet or telephone! Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Central Time, on April 27, 2007.

Vote by Internet

• Log on to the Internet and go to www.investorvote.com

• Follow the steps outlined on the secured website.

Vote by telephone

• Call toll free 1-800-652-VOTE (8683) within the United States, Canada & Puerto Rico any time on a touch tone telephone. There is NO CHARGE to you for the call.

• Follow the instructions provided by the recorded message.

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. ☒

Annual Meeting Proxy Card 123456 C0123456789 12345

t IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. t

A Proposals — The Board of Directors recommends a vote FOR Proposals 1 and 2.

1. Election of Directors - Term Expiring in 2010. For Withhold For Withhold For Withhold

01 - Robert G. Funari 02- -Charles A. Haggerty 03 - William N. Kelley, M.D.    +

For Against Abstain

2. Approval of the 2007 Long Term Performance Plan

You can submit your proxy by mail or phone or via the Internet anytime prior to April 27, 2007 (see following paragraph for deadline to instruct the Trustee for the Savings Plan). You should indicate if you plan to attend the meeting in the box provided if you submit by mail or when prompted if you use the phone or Internet method.

If shares are held on your behalf under the Beckman Coulter Savings Plan, this proxy serves to provide instructions to the plan trustee who then votes the shares. Instructions must be received by April 24, 2007 to be included in the tabulation for the Trustee’s vote. If no instructions are received, your shares will not be voted.

If you receive more than one set of proxy materials from the Company, please act promptly on each set you receive. If you return multiple cards by mail, you may use the same return envelope. If you use the Internet or telephone to provide instructions or grant a proxy, you must have each proxy/voting instruction card in hand.

Meeting Attendance Mark box to the right if you plan to attend the Annual Meeting.`

B Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please date and sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box.     /    / C 1234567890 J N T 1 U P X 0 1 2 5 0 8 1

MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND    +

<STOCK#> 00ONZF

ATTENTION TRUSTEE VOTING INSTRUCTION INFORMATION BENEFIT EQUITY TRUST

Please provide your instructions to the Trustee promptly. All instructions must be received by April 24, 2007 to be included in the tabulation for the Trustee’s vote.

The Benefit Equity Trust was established to assist Beckman Coulter, Inc. in meeting its stock-based obligations. You do not have any interests, entitlements, claims, ownership or beneficial ownership in any stock or other assets of the Beckman Coulter Benefit Equity Trust. However, pursuant to the terms of the trust, we as trustee hereby request your assistance as a recent participant in the Beckman Coulter Employees’ Stock Purchase Plan by directing the vote of the Trust’s holdings of Beckman Coulter Common Stock.

We encourage you to provide us with your direction by completing and returning the above Trustee Voting Instruction Card or by telephone or via the Internet. Please see the reverse side of this card for more information on these three ways to submit your instructions. If you do so by telephone or via the Internet, you do not need to return this Instruction card.

All Beckman Coulter Common Stock shares held in the trust will be voted by Wells Fargo Bank, N.A., as trustee, and the vote will be in the same proportions as the number of instructions received by us. Accordingly, we are looking forward to your assistance in providing us with your voting preferences. Your voting instructions will be kept confidential.

WELLS FARGO BANK, N.A., TRUSTEE

Beckman Coulter, Inc. Benefit Equity Trust March 2007

t IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. t

[GRAPHIC APPEARS HERE]

TRUSTEE VOTING INSTRUCTION CARD — BECKMAN COULTER, INC. (“BECKMAN COULTER”) BENEFIT EQUITY TRUST

The Board of Directors of Beckman Coulter has solicited a proxy from Wells Fargo Bank, N.A., as Trustee for the Beckman Coulter Benefit Equity Trust, on matters presented at the Beckman Coulter Annual Meeting of Stockholders, April 27, 2007, and any adjournments or postponements thereof. The undersigned directs the Trustee on the matters shown on the reverse side hereof. The nominees for Director for the term expiring in 2010 are: 01. Robert G. Funari, 02. Charles A. Haggerty, 03. William N. Kelley, M.D.

This card constitutes voting instructions to the Trustee only and will be kept confidential by them. Completion of this card does not imply, create or bestow on the undersigned any ownership or rights to assets in the Beckman Coulter Benefit Equity Trust. All shares of Beckman Coulter Common Stock held in the Trust on the Record Date will be voted as directed in proportion to the number of responses received by the Trustee.

You are encouraged to specify your choices by marking the appropriate box, SEE REVERSE SIDE, but you need only sign, date and return the card without marking any box if you wish to instruct the Trustee to vote in accordance with the Board of Directors’ recommendation. If you provide your instructions by telephone or via the internet you do not need to return this card.

SEE REVERSE SIDE

MR A SAMPLE

DESIGNATION (IF ANY)

ADD 1 ADD 2

ADD 3

ADD 4

ADD 5

ADD 6

000004

000000000.000000 ext

000000000.000000 ext

000000000.000000 ext

000000000.000000 ext

000000000.000000 ext

000000000.000000 ext

Electronic Voting Instructions

You can vote by Internet or telephone! Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Central Time, on April 27, 2007.

Vote by Internet

• Log on to the Internet and go to www.investorvote.com

• Follow the steps outlined on the secured website.

Vote by telephone

• Call toll free 1-800-652-VOTE (8683) within the United States, Canada & Puerto Rico any time on a touch tone telephone. There is NO CHARGE to you for the call. • Follow the instructions provided by the recorded message.

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.  ☒

Trustee Voting Instruction Card

123456

C0123456789

12345

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

A Proposals — The Board of Directors recommends a vote FOR all the nominees listed (Term Expiring in 2010) and FOR Proposal 2.

1.	Election of Directors: For Withhold For Withhold For Withhold
01	- Robert G. Funari 02 - Charles A. Haggerty 03 - William N. Kelley, M.D. +

2. Approval of the 2007 Long Term Performance Plan

For Against Abstain

You may receive other Proxy or Voting Instructions Cards solicited by Beckman Coulter’s Board of Directors if you own Beckman Coulter Common Stock or if it is held on your behalf or if there are differences in the recording of your name on employee and stock registration records. Please vote or grant a proxy for each such card you receive in order to assure a quorum for the meeting and to assure that all shares are represented. If you return multiple cards by mail, you may use the same return envelope. If you use the Internet or telephone to provide instruction or grant a proxy, you must have each proxy/voting instruction card in hand.

Meeting Attendance

Mark box to the right if you plan to attend the Annual Meeting.

B Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please date and sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box.

    /    /

C 1234567890 J N T

1 U P X 0 1 2 5 0 8 3

MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND    +

<STOCK#> 00OPNE